As filed with the Securities and Exchange Commission on November 26, 2013.

Registration No. 333-192326

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TURQUOISE HILL RESOURCES LTD.

(Exact name of Registrant as specified in its charter)

Yukon, Canada	1000	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 354-200 Granville Street, Vancouver, British Columbia, Canada V6C 1S4, (604) 688-5755

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue, New York, NY 10011, (212) 894-8700

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Dustin S. Isaacs Turquoise Hill Resources Ltd. Suite 354-200 Granville Street Vancouver, B.C. Canada V6C 1S4 (604) 688-5755	Steve Malas Norton Rose Fulbright Canada LLP Suite 2500, 1 Place Ville Marie Montréal, Quebec Canada H3B 1R1 (514) 847-4747	Edwin S. Maynard Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019-6064 (212) 373-3000

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☒ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B.	☐ at some future date (check the appropriate box below)

1.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).

2.	☐ pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).

3.	☐ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4.	☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Rights			U.S. $2,414,679,838	U.S. $311,011
Common Shares

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 of the Securities Act of 1933, as amended (the “Securities Act of 1933”).
(2)	U.S. $309,120 of such fee was previously paid upon the initial filing of this registration statement. The additional registration fee of U.S. $1,891 is paid herewith.

If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this registration statement changes, the provisions of Rule 416 shall apply to this registration statement.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

IF YOU ARE A REGISTERED SHAREHOLDER AND RESIDENT IN A PROSPECTUS JURISDICTION, YOUR RIGHTS CERTIFICATE IS ENCLOSED. PLEASE READ THIS MATERIAL CAREFULLY AS YOU ARE REQUIRED TO MAKE A DECISION PRIOR TO 5:00 P.M. (EASTERN TIME) ON JANUARY 7, 2014.

This short form prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor, shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This rights offering is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this short form prospectus in accordance with the disclosure requirements of Canada. Prospective investors should be aware that those requirements are different from those of the United States. The financial statements included in or incorporated by reference into this short form prospectus have been prepared in accordance with accounting principles generally accepted in the United States and such financial statements are subject to Canadian auditing standards and auditor independence standards. They may not be comparable to financial statements of United States companies.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the issuer is organized under the laws of the Yukon, Canada, that many of its directors and officers, and some or all of the experts named in this short form prospectus, are residents of Canada or otherwise reside outside the United States, and that a substantial portion of the assets of the issuer and of said persons are located outside the United States. See “Enforceability of Civil Liabilities”.

THE SECURITIES OFFERED BY THIS PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Information has been incorporated by reference in this short form prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the General Counsel and Corporate Secretary of Turquoise Hill Resources Ltd. at 354 – 200 Granville Street, Vancouver, British Columbia, V6C 1S4 (telephone (604) 688-5755), and are also available electronically at www.sedar.com.

Short Form Prospectus

Rights Offering	November 25, 2013

TURQUOISE HILL RESOURCES LTD.

Rights to Subscribe for 1,006,116,599 Common Shares

at a Price of US$2.40 per Common Share or C$2.53 per Common Share

Turquoise Hill Resources Ltd. (“we”, “us”, “our” or the “Company”) is issuing to all holders (“Shareholders”) of its outstanding common shares (“Common Shares”) as at 5:00 p.m. (Eastern time) on December 6, 2013 (the “Record Date”) rights (“Rights”) to subscribe for an aggregate of 1,006,116,599 Common Shares (the “Rights Offering”). A Shareholder is entitled to receive one Right for each Common Share held on the Record Date. As of November 25, 2013, the date of this short form prospectus (this “Prospectus”), there are 1,006,116,599 Common Shares outstanding. If all Rights issued in connection with the Rights Offering are exercised, the Company expects to issue 1,006,116,599 Common Shares following the Expiry Date (as defined below), based on the number of Common Shares outstanding as of November 25, 2013. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. The Rights are transferable and will be represented by rights certificates (“Rights Certificates”).

The Company will mail or cause to be mailed to each Shareholder holding Common Shares in registered form (a “Registered Shareholder” and, collectively, the “Registered Shareholders”) that resides in Canada or the United States (collectively referred to as “Prospectus Jurisdictions”) a Rights Certificate evidencing the number of Rights issued to the holder thereof together with a copy of this Prospectus. Registered Shareholders will be presumed to be resident in the place of their address of record, unless evidence to the contrary is shown to the Company’s satisfaction. The Offered Securities (as defined below) are not qualified under the securities laws of any jurisdiction other than the Prospectus Jurisdictions (each, a “Non-Prospectus Jurisdiction”), and Rights may not be exercised by or on behalf of a holder of Rights resident in a Non-Prospectus Jurisdiction (each, a “Non-Prospectus Holder”), except under the circumstances where the Company determines, in its sole discretion, that the offering to and subscription by such person (each, a “Qualified Holder”) is lawful and in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. See “Details of the Rights Offering – Non-Prospectus Holders”.

Only a holder of Rights with an address of record in a Prospectus Jurisdiction (each, a “Prospectus Holder”) or a Qualified Holder is entitled to exercise Rights. In this Prospectus, Prospectus Holders and Qualified Holders are collectively referred to as “Eligible Holders”.

Eligible Holders can exercise some or all of their Rights (the “Basic Subscription Privilege”) on the basis that for every Right held, an Eligible Holder will be entitled to subscribe for one (1) Common Share from December 11, 2013 (the “Commencement Date”) until 5:00 p.m. (Eastern time) (the “Expiry Time”) on January 7, 2014 (the “Expiry Date”), at a price, at such holder’s choice but subject to any additional restrictions a Participant (as defined below) may impose, of either US$2.40 per Common Share or C$2.53 per Common Share (whether in U.S. dollars or Canadian dollars, the “Subscription Price”). The U.S. dollar denominated Subscription Price was determined through negotiation between the Company and Rio Tinto International Holdings Limited (“Rio Tinto”) prior to the filing of this Prospectus. The Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the U.S. dollar Subscription Price based on the Bank of Canada noon exchange rate (the “Noon Exchange Rate”) on November 22, 2013.

Holders of Rights that exercise their Basic Subscription Privilege in full are entitled to subscribe for additional Common Shares (the “Additional Common Shares”), if available, up to a holder’s pro rata share of the total number of Additional Common Shares available for additional subscription, prior to the Expiry Time, pursuant to an additional subscription privilege (the “Additional Subscription Privilege”). See “Details of the Rights Offering – Additional Subscription Privilege”.

In addition, under a Memorandum of Agreement dated August 23, 2013, as amended on November 14, 2013 (as amended, the “2013 MOA”), Rio Tinto, which together with its affiliates (collectively, the “Rio Tinto Group”) is the Company’s largest shareholder holding approximately 50.8% of the Common Shares currently outstanding, has agreed, among other things, and subject to certain terms, conditions and limitations set out in the 2013 MOA, to exercise, and to cause each other member of the Rio Tinto Group which owns Rights to exercise, its Basic Subscription Privilege in full and to purchase, or to cause one or more members of the Rio Tinto Group to purchase, all Common Shares (the “Standby Shares”) not otherwise acquired under the Rights Offering by holders of Rights pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege (the “Standby Commitment”). In consideration of its providing the Standby Commitment, Rio Tinto will be entitled to be paid the Standby Purchaser Fee (as defined below). The Standby Commitment is subject to certain other conditions and may be terminated by Rio Tinto prior to the date of closing of the Rights Offering (the “Closing Date”) in certain circumstances. See “Details of the Rights Offering – Standby Commitment” and “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

If a Shareholder does not fully exercise its Rights pursuant to the Basic Subscription Privilege, or if a Shareholder sells or transfers its Rights, the Shareholder’s current ownership percentage may be significantly diluted by the issuance of Common Shares pursuant to the exercise of Rights by other holders of such Rights, as well as the purchase of Standby Shares by Rio Tinto. Additionally, Rio Tinto holds warrants that may be exercised by Rio Tinto to acquire an aggregate of 74,247,460 Common Shares and, pursuant to a Memorandum of Agreement dated April 17, 2012 as amended on May 22, 2012 (as amended, the “2012 MOA”), Rio Tinto is entitled to receive anti-dilution warrants on the Closing Date which will be exercisable by Rio Tinto to acquire up to a number of Common Shares to be determined in accordance with the 2012 MOA, which number will not exceed 100,599,888 Common Shares. See “Background and Purpose of the Rights Offering – Series D Warrants and Anti-Dilution Series D Warrants”. Should Rio Tinto exercise any such warrants or any of its other anti-dilution subscription rights, the other Shareholders’ existing holdings in the Company would be diluted. See “Risk Factors – Risks Related to the Rights Offering – Shareholders may suffer significant dilution in connection with the Rights Offering”.

You should be aware that the acquisition or disposition of the securities described in this Prospectus and the expiry of an unexercised Right may have tax consequences in Canada, the United States and/or elsewhere, depending on your specific circumstances. Such consequences may not be described fully herein. You should read the tax discussions in this Prospectus and consult your own tax advisors with respect to such tax considerations.

Many of our directors and some of the experts named in this Prospectus reside outside of Canada or are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. Although David Klingner, Rowena Albones, Charles Lenegan, Jeffrey Tygesen, Kay Priestly and Christopher Bateman, our non-Canadian resident directors and officers, have each appointed Lackowicz & Hoffman, at 300-204 Black Street, Whitehorse, Yukon Y1A 2M9, as their agent for service of process in Canada, purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Investment in Rights and the Common Shares underlying the Rights is subject to a number of risks. The risk factors outlined herein should be carefully reviewed and considered by prospective purchasers in connection with an investment in Rights or the Common Shares underlying the Rights. See “Risk Factors”.

If the Rights Offering does not proceed, the aggregate Subscription Price paid by a holder that exercises Rights (each, a “Subscriber” and, collectively, “Subscribers”) for the Rights exercised (the “Subscription Payments” and, with respect to each Subscriber, the “Subscription Payment”) pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege, as applicable, will be returned promptly to Subscribers by the Subscription Agent (as defined below) without interest or deduction. If the Rights Offering does proceed, any Subscription Payments for Additional Common Shares which are not allocated to Subscribers under the Additional Subscription Privilege will be returned promptly to such Subscribers by the Subscription Agent without interest or deduction.

Subscription Price: US$2.40 per Common Share or C$2.53 per Common Share

	Subscription Price	Fees(1)	Proceeds to the Company(2)(3)
Per Common Share	US$2.40 /C$2.53	US$0.076	US$2.324
Subscription Proceeds	US$2,414,679,838 /C$2,545,474,995	US$76,440,395	US$2,338,239,443

(1)

Under the Standby Commitment, the Company has agreed to pay Rio Tinto a fee of US$72,440,395, equal to 3.0% of the aggregate gross proceeds of the Rights Offering (the “Standby Purchaser Fee”), which fee will be payable in cash in U.S. dollars on the Closing Date. In addition to the Standby Purchaser Fee, fees include expenses and other fees of the Company and the Rio Tinto Group payable relating to the Rights Offering, estimated to be approximately US$4.0 million, which fees and expenses are payable by the Company.

(2)

Assumes the exercise of all the Rights and the payment of the Standby Purchaser Fee to Rio Tinto and expenses and other fees payable relating to the Rights Offering, which are payable by the Company. See “Plan of Distribution”.

(3)

The proceeds were calculated using the U.S. dollar Subscription Price and the number of Common Shares outstanding as of November 25, 2013. Actual proceeds to the Company will vary depending upon the relative amounts of Subscription Payments received by the Company in U.S. dollars and Canadian dollars and upon the exchange rate between U.S. dollars and Canadian dollars, as well as the actual number of Common Shares outstanding on the Record Date.

The Rights Offering is not subject to any minimum subscription level.

No underwriter has been involved in the preparation of this Prospectus or performed any review or independent due diligence of the contents of this Prospectus. Neither Rio Tinto nor any of its affiliates has been engaged as an underwriter in connection with the Rights Offering, nor has any of them been involved in the preparation of, or performed any review of, this Prospectus in the capacity of an underwriter.

Rights not exercised by the Expiry Time will be void and of no value and no longer exercisable for any Common Shares. Any subscription for Common Shares will be irrevocable once submitted.

An application has been submitted to the Toronto Stock Exchange (the “TSX”) to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares (collectively, the “Offered Securities”). Similar applications have been made to the New York Stock Exchange (the “NYSE”) and the NASDAQ Stock Market (“NASDAQ”) to admit the Rights for trading and to list the Common Shares issuable upon the exercise of the Rights and the Standby Shares. Admittance for trading or listing of the Offered Securities on the NYSE, NASDAQ and TSX is subject to the Company obtaining conditional listing approval or similar approval for the Offered Securities from and fulfilling all of the respective listing requirements of the NYSE, NASDAQ and TSX. Provided the Company obtains each such approval and fulfills all such requirements, it is expected that the Rights will be admitted for trading on each of the NYSE and NASDAQ on December 3, 2013 and will be listed for trading on the TSX on December 4, 2013. The applications further contemplate the Rights being admitted for trading on the NYSE and NASDAQ under the symbols “TRQ RT WI” and “TRQ.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “TRQ RT” and “TRQ.R”, respectively, and will be listed for trading on the TSX under the symbol “TRQ.RT”. See “Plan of Distribution”. If admitted for trading or approved for listing, as applicable, it is expected that the Rights will cease trading on the NYSE and NASDAQ at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date, and on the TSX at noon (Eastern time) on the Expiry Date.

This Prospectus qualifies the distribution of the Offered Securities. This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). This Prospectus does not qualify the distribution of the anti-dilution warrants which will be issued to Rio Tinto on the Closing Date, nor does it qualify the distribution of any Common Shares issuable upon the exercise of such warrants.

The outstanding Common Shares are listed on the NYSE, NASDAQ and TSX under the symbol “TRQ”. The closing price for the Common Shares on the NYSE and NASDAQ on November 22, 2013 was US$4.24 per Common Share (C$4.47, based on the Noon Exchange Rate on November 22, 2013) and the closing price for the Common Shares on the TSX on November 22, 2013 was C$4.47 per Common Share (US$4.24, based on the Noon Exchange Rate on November 22, 2013).

The Company’s head office is located at 354 – 200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4 and the Company’s registered office is located at 300 – 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

There is currently no market through which the Rights may be sold and purchasers may not be able to resell the Rights offered under this Prospectus. This may affect the pricing of the Rights in the secondary market, the transparency and availability of trading prices, the liquidity of the Rights and the extent of issuer regulation. See “Risk Factors – Risks Related to the Rights Offering – No prior trading market exists for the Rights”.

CST Trust Company (the “Subscription Agent”), at its principal office in the City of Toronto (the “Subscription Office”), is the subscription agent and depositary for the Rights Offering. See “Details of the Rights Offering – Subscription Agent and Depositary”.

In order to exercise the Rights represented by the Rights Certificate pursuant to the Basic Subscription Privilege, an Eligible Holder must complete Form 1 on the Rights Certificate. In order to also exercise the Additional Subscription Privilege, an Eligible Holder must complete Form 2 on the Rights Certificate. The Eligible Holder must then deliver the Rights Certificate, together with the applicable Subscription Payment, to the Subscription Agent, or follow the guaranteed delivery procedures, in the manner and upon the terms set out in this Prospectus. See “Details of the Rights Offering – Common Shares Held in Registered Form – How to Complete the Rights Certificate” and “Details of the Rights Offering – Guaranteed Delivery Procedures”.

For Non-Prospectus Holders, the Company will mail or cause to be mailed to them a copy of this Prospectus, together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Non-Prospectus Holders. Non-Prospectus Holders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in any event prior to 4:30 p.m. (Eastern time) on December 27, 2013, in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. (Eastern time) on December 30, 2013, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. See “Details of the Rights Offering – Non-Prospectus Holders”.

As a condition to a purchase of any Common Shares under the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

Eligible Holders that wish to exercise Rights issued in respect of Common Shares held through a securities broker or dealer, bank, trust company, custodian or other intermediary (each, a “Participant”) that participates directly or indirectly in the book-based system administered by CDS Clearing and Depository Services Inc. (“CDS”) or in the book-based system administered by the Depository Trust Company (“DTC”) should contact such Participant to determine how such Rights may be exercised. For Common Shares of an Eligible Holder held through a Participant, the Eligible Holder may exercise the Rights issued in respect of such Common Shares by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights pursuant to the Basic Subscription Privilege, and if desired by such holder, pursuant to the Additional Subscription Privilege, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of the Rights Offering.

The entire Subscription Price for any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment than the Expiry Time. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form”.

If Rights are held of record through DTC, the holder of such Rights may exercise its Basic Subscription Privilege and its Additional Subscription Privilege through DTC’s “PSOP” function by instructing DTC to charge such holder’s applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a Participant in DTC, the holder of such Rights may not be able to exercise its Basic Subscription Privilege or Additional Subscription Privilege in Canadian dollars and such holder should contact such Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time to permit proper exercise of their Rights. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form – DTC”.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or if our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein.

Holders of Rights that reside outside of Canada and the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should read the section titled “Details of the Rights Offering – Non-Prospectus Holders”.

Certain legal matters relating to Canadian law in connection with the Rights Offering will be passed upon on our behalf by Norton Rose Fulbright Canada LLP, and certain legal matters relating to United States law will be passed upon on our behalf by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain legal matters relating to Canadian law in connection with the Standby Commitment will be passed upon on behalf of Rio Tinto by McCarthy Tétrault LLP.

GLOSSARY

In this Prospectus, unless there is something in the subject matter or context inconsistent therewith:

2012 MOA	means the memorandum of agreement dated April 17, 2012 among the Company, Rio Tinto and the Lender, as amended on May 22, 2012.

2012 Rights Offering	means the Company’s rights offering completed in July 2012.

2013 MOA	means the memorandum of agreement dated August 23, 2013 among the Company, Rio Tinto and the Lender, as amended by an amending agreement dated November 14, 2013.

Additional Common Shares	means the additional Common Shares to which holders of Rights that exercise their Basic Subscription Privilege in full are entitled to subscribe.

Additional Subscription Privilege	means the right of holders of Rights that exercise their Basic Subscription Privilege in full to subscribe for Additional Common Shares.

AIF	means the Company’s Annual Information Form dated March 25, 2013 for the year ended December 31, 2012.

Altynalmas Gold	means Altynalmas Gold Ltd.

Anti-Dilution Series D Warrant Shares	means the Common Shares issuable upon the exercise of the Anti-Dilution Series D Warrants issuable in connection with the Rights Offering.

Anti-Dilution Series D Warrants	means anti-dilution Series D Warrants issuable to Rio Tinto pursuant to the 2012 MOA.

Anti-Dilution Subscription Right

means the right of Rio Tinto pursuant to the 2012 MOA to subscribe from time to time for Common Shares in respect of any dilution to the Rio Tinto Group’s equity ownership position in the Company as a result of the issuance of Common Shares pursuant to incentive stock options (i) that were exercised prior to May 24, 2012, or (ii) that were outstanding on, and are exercised after, May 24, 2012, subject to a maximum subscription limit of 25,649,122 Common Shares (being the product of an adjustment to reflect the dilutive effect of the 2012 Rights Offering), as such right may be further adjusted in accordance with its terms, including to reflect the dilutive effect of the Rights Offering.

Basic Subscription Privilege	means the right of holders of Rights to exercise their Rights.

Beneficial Owner Election Form	means a form that Participants have been instructed to provide to holders of Common Shares held in the name of a Participant.

Binding Term Sheet	means the binding term sheet dated August 7, 2013 among the Company, Rio Tinto and the Lender, as amended, providing for the New Financing Package.

Board or Board of Directors	means the board of directors of the Company.

Canadian Securities Authorities	means the securities commissions or similar authorities in the various provinces and territories of Canada.

Canadian Subscriber	means a Subscriber that is a resident of Canada.

CDS	means CDS Clearing and Depository Services Inc.

CDS Participant	means any securities broker or dealer, bank, trust company, custodian or other intermediary that participates directly or indirectly in the book-based system administered by CDS.

Closing	means the closing of the Rights Offering.

- ii -

Closing Date	means the closing date of the Rights Offering.

Commencement Date	means December 11, 2013.

Common Shares	means the common shares in the capital of the Company.

Company	means Turquoise Hill Resources Ltd.

Continuing Covenants	has the meaning ascribed thereto in the section titled “Background and Purpose of the Rights Offering – New Financing Package – 2013 MOA – Continuing Covenants”.

Convertible Securities	means securities issued by the Company that are convertible into, exchangeable for or exercisable to acquire unissued share capital of the Company.

DTC	means the Depository Trust Company.

DTC Participant	means any securities broker or dealer, bank, trust company, custodian or other intermediary that participates directly or indirectly in the book-based system administered by DTC.

Eligible Holder	means a Prospectus Holder or a Qualified Holder.

Equity Incentive Plan	means the Company’s Employees’ and Directors’ Equity Incentive Plan.

Expiry Date	means January 7, 2014.

Expiry Time	means 5:00 p.m. (Eastern time) on the Expiry Date.

HOA	means the heads of agreement dated as of December 8, 2010 between the Company and Rio Tinto, as amended.

Inova	means Inova Resources Limited.

Interim Funding Facility	means the Company’s US$1.8 billion non-revolving interim funding facility with the Lender entered into on December 8, 2010.

Investment Agreement	means the investment agreement dated October 6, 2009 among the Government of Mongolia, Oyu Tolgoi LLC, the Company and Rio Tinto in respect of the Oyu Tolgoi Project.

Launch Deadline	has the meaning ascribed thereto in the section titled “Background and Purpose of the Rights Offering – New Financing Package – 2013 MOA”.

Lender	means Rio Tinto South East Asia Limited, an affiliate of Rio Tinto.

MI 61-101	means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

MRAM	means the Mineral Resources Authority of Mongolia.

NASDAQ	means the NASDAQ Stock Market.

New Bridge Facility	means the Company’s secured US$600 million bridge funding facility with the Lender.

New Bridge Funding Agreement	means the bridge funding agreement dated August 23, 2013 among the Company, Rio Tinto and the Lender in respect of the New Bridge Facility, as amended by an amending agreement dated November 14, 2013.

New Financing Package	has the meaning ascribed thereto in the section titled “Background and Purpose of the Rights Offering – New Financing Package”.

NI 43-101	means National Instrument 43-101 – Standards of Disclosure for Mineral Projects of the Canadian Securities Authorities.

- iii -

Non-Prospectus Holder	means any holder of Rights resident in a Non-Prospectus Jurisdiction that is not a Qualified Holder.

Non-Prospectus Jurisdiction	means any jurisdiction other than a Prospectus Jurisdiction.

Noon Exchange Rate	has the meaning ascribed thereto in the section titled “Exchange Rate Information”.

NYSE	means the New York Stock Exchange.

Offered Securities	means the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares.

Ovoot Tolgoi Mine	means SouthGobi’s operating pit coal mine at Ovoot Tolgoi.

Oyu Tolgoi Project	means the Company’s Oyu Tolgoi copper and gold project.

Oyu Tolgoi Project Financing	means project financing for the Oyu Tolgoi Project.

Oyu Tolgoi Technical Report	means the NI 43-101 compliant technical report titled “2013 Oyu Tolgoi Technical Report”, prepared by a group of independent engineering companies dated March 25, 2013.

Participant	means a CDS Participant or a DTC Participant, as the context may require.

PFIC	means a passive foreign investment company.

PPA	means the private placement agreement dated as of October 18, 2006 between the Company and Rio Tinto, as amended.

Prospectus	means this short form prospectus.

Prospectus Holder	means a holder of Rights with an address of record in a Prospectus Jurisdiction.

Prospectus Jurisdiction	means Canada or the United States.

Qualified Holder

means any Non-Prospectus Holder in respect of which the Company determines, in its sole discretion, that the offering to and subscription by such person is lawful and in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident.

Record Date	means December 6, 2013.

Registered Plan	has the meaning ascribed thereto in the section titled “Certain Canadian Federal Income Tax Considerations – Residents of Canada – Eligibility for Investment”.

Registered Shareholder	means any Shareholder holding Common Shares in registered form.

Resident Holder	has the meaning ascribed thereto in the section titled “Certain Canadian Federal Income Tax Considerations – Residents of Canada”.

Rights	means rights to subscribe for Common Shares.

Rights Certificates	means the certificates evidencing the Rights.

Rights Offering	means the issuance of Rights to subscribe for Common Shares to all Shareholders of record as at 5:00 p.m. (Eastern time) on the Record Date.

Rio Tinto	means Rio Tinto International Holdings Limited.

Rio Tinto Group	means, collectively, Rio Tinto and its affiliates.

SEC	means the United States Securities and Exchange Commission.

Series D Warrant Certificate	means the certificate evidencing the Series D Warrants issued to Rio Tinto in connection with the 2012 Rights Offering in accordance with the 2012 MOA.

- iv -

Series D Warrant Expiry Date	means May 22, 2015.

Series D Warrants	means series D share purchase warrants of the Company issued to Rio Tinto in connection with the 2012 Rights Offering in accordance with the 2012 MOA.

Shanxi	means Shanxi Donghui Coal Coking & Chemicals Group Co., Ltd.

Shareholders	means all holders of Common Shares.

Shareholders’ Agreement

means the amended and restated shareholders’ agreement dated June 8, 2011 among Oyu Tolgoi LLC, THR Oyu Tolgoi Ltd. (formerly Ivanhoe Oyu Tolgoi (BVI) Ltd.), Oyu Tolgoi Netherlands B.V. and Erdenes MGL LLC.

Short Term Bridge Funding Agreement	means the US$225 million short term bridge funding agreement dated June 28, 2013 between the Company and the Lender, as amended.

SouthGobi	means SouthGobi Resources Ltd.

SPP	means the Company’s Employee Share Purchase Plan.

Standby Commitment

means the agreement by Rio Tinto, subject to certain terms, conditions and limitations set out in the 2013 MOA, to purchase, or to cause one or more members of the Rio Tinto Group to purchase, all of the Standby Shares.

Standby Purchaser Fee	means a fee equal to 3.0% of the aggregate gross proceeds of the Rights Offering payable by the Company to Rio Tinto in consideration of providing the Standby Commitment under the 2013 MOA.

Standby Shares	means all Common Shares not otherwise acquired under the Rights Offering by holders of Rights pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege.

Stock Options	means incentive stock options issued under the Equity Incentive Plan.

Sub-committee

means the sub-committee established by the Board at its meeting held on August 5, 2013, as described under the section titled “Background and Purpose of the Rights Offering – Rio Tinto Group as Interested Party and Board Approval Process”.

Subscriber	means any holder that duly exercises Rights.

Subscription Agent	means CST Trust Company.

Subscription Office	means the Subscription Agent’s principal office in the City of Toronto.

Subscription Payments	means the aggregate Subscription Price paid for the Rights exercised.

Subscription Price	means a price, at the Eligible Holder’s choice but subject to any additional restrictions a Participant may impose, of either US$2.40 per Common Share or C$2.53 per Common Share.

Tax Act	has the meaning ascribed thereto in the section titled “Certain Canadian Federal Income Tax Considerations”.

TSX	means the Toronto Stock Exchange.

U.S. Exchange Act	means the U.S. Securities Exchange Act of 1934, as amended.

U.S. GAAP	means the accounting principles generally accepted in the United States which are in effect from time to time.

U.S. Securities Act	means the U.S. Securities Act of 1933, as amended.

YBCA	means the Business Corporations Act (Yukon).

- v -

ABOUT THIS PROSPECTUS

In this Prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in U.S. dollars, and any specific references to “US$” are to U.S. dollars. References to “C$” are to Canadian dollars. Unless otherwise indicated, all financial information included in and incorporated by reference into this Prospectus is determined using U.S. GAAP. Unless the context otherwise requires, all references in this Prospectus to the “Company”, “we”, “us” and “our” mean Turquoise Hill Resources Ltd. and its subsidiaries.

This Prospectus forms part of a registration statement on Form F-10 relating to the Offered Securities that we filed with the SEC. Before you invest, you should read this Prospectus together with additional information described under the heading “Where You Can Find More Information”.

The Rights Offering is a corporate transaction that will affect the Company’s issued share capital and its Convertible Securities. Some of the Company’s outstanding Convertible Securities (including various Convertible Securities held by members of the Rio Tinto Group) contain anti-dilution adjustment provisions pursuant to which the exercise price and/or the number of underlying Common Shares is to be appropriately adjusted after the occurrence of corporate transactions such as the Rights Offering. Further, although Stock Options are not subject to specific anti-dilution adjustment provisions, the Equity Incentive Plan authorizes the Board of Directors to make appropriate adjustments to the terms of outstanding Stock Options to reflect changes to the Common Shares resulting from corporate transactions such as the Rights Offering. To the extent the Board of Directors determines to make adjustments to the number of and/or exercise prices applicable to Stock Options resulting in such Stock Options being exercisable to acquire a greater number of Common Shares, then such action would trigger equivalent adjustments under the Anti-Dilution Subscription Right. Subject to the prior approval of the NYSE, NASDAQ and TSX, and in accordance with the 2013 MOA, the Company intends to make appropriate adjustments to the terms of its outstanding Stock Options to reflect the change in the number of outstanding Common Shares resulting from the Rights Offering. The adjustments will not be finalized by the Board of Directors prior to the date of this Prospectus and such adjustments will not be effective until Closing. Information provided elsewhere in this Prospectus, or in the documents incorporated into this Prospectus by reference, with respect to the exercise price under, and the number of Common Shares issuable under, Convertible Securities is given without giving effect to any anti-dilution adjustment provisions. See “Description of Share Capital – Convertible Securities and Anti-Dilution Rights”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC under the U.S. Securities Act a registration statement on Form F-10 relating to the Offered Securities being offered hereunder and of which this Prospectus forms a part. This Prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in such registration statement, certain items of which are contained in the exhibits to the registration statement as permitted or required by the rules and regulations of the SEC. Items of information omitted from this Prospectus but contained in the registration statement will be available on the SEC’s website at www.sec.gov.

We file with the Canadian Securities Authorities material change reports, annual and quarterly reports and other information. You may access our disclosure documents and any reports, statements or other information that we file with the Canadian Securities Authorities through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, which is commonly known by the acronym SEDAR and which may be accessed at www.sedar.com.

We are subject to the informational requirements of the U.S. Exchange Act, and, in accordance with the U.S. Exchange Act, we file certain reports with and furnish other information to the SEC. You may read any document we file with or furnish to the SEC at the SEC’s public reference room at Room 1580, 100 F Street N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Please call the SEC at 1-800-SEC-0330 or contact them at www.sec.gov for further information on the public reference rooms. You may also access our disclosure documents and any reports, statements or other information that we file with the SEC through the Internet on the SEC’s Electronic Document Gathering Analysis and Retrieval System, which is commonly known by the acronym EDGAR and which may be accessed at www.sec.gov.

- vi -

ENFORCEABILITY OF CIVIL LIABILITIES

Enforcement by U.S. Holders

The Company is a corporation continued under the YBCA. Many of the Company’s directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, as well as a substantial portion of the Company’s assets, are located outside the United States. Concurrent with the filing of this Prospectus, the Company has appointed an agent for service of process in the United States (as described below), but it may be difficult for holders of the Company’s securities that reside in the United States to effect service within the United States upon those directors, officers and experts that are not residents of the United States. It may also be difficult for holders of the Company’s securities that reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company’s civil liability and the civil liability of its directors, officers and experts under U.S. federal securities laws. The Company has been advised by its Canadian counsel, Norton Rose Fulbright Canada LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities or “blue sky” laws of any state within the United States would probably be enforceable in Canada if the U.S. court in which the judgment was obtained assumed jurisdiction on the same basis that a court in Canada would assume jurisdiction. The Company has also been advised by Norton Rose Fulbright Canada LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

The Company has filed with the SEC, concurrently with its registration statement on Form F-10 of which this Prospectus forms a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company has appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a U.S. court arising out of or related to or concerning the offering of the securities under this Prospectus.

Enforcement by Canadian Holders

Many of our directors and some of the experts named in this Prospectus reside outside of Canada or are incorporated, continued or otherwise organized under the laws of a foreign jurisdiction. Although David Klingner, Rowena Albones, Charles Lenegan, Jeffrey Tygesen, Kay Priestly and Christopher Bateman, our non-Canadian directors and officers, have each appointed Lackowicz & Hoffman, at 300-204 Black Street, Whitehorse, Yukon Y1A 2M9, as their agent for service of process in Canada, purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process in Canada.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

This Prospectus has been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in or incorporated by reference into this Prospectus have been prepared in accordance with NI 43-101, and the Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves. NI 43-101 is a rule developed by the Canadian Securities Authorities that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this Prospectus may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserve”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. U.S. investors should also understand that “inferred mineral

- vii -

resources” have an even greater amount of uncertainty as to their existence and an even greater uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under NI 43-101, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained pounds” or “contained ounces” of metal in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by the Company in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits set forth herein and in the documents incorporated herein by reference may not be comparable with information made public by companies that report in accordance with U.S. standards.

See “Cautionary Note to United States Investors – Definitions” and Schedule B to the Company’s AIF (Exhibit 99.1 to the Company’s Annual Report on Form 40-F), incorporated by reference into this Prospectus, for a description of certain mining terms used in this Prospectus and the documents incorporated by reference herein.

EXCHANGE RATE INFORMATION

The Bank of Canada noon exchange rates (the “Noon Exchange Rates”) for the conversion of one U.S. dollar using Canadian dollars were as follows during the indicated periods:

(Stated in Canadian dollars)

	Nine-month Period Ended	Year Ended December 31,
	September 30, 2013	2012	2011	2010
End of period	1.0285	0.9949	1.0170	0.9946
High for the period	1.0576	1.0418	1.0604	1.0778
Low for the period	0.9839	0.9710	0.9449	0.9946
Average for the period	1.0235	0.9996	0.9891	1.0299

The Noon Exchange Rate on November 22, 2013 for the conversion of U.S. dollars into Canadian dollars, was US$1.00 equals C$1.0535.

DOCUMENTS INCORPORATED BY REFERENCE

You should read this Prospectus along with the documents incorporated by reference herein. We are responsible for the information contained in or incorporated by reference into this Prospectus. We have prepared the information contained in this Prospectus, any marketing materials (as such term is defined in Canadian securities legislation), any free writing prospectus (as such term is defined in U.S. securities legislation) and the documents incorporated by reference herein. We have not authorized anyone to provide you with different or additional information and we take no responsibility for other information others may give you. We are not making an offer of Offered Securities in any jurisdiction where the offer is not permitted by law. You should not assume that the information contained in this Prospectus, any marketing materials, any free writing prospectus or the documents incorporated by reference herein is accurate as of any date other than their respective dates.

Information has been incorporated by reference into this Prospectus from documents filed with the Canadian Securities Authorities. Information that is incorporated by reference is an important part of this Prospectus. Under the multijurisdictional disclosure system adopted by the United States and Canada, the SEC and the Canadian Securities Authorities allow us to “incorporate by reference” certain information we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this Prospectus. We incorporate by reference the documents listed below, which were filed with the Canadian Securities Authorities under applicable Canadian securities laws and, subject to certain exceptions, with the SEC.

- viii -

The following documents are specifically incorporated by reference into and form an integral part of this Prospectus:

(a)	the AIF, as filed on SEDAR and included as Exhibit 99.1 to our Annual Report on Form 40-F filed with the SEC on March 25, 2013;

(b)

the restated audited comparative consolidated financial statements of the Company as at and for the years ended December 31, 2012 and 2011, together with the notes thereto and the auditors’ reports thereon, as filed on SEDAR and included as Exhibit 99.2 to Amendment No. 1 to our Annual Report on Form 40-F filed with the SEC on November 14, 2013;

(c)

restated management’s discussion and analysis of financial condition and results of operations of the Company for the year ended December 31, 2012, as filed on SEDAR and included as Exhibit 99.3 to Amendment No. 1 to our Annual Report on Form 40-F filed with the SEC on November 14, 2013;

(d)

management information circular dated March 22, 2013 prepared in connection with the Company’s annual meeting of shareholders held on May 10, 2013, as filed on SEDAR and as furnished to the SEC in our Report on Form 6-K on March 26, 2013;

(e)

the unaudited interim comparative consolidated financial statements of the Company as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012, together with the notes thereto, as filed on SEDAR and included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on November 14, 2013;

(f)

management’s discussion and analysis of financial condition and results of operations of the Company as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012, as filed on SEDAR and included as Exhibit 99.2 to our Report on Form 6-K furnished to the SEC on November 14, 2013;

(g)

material change report dated July 5, 2013, as filed on SEDAR and included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on July 8, 2013, relating to the entering into of the Short Term Bridge Funding Agreement;

(h)

material change report dated August 6, 2013, as filed on SEDAR and included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on August 6, 2013, relating to a notification received from the Government of Mongolia regarding the need for parliamentary approval of the Oyu Tolgoi Project Financing and the resulting determination to delay funding and development of the Oyu Tolgoi underground mine;

(i)

material change report dated August 16, 2013, as filed on SEDAR and included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on August 19, 2013, relating to the receipt by the Company of an advance payment for the sale of the Company’s 50% interest in Altynalmas Gold and the entering into of the Binding Term Sheet for the New Financing Package; and

(j)

material change report dated November 19, 2013, as filed on SEDAR and included as Exhibit 99.1 to our Report on Form 6-K furnished to the SEC on November 19, 2013, relating to the filing by the Company of a preliminary prospectus in connection with the Rights Offering and the extension of the maturity dates of the Interim Funding Facility and the New Bridge Facility.

Any document of the types referred to above (excluding confidential material change reports) filed by us with a securities commission or similar securities regulatory authority in Canada after the date of this Prospectus and prior to the Closing or the withdrawal of the Rights Offering hereunder (including any template version of marketing materials), and any other document required to be incorporated by reference pursuant to Item 11.2 of Form 44-101F1 – Short Form Prospectus, will be deemed to be incorporated by reference into this Prospectus. In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K or Form 40-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus and prior to the Closing or the withdrawal of the Rights Offering hereunder, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement of which this Prospectus forms a part. In addition, we may incorporate by reference into this Prospectus or registration statement of which this Prospectus forms a part information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

- ix -

Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference into this Prospectus shall be deemed to be modified or superseded, for purposes of this Prospectus, to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this Prospectus modifies, replaces or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded.

We will furnish without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of the information that has been incorporated by reference into this Prospectus but not delivered with this Prospectus (except exhibits, unless they are specifically incorporated by reference into this Prospectus). Copies of the documents incorporated by reference into this Prospectus may be obtained on request without charge from the Company’s General Counsel and Corporate Secretary at 354 – 200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4, Telephone: (604) 688-5755 or through the Internet on SEDAR which can be accessed at www.sedar.com.

- x -

FORWARD-LOOKING STATEMENTS

Certain statements made in this Prospectus and in the documents incorporated by reference herein, including statements relating to matters that are not historical facts and statements of the Company’s beliefs, intentions and expectations about developments, results and events which will or may occur in the future, constitute “forward-looking information” within the meaning of applicable Canadian securities legislation and “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking information and statements relate to future events or future performance, reflect current expectations or beliefs regarding future events and are typically identified by words such as “anticipate”, “could”, “should”, “expect”, “seek”, “may”, “intend”, “likely”, “plan”, “estimate”, “will”, “believe” and similar expressions suggesting future outcomes or statements regarding an outlook. These include, but are not limited to, statements respecting satisfaction of the conditions for the completion of the Rights Offering and other transactions contemplated by the 2013 MOA; commencement and success of the Rights Offering; approval for listing of Rights, Common Shares and/or Standby Shares on the NYSE, NASDAQ or TSX; anticipated business activities; planned expenditures; corporate strategies; and other statements that are not historical facts.

Forward-looking statements and information are made based upon certain assumptions and other important factors that, if untrue, could cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such statements or information. Such statements and information are based on numerous assumptions regarding present and future business strategies and the environment in which the Company will operate in the future, including the price of copper, gold and silver, anticipated capital and operating costs, anticipated future production and cash flows, the ability to complete the disposition of certain of its non-core assets, the ability and timing to complete project financing and/or secure other financing on acceptable terms, the Standby Commitment not being terminated and any impact this may have on the ability and timing to repay the Interim Funding Facility and the New Bridge Facility and the evolution of discussions with the Government of Mongolia on a range of issues including the implementation of the Investment Agreement, project development costs, operating budgets, management fees and governance. Certain important factors that could cause actual results, performance or achievements to differ materially from those in the forward-looking statements and information include, among others, copper, gold and silver price volatility, discrepancies between actual and estimated production, mineral reserves and resources and metallurgical recoveries, mining operational and development risks, litigation risks, regulatory restrictions (including environmental regulatory restrictions and liability), activities by governmental authorities, currency fluctuations, the speculative nature of mineral exploration, the global economic climate, dilution, share price volatility, competition, loss of key employees, additional funding requirements, capital and operating costs for the construction and operation of the Oyu Tolgoi Project and defective title to mineral claims or property. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements and information, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. All such forward-looking information and statements are based on certain assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. These statements, however, are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those projected in the forward-looking information or statements.

With respect to specific forward-looking information concerning the construction and development of the Oyu Tolgoi Project, the Company has based its assumptions and analyses on certain factors which are inherently uncertain. Uncertainties and assumptions include, among others: the timing and cost of the construction and expansion of mining and processing facilities; the impact of the decision announced by the Company to delay the funding and development of the Oyu Tolgoi underground mine pending resolution of outstanding issues with the Government of Mongolia associated with the development and operation of the Oyu Tolgoi Project and to satisfy all conditions precedent to the availability of Oyu Tolgoi Project Financing; the impact of changes in, changes in interpretation to or changes in enforcement of, laws, regulations and government practices in Mongolia; the availability and cost of skilled labour and transportation; the availability and cost of appropriate smelting and refining arrangements; the obtaining of (and the terms and timing of obtaining) necessary environmental and other government approvals, consents and permits; the availability of funding on reasonable terms; the timing and availability of a long-term power source for the Oyu Tolgoi Project; delays, and the costs which would result from delays, in the development of the underground mine (which could significantly exceed those projected in the 2013 Oyu Tolgoi Technical Report); projected copper, gold and silver prices and demand; and production estimates and the anticipated yearly production of copper, gold and silver at the Oyu Tolgoi Project.

- xi -

The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi Project. It is common in new mining operations and in the development or expansion of existing facilities to experience unexpected problems and delays during development, construction and mine start-up. Additionally, although the Oyu Tolgoi Project has achieved commercial production, there is no assurance that future development activities will result in profitable mining operations. In addition, funding and development of the underground component of the Oyu Tolgoi Project has been delayed until matters with the Mongolian government can be resolved and a new timetable agreed. These delays can impact project economics.

This Prospectus and the documents incorporated by reference herein also contain references to estimates of mineral reserves and mineral resources. The estimation of reserves and resources is inherently uncertain and involves subjective judgments about many relevant factors. The mineral resource estimates contained in this Prospectus, including the documents incorporated by reference herein, are inclusive of mineral reserves. Further, mineral resources that are not mineral reserves do not have demonstrated economic viability. The accuracy of any such estimates is a function of the quantity and quality of available data, and of the assumptions made and judgments used in engineering and geological interpretation (including future production from the Oyu Tolgoi Project, the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized), which may prove to be unreliable. There can be no assurance that these estimates will be accurate or that such mineral reserves and mineral resources can be mined or processed profitably. In addition, see “Cautionary Note to United States Investors”. Such estimates and statements are, in large part, based on the following:

•

interpretations of geological data obtained from drill holes and other sampling techniques. Large scale continuity and character of the deposits will only be determined once significant additional drilling and sampling has been completed and analyzed. Actual mineralization or formations may be different from those predicted. It may also take many years from the initial phase of drilling before production is possible, and during that time the economic feasibility of exploiting a deposit may change. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals from the Company’s mining projects may render mining of ore reserves uneconomic and affect the Company’s operations in a materially adverse manner. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period;

•

assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates;

•

assumptions relating to projected future metal prices. The prices used reflect organizational consensus pricing views and opinions in the financial modeling for the Oyu Tolgoi Project and are subjective in nature. It should be expected that actual prices will be different than the prices used for such modeling (either higher or lower), and the differences could be significant; and

•

assumptions relating to the costs and availability of treatment and refining services for the metals mined from the Oyu Tolgoi Project, which require arrangements with third parties and involve the potential for fluctuating costs to transport the metals and fluctuating costs and availability of refining services. These costs can be significantly impacted by a variety of industry specific and also regional and global economic factors (including, among others, those which affect commodity prices). Many of these factors are beyond the Company’s control.

You are cautioned not to place undue reliance on forward-looking information or statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, which contribute to the possibility that the predicted outcomes will not occur. Events or circumstances could cause our actual results to differ materially from those estimated or projected and expressed in, or implied by, these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements are included in the “Risk Factors” section of this Prospectus.

- xii -

Readers are cautioned that the list of factors enumerated in the “Risk Factors” section of this Prospectus that may affect future results is not exhaustive. When relying on our forward-looking information and statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. Furthermore, the forward-looking information and statements contained in this Prospectus are made as of the date of this document and the Company does not undertake any obligation to update or to revise any of the included forward-looking information or statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking information and statements contained in this Prospectus, including the documents incorporated by reference herein, are expressly qualified by this cautionary statement.

- xiii -

QUESTIONS AND ANSWERS RELATING TO THE RIGHTS OFFERING AND THE RIGHTS

The following are examples of what we anticipate will be common questions about the Rights Offering. The following questions and answers do not contain all of the information that may be important to you and may not address all of the questions that you may have about the Rights Offering. This Prospectus and the documents incorporated by reference into this Prospectus contain more detailed descriptions of the terms and conditions of the Rights Offering and provide additional information about us and our business, including potential risks related to our business, the Rights Offering and the Offered Securities.

What is the Rights Offering?

The Company is issuing to Shareholders as of 5:00 p.m. (Eastern time) on the Record Date, at no charge, one Right for each Common Share held by such Shareholder on the Record Date. The Rights will be evidenced by Rights Certificates, and such certificates will be mailed to all Registered Shareholders that reside in any Prospectus Jurisdiction. The Subscription Agent will hold any remaining Rights Certificates as agent for the benefit of all Registered Shareholders that reside in a Non-Prospectus Jurisdiction.

Why is the Company engaging in the Rights Offering?

The Company is engaging in the Rights Offering in accordance with certain contractual undertakings agreed pursuant to the Binding Term Sheet, the 2013 MOA and the New Bridge Funding Agreement in connection with the New Financing Package. The New Financing Package was designed to meet the Company’s cash needs through the end of 2013, including, in certain circumstances, in respect of the repayment to the Lender of all amounts outstanding under the Interim Funding Facility and the New Bridge Facility by their respective maturity dates, being in each case, the earlier of the second business day following the Closing Date and January 15, 2014. Under the terms of the 2013 MOA, the Company, the Lender and Rio Tinto agreed that if, by the Launch Deadline, the Oyu Tolgoi Project Financing was either (i) not in place and available for drawdown or (ii) in place and available for drawdown but for any reason Oyu Tolgoi LLC, as borrower, was restricted from drawing down thereunder an amount sufficient, or from distributing the proceeds of such drawdown, to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility, to reimburse the Company and its affiliates for all fees paid in connection with the Oyu Tolgoi Project Financing prior to the date of such initial drawdown, and to pay all amounts payable by the Company and its affiliates on account of Mongolian withholding tax upon the repayment by Oyu Tolgoi LLC of certain shareholder debt which may be required under the terms of the Oyu Tolgoi Project Financing to be repaid, then the Company would be obligated to conduct the Rights Offering to generate an amount of net proceeds as would enable the Company to pay such amounts, as applicable.

As of November 14, 2013, the date of the preliminary prospectus for the Rights Offering, Oyu Tolgoi Project Financing was not in place (and it will not be in place and available for drawdown prior to the maturity dates of the Interim Funding Facility and the New Bridge Facility). Consequently, in accordance with the 2013 MOA, the Company is conducting the Rights Offering to generate an amount of proceeds sufficient to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility and all fees and expenses payable in connection therewith as well as the Standby Purchaser Fee. See “Use of Proceeds”. However, the Company may terminate the Rights Offering at any time prior to the date on which the Rights are listed and posted for trading on any of the NYSE, NASDAQ and TSX if the Oyu Tolgoi Project Financing becomes available and the Company pays, from the proceeds of the initial drawdown thereunder, all amounts outstanding under the Interim Funding Facility and the New Bridge Facility. See “Background and Purpose of the Rights Offering – New Financing Package – 2013 MOA”.

The Board of Directors, including the independent directors, has unanimously approved the Rights Offering, and the Company believes that the proceeds raised from the Rights Offering will enable it to repay the Interim Funding Facility and the New Bridge Facility by their respective maturity dates. See “Use of Proceeds”.

What is a Right?

Every Right held will entitle an Eligible Holder to subscribe for one (1) Common Share pursuant to the Basic Subscription Privilege at the Subscription Price (being US$2.40 per Common Share or C$2.53 per Common Share), upon delivery of the required documents and payment of the Subscription Price, and to subscribe for additional Common Shares at the Subscription Price pursuant to the Additional Subscription Privilege, provided such holder’s Basic Subscription Privilege is fully exercised. Subject to any restrictions a Participant may impose, each Subscriber has the option to pay the Subscription Price in either U.S. dollars or Canadian dollars at his or her discretion. Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

What is the Basic Subscription Privilege?

The Basic Subscription Privilege entitles each Eligible Holder to maintain, through the full exercise of Rights issued to such holder, such holder’s current proportionate equity interest in the Company. See “Details of the Rights Offering – Basic Subscription Privilege and Record Date” for a description of how to exercise the Basic Subscription Privilege.

What is the Additional Subscription Privilege?

We do not anticipate that all Rights will be exercised pursuant to the Basic Subscription Privilege. By extending the Additional Subscription Privilege, we are providing those holders that exercise their Basic Subscription Privilege in full with the opportunity to purchase those Common Shares that are not purchased by virtue of other holders not exercising their Basic Subscription Privilege in full. The Additional Subscription Privilege entitles you, if you fully exercise your Basic Subscription Privilege, to subscribe for Additional Common Shares at the Subscription Price. The maximum number of Additional Common Shares for which you will be able to subscribe pursuant to your Additional Subscription Privilege will be limited to your pro rata share of the total amount of Additional Common Shares available for additional subscription. If you subscribe for a greater number of Common Shares than the pro rata share available to you, you will be allocated such lesser number of Additional Common Shares and any excess Subscription Payment will be returned to you. See “Details of the Rights Offering – Additional Subscription Privilege” for details on how to exercise the Additional Subscription Privilege.

Am I required to exercise any or all of the Rights I receive in the Rights Offering?

No. You may choose to exercise any number of your Rights, or you may choose not to exercise any of your Rights. If you do not exercise any of your Rights prior to the Expiry Time, such Rights will be void and of no value and will no longer be exercisable for Common Shares. You should be aware that your proportionate ownership interest in the Company will be diluted to the extent that you do not exercise your Rights and others exercise their Rights and/or the Standby Commitment is completed. See “Risk Factors – Risks Related to the Rights Offering – Shareholders may suffer significant dilution in connection with the Rights Offering”. To the extent that you do not wish to exercise all of your Rights, you may elect to dispose of your unexercised Rights prior to the Expiry Time by completing Form 3 on the Rights Certificate. See “Details of the Rights Offering – Sale or Transfer of Rights”.

What should I do if I receive a Rights Certificate and want to exercise some of my Rights now while retaining the ability to exercise more of my Rights at a later point in time but before the Expiry Time?

If you want to exercise some but not all of the Rights represented by a Rights Certificate and retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, you must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that you wish to exercise in the first instance (which should then be completed and delivered to the Subscription Agent), and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time. Alternatively, you may elect to dispose of the balance of the unexercised Rights prior to the Expiry Time by completing Form 3 on the Rights Certificate. See “Details of the Rights Offering – Sale or Transfer of Rights”.

Is there a minimum subscription level in order for the Rights Offering to be completed?

No. The Rights Offering is not subject to any minimum subscription level.

What happens if the Rights Offering is not fully subscribed for after giving effect to the Additional Subscription Privilege?

Under the Standby Commitment, Rio Tinto has agreed, subject to certain terms, conditions and limitations, to purchase, or to cause one or more members of the Rio Tinto Group to purchase, all of the Standby Shares. See “Details of the Rights Offering – Standby Commitment” and “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

How soon must I act to exercise my Rights?

The Rights may be exercised from the Commencement Date until the Expiry Time. If you elect to exercise any Rights, the Subscription Agent must receive all required documents and payments from you or your broker or nominee, or the guaranteed delivery procedures described under “Details of the Rights Offering – Guaranteed Delivery Procedures” must be followed, at or before the Expiry Time. The Company recommends that Shareholders act early to allow sufficient time for the exercise of their Rights prior to the Expiry Time in light of the 2013 holiday period. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form” and “Details of the Rights Offering – Common Shares Held in Registered Form”.

When will I receive my Rights Certificate?

As soon as practicable following the Record Date, the Company will mail or cause to be mailed to each Registered Shareholder that resides in any of the Prospectus Jurisdictions a Rights Certificate evidencing the number of Rights issued to the holder thereof, together with a copy of this Prospectus. For Registered Shareholders that reside in a Non-Prospectus Jurisdiction, the Company will mail or cause to be mailed to them a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Registered Shareholders.

However, if you hold your Common Shares through a securities broker or dealer, bank, trust company, custodian or other intermediary, you will not receive an actual Rights Certificate. Instead, as described in this Prospectus, you must instruct such Participant whether or not to exercise Rights on your behalf through a Beneficial Owner Election Form that such Participant has been instructed to provide to you. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form”.

Will I be able to exercise my Rights if I live in a Non-Prospectus Jurisdiction?

Exercises of Rights will only be accepted from holders of Rights resident in a Prospectus Jurisdiction, except where the Company determines that the subscription by a holder of Rights in a Non-Prospectus Jurisdiction is lawfully made by a Qualified Holder in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such holder is resident. Rights will be issued to Non-Prospectus Holders, but Rights Certificates will not be mailed to Non-Prospectus Holders. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in any event prior to 4:30 p.m. (Eastern time) on December 27, 2013, in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. (Eastern time) on December 30, 2013, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of, or incurred by, the Subscription Agent in connection with the sale of the Rights. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any applicable withholding taxes and brokerage commission expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “Details of the Rights Offering – Non-Prospectus Holders”.

May I sell or transfer my Rights?

An application has been submitted to the TSX to approve the listing of the Rights. Similar applications have been made to the NYSE and NASDAQ to admit the Rights for trading. Eligible Holders that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. In addition, Registered Shareholders may transfer their Rights through the Subscription

Agent as described in this Prospectus. See “Details of the Rights Offering – Sale or Transfer of Rights”. Eligible Holders may elect to exercise only some of their Rights and dispose of the remainder of them. See “Details of the Rights Offering – Rights and Partial Exercises” and “Details of the Rights Offering – Sale or Transfer of Rights”.

As a Registered Shareholder, how do I exercise my Rights? What forms and payment are required to purchase the Common Shares?

If you are a Registered Shareholder who is an Eligible Holder and you wish to participate in the Rights Offering, you must take the following steps:

•

deliver a properly completed Rights Certificate (with a completed Form 1 to exercise the Basic Subscription Privilege and, if desired, a completed Form 2 to exercise the Additional Subscription Privilege) to the Subscription Agent before the Expiry Time, or follow the guaranteed delivery procedures described under “Details of the Rights Offering – Guaranteed Delivery Procedures”; and

•

deliver payment to the Subscription Agent using the methods outlined in this Prospectus. See “Details of the Rights Offering – Common Shares Held in Registered Form – How to Complete the Rights Certificate”.

If you do not indicate the number of Rights being exercised, or do not forward the full Subscription Payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the Subscription Payment you delivered to the Subscription Agent. If the delivered Subscription Payment is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the Closing Date, which is anticipated to occur on or about January 10, 2014.

What should I do if I want to participate in the Rights Offering, but my Common Shares are held in the name of a Participant?

If you hold your Common Shares in the name of a Participant, such as a securities broker or dealer, bank, trust company, custodian or other intermediary, then such Participant is the record holder of the Common Shares you own. The Participant must exercise Rights on your behalf.

If you wish to participate in the Rights Offering and purchase Common Shares underlying the Rights, please promptly contact your Participant. You should receive a Beneficial Owner Election Form from your Participant with the other Rights Offering materials. You should complete and return to your Participant any form required by your Participant to effect the exercise of Rights, including any Beneficial Owner Election Form, together with the applicable Subscription Payment. You should contact your Participant if you do not receive such a form, but you believe you are entitled to participate in the Rights Offering. We are not responsible if you do not receive the form from your Participant or if you receive it without sufficient time to respond. The Company recommends that Shareholders act early to allow sufficient time for the exercise of their Rights prior to the Expiry Time in light of the 2013 holiday period. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form”.

When will I receive my Common Shares?

If you are a Registered Shareholder and you exercise your Rights and subscribe for any Common Shares pursuant to the Rights Offering, we will deliver your Common Shares to you as soon as practicable after the Closing Date. We expect that such Common Shares will generally be delivered within three business days following the Closing Date. If your Common Shares are held through a Participant, the Common Shares purchased pursuant to the Rights Offering will also be held through your Participant. Please contact your Participant or other financial intermediary to determine when Common Shares purchased in the Rights Offering will be allocated to your account. See “Details of the Rights Offering – Common Share Certificates”.

Are there risks associated with exercising my Rights?

Yes. The exercise of your Rights involves risks. Exercising your Rights means buying our Common Shares and should be considered as carefully as you would consider any other equity investment.

You should carefully read the section titled “Risk Factors” in this Prospectus, and all of the other information included in and incorporated by reference into this Prospectus, in its entirety before you decide whether to exercise your Rights.

If the Rights Offering is not completed, will my Subscription Payment be refunded to me?

Yes. The Subscription Agent will hold all funds it receives in a segregated bank account for the benefit of Subscribers until completion of the Rights Offering. If the Rights Offering is not completed for any reason, all Subscription Payments received by the Subscription Agent will be returned promptly, without interest or deduction.

Will the Rights trade on a stock exchange?

An application has been submitted to the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar applications have been made to the NYSE and NASDAQ to admit the Rights for trading and to list the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Admittance for trading or listing of the Offered Securities on the NYSE, NASDAQ and TSX is subject to the Company obtaining conditional listing approval or similar approval for the Offered Securities from and fulfilling all of the respective listing requirements of the NYSE, NASDAQ and TSX. Provided the Company obtains each such approval and fulfills all such requirements, it is expected that the Rights will be admitted for trading on each of the NYSE and NASDAQ on December 3, 2013 and will be listed for trading on the TSX on December 4, 2013. The applications further contemplate the Rights being admitted for trading on the NYSE and NASDAQ under the symbols “TRQ RT WI” and “TRQ.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “TRQ RT” and “TRQ.R”, respectively, and will be listed for trading on the TSX under the symbol “TRQ.RT”. See “Plan of Distribution”. If admitted for trading or approved for listing, as applicable, it is expected that the Rights will cease trading on the NYSE and NASDAQ at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date, and on the TSX at noon (Eastern time) on the Expiry Date.

During the Rights Offering, the Common Shares will continue to trade on the NYSE, NASDAQ and TSX under the symbol “TRQ”.

Have any Shareholders indicated that they intend to exercise their Rights?

Rio Tinto has agreed, subject to certain terms, conditions and limitations set out in the 2013 MOA, to exercise, and to cause each other member of the Rio Tinto Group which owns Rights to exercise, its Basic Subscription Privilege in full and provide the Standby Commitment, whereby it will purchase, or cause one or more members of the Rio Tinto Group to purchase, the Standby Shares to the extent any Rights are not exercised pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege. See “Intention of Insiders to Exercise Rights” and “Details of the Rights Offering – Standby Commitment”.

How many Common Shares will be outstanding after the Rights Offering?

1,006,116,599 Common Shares are outstanding as of the date of this Prospectus. We expect approximately 2,012,233,198 Common Shares will be issued and outstanding upon completion of the Rights Offering, which does not include any Common Shares issuable pursuant to the exercise of Convertible Securities and assumes the Rights Offering is fully subscribed or the purchase of Standby Shares to the extent that Rights are unexercised and the number of Common Shares on the Record Date has not changed since the date of this Prospectus. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus. See “Consolidated Capitalization”.

What fees or charges will I have to pay if I exercise Rights to purchase Common Shares?

Apart from the Subscription Payment payable in connection with the exercise of your Rights, neither the Company nor the Subscription Agent is charging you any fee or sales commission to issue Rights to you or to issue Common Shares underlying exercised Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the issuance, purchase, sale or transfer of Rights (other than the fees for the services to be performed by the Subscription Agent described herein) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issue or delivery of Common Shares to or for the order of a third party. See “Details of the Rights Offering – Fees Payable By Subscribers”.

What are the Canadian and United States federal income tax consequences of receiving or exercising Rights?

You should consult your tax advisor as to the particular consequences to you of the Rights Offering. A summary of certain material Canadian and United States federal income tax consequences of receiving or exercising the Rights is contained in the sections of this Prospectus titled “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations”.

To whom should I send my forms and payment?

If you are a Registered Shareholder, then you should send your properly completed Rights Certificate and Subscription Payment to the Subscription Agent by hand delivery, mail or courier service as follows:

By Mail:	By Hand or Courier:
CST Trust Company	CST Trust Company
P.O. Box 1036	320 Bay Street
Adelaide Street Postal Station	Basement Level (B1)
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5H 4A6

Attention: Corporate Actions	Attention: Corporate Actions

The method used to deliver a completed Rights Certificate and Subscription Payment is at the option and risk of the Subscriber, and delivery will be deemed effective only when such certificate and payment are actually received by the Subscription Agent. Delivery by hand, or registered mail or courier service with return receipt requested and which is properly insured, allowing sufficient time to ensure timely delivery, is recommended.

If your Common Shares are held in the name of a Participant, then you should send a properly completed Beneficial Owner Election Form and Subscription Payment to such Participant in accordance with the instructions you receive from them.

Whom should I contact if I have other questions?

If you have any questions, you should contact the Subscription Agent, CST Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com. For a more complete description of the Rights Offering, see “Details of the Rights Offering”.

OTHER INFORMATION FOR SHAREHOLDERS

As reflected in this Prospectus, the Rights Offering is being made to all Shareholders (other than those in jurisdictions where such offering cannot be made) to allow them to acquire up to their pro rata percentage of the Common Shares issuable upon the exercise of Rights (under the Basic Subscription Privilege) and, if they so elect, Additional Common Shares (under the Additional Subscription Privilege) in respect of Rights not exercised by other Shareholders.

Investment in any of the Offered Securities is subject to a number of risks, including, among others, the risk factors outlined in this Prospectus (see “Risk Factors” commencing on page 60). These and the other factors described in this Prospectus are reflective of the fact that projections and estimates of timing, revenues and costs involve subjective views and opinions of various individuals, and many factors beyond the control of the Company.

The descriptions of the risks and uncertainties in this Prospectus are focused on the adverse consequences to the Company and the market price of the Common Shares if the net effect of changes to the projections and estimates are a reduction in the value of the Oyu Tolgoi Project. The Company’s controlling shareholder, Rio Tinto, has agreed, pursuant to the 2013 MOA (subject to the terms, conditions and limitations set out therein), to exercise, and to cause each other member of the Rio Tinto Group which owns Rights to exercise, all of its Rights and, pursuant to the Standby Commitment, to purchase, or to cause one or more members of the Rio Tinto Group to purchase, all Common Shares not subscribed for by other Rights holders pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege. Accordingly, the Company notes that there are circumstances (most notably if metal prices are higher than those which were used for projections and estimates or if future exploration results in significant additional resources) in which the value of the Oyu Tolgoi Project could exceed current valuations and ultimately result in a higher market price for the Common Shares.

SUMMARY

The following is a summary of the principal features of the Rights Offering and should be read together with, and is qualified in its entirety by, the more detailed information and financial data and statements contained elsewhere in or incorporated by reference into this Prospectus.

Issuer:	Turquoise Hill Resources Ltd.

The Offering:

Rights to subscribe for an aggregate of 1,006,116,599 Common Shares. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus.

Each Shareholder on the Record Date will receive one Right for each Common Share held. Every Right held entitles the holder thereof to subscribe for one (1) Common Share at the Subscription Price.

The Rights Offering is not subject to any minimum subscription level.

Record Date:	December 6, 2013 (as at 5:00 p.m. (Eastern time)).

Commencement Date:	December 11, 2013.

Expiry Date:	January 7, 2014.

Expiry Time:	5:00 p.m. (Eastern time) on the Expiry Date. Rights not exercised at or before the Expiry Time will be void and of no value and no longer exercisable for any Common Shares.

Subscription Price:	US$2.40 per Common Share or C$2.53 per Common Share, at the election of the Subscriber but subject to any restrictions a Participant may impose.

Basic Subscription Privilege:

Every Right held entitles the holder thereof to subscribe for one (1) Common Share from the Commencement Date until the Expiry Time, upon payment of the Subscription Price. The U.S. dollar denominated Subscription Price was determined by negotiation between the Company and Rio Tinto prior to the filing of this Prospectus. The Canadian dollar denominated Subscription Price is a price equal to the Canadian dollar equivalent of the U.S. dollar Subscription Price based on the Noon Exchange Rate on November 22, 2013.

Additional Subscription Privilege:

Holders of Rights that exercise in full the Basic Subscription Privilege for their Rights are also entitled to subscribe for Additional Common Shares, if any, not otherwise purchased by other holders of Rights pursuant to the Basic Subscription Privilege. The maximum number of Additional Common Shares for which an Eligible Holder will be able to subscribe pursuant to the Additional Subscription Privilege will be limited to such holder’s pro rata share of the total amount of Additional Common Shares available for additional subscription. If a Subscriber is entitled to fewer Additional Common Shares than the number subscribed for, any excess Subscription Payment will be returned. See “Details of the Rights Offering – Additional Subscription Privilege”.

Standby Commitment:

Under the Standby Commitment, Rio Tinto has agreed, subject to certain terms, conditions and limitations, to purchase, or to cause one or more members of the Rio Tinto Group to purchase, all of the Standby Shares to the extent any Rights are unexercised by other holders of Rights. In consideration for providing the Standby

Commitment, Rio Tinto will be entitled to be paid the Standby Purchaser Fee equal to 3.0% of the aggregate gross proceeds of the Rights Offering. Based on the number of Common Shares outstanding as of November 25, 2013, the Standby Purchaser Fee will equal US$72,440,395. The Standby Commitment is subject to certain other conditions and may be terminated by Rio Tinto prior to the Closing Date in certain circumstances. See “Details of the Rights Offering – Standby Commitment” and “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

Use of Proceeds:

After giving effect to the Standby Commitment, the gross proceeds from the Rights Offering are estimated to be $2,414,679,838, and the net proceeds (after deducting expenses related to the Rights Offering and payment to Rio Tinto of the Standby Purchaser Fee) are estimated to be $2,338,239,443. The Company intends to use the net proceeds from the Rights Offering to repay all amounts that will be outstanding under the Interim Funding Facility and the New Bridge Facility, and to use any remaining proceeds for the continued funding of the Oyu Tolgoi Project, working capital, general administrative expenses and other corporate expenses. As of the date of this Prospectus, the Company estimates that it will be required to repay on the Closing Date approximately $1.8 billion under the Interim Funding Facility and approximately $457.8 million under the New Bridge Facility, including amounts the Company estimates that it may be required to draw down under the latter facility between the date of this Prospectus and the Closing Date. In addition, the Company estimates that the Standby Purchaser Fee will amount to approximately $72,440,395 million and that the fees and expenses that the Company will be required to pay in connection with the repayment of the Interim Funding Facility and the New Bridge Facility as well as the Rights Offering will amount to approximately $4.0 million. See “Use of Proceeds”.

Rationale for the Rights Offering:

The Company is engaging in the Rights Offering in accordance with certain contractual undertakings agreed pursuant to the Binding Term Sheet, the 2013 MOA and the New Bridge Funding Agreement in connection with the New Financing Package. Under the terms of the 2013 MOA, the Company, the Lender and Rio Tinto agreed that if, by the Launch Deadline, the Oyu Tolgoi Project Financing was either (i) not in place and available for drawdown or (ii) in place and available for drawdown but for any reason Oyu Tolgoi LLC, as borrower, was restricted from drawing down thereunder an amount sufficient, or from distributing the proceeds of such drawdown, to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility, to reimburse the Company and its affiliates for all fees paid in connection with the Oyu Tolgoi Project Financing prior to the date of such initial drawdown, and to pay all amounts payable by the Company and its affiliates on account of Mongolian withholding tax upon the repayment by Oyu Tolgoi LLC of certain shareholder debt which may be required under the terms of the Oyu Tolgoi Project Financing to be repaid, then the Company would be obligated to conduct the Rights Offering to generate an amount of net proceeds as would enable the Company to pay such amounts, as applicable. As of November 14, 2013, the date of the preliminary prospectus for the Rights Offering, Oyu Tolgoi Project Financing was not in place (and it will not be in place and available for drawdown prior to the maturity dates of the Interim Funding Facility and the New Bridge Facility). Consequently, in accordance with the 2013 MOA, the Company is conducting the Rights Offering to generate an amount of proceeds sufficient to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility and all fees and expenses payable in connection therewith as well as the Standby Purchaser Fee. See “Use of Proceeds”.

Exercise of Rights:

In order to exercise the Basic Subscription Privilege, an Eligible Holder must complete Form 1 of the Rights Certificate. In order to also exercise the Additional Subscription Privilege, an Eligible Holder must complete Form 2 of the Rights Certificate. The Eligible Holder must then deliver the Rights Certificate, together with the applicable Subscription Payment, to the Subscription Agent, or follow the guaranteed delivery procedures, prior to the Expiry Time in the manner and upon the terms set out in this Prospectus. See “Details of the Rights Offering – Common Shares Held in Registered Form – How to Complete the Rights Certificate” and “Details of the Rights Offering – Guaranteed Delivery Procedures”.

Eligible Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. For Common Shares held through a Participant in the book-based system administered by CDS or in the book-based system administered by DTC, an Eligible Holder may exercise the Rights issued in respect of such Common Shares (under the Basic Subscription Privilege and, if further desired, under the Additional Subscription Privilege) by: (a) instructing the Participant holding such Rights to exercise all or a specified number of such Rights pursuant to the Basic Subscription Privilege, and if desired by such holder, pursuant to the Additional Subscription Privilege; and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of the Rights Offering.

The entire Subscription Price for any Common Shares purchased must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time. Accordingly, Subscribers must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Date to permit proper exercise of their Rights. Participants will have an earlier deadline than the Expiry Time for receipt of instructions and payment. The Company recommends that Shareholders act early to allow sufficient time for the exercise of their Rights prior to the Expiry Time in light of the 2013 holiday period. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form”.

If Rights are held of record through DTC, the holder of such Rights may exercise its Basic Subscription Privilege and, if further desired, its Additional Subscription Privilege through DTC’s “PSOP” function by instructing DTC to charge its applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise its Basic Subscription Privilege or Additional Subscription Privilege in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for any Common Shares sufficiently in advance of the Expiry Time to permit proper exercise of the Rights. See “Details of the Rights Offering – Common Shares Held in Book-Entry Form – DTC”.

Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

If the delivered Subscription Payment is greater than the amount you owe for your subscription, the Subscription Agent will return the excess amount to you by mail, without interest or deduction, promptly after the Closing Date, which is anticipated to occur on or about January 10, 2014. If the Rights Offering does not proceed, the

Subscription Payments made pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction. See “Details of the Rights Offering – Basic Subscription Privilege and Record Date” and “Details of the Rights Offering – Additional Subscription Privilege”.

Holders in Non-Prospectus Jurisdictions:

Exercises of Rights will be accepted only from Prospectus Holders, being holders of Rights with an address of record in a Prospectus Jurisdiction, except where the Company determines that a Non-Prospectus Holder is a Qualified Holder, being a holder in respect of which the offering to and subscription by such holder is lawful and made in compliance with all securities and other laws applicable in the Non-Prospectus Jurisdiction where such holder is resident. Registered Shareholders that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, but in no event after 4:30 p.m. (Eastern time) on December 27, 2013 in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. (Eastern time) on December 30, 2013, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of, or incurred by, the Subscription Agent in connection with the sale of the Rights. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any applicable withholding taxes and brokerage commission expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “Details of the Rights Offering – Non-Prospectus Holders”.

Holders of Rights that reside outside of Canada or the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should carefully read the section titled “Details of the Rights Offering – Non-Prospectus Holders”.

Deemed Representation and Warranty:

As a condition to the purchase of any Common Shares under the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or if our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction, as described herein. See “Details of the Rights Offering – Validity and Rejection of Subscriptions”.

Intention of Insiders to Exercise Rights:

Rio Tinto has agreed, subject to certain terms, conditions and limitations set out in the 2013 MOA, to exercise, and to cause each other member of the Rio Tinto Group which owns Rights to exercise, its Basic Subscription Privilege in full and to provide the Standby Commitment, pursuant to which it will purchase, or will cause one or more members of the Rio Tinto Group to purchase, the Standby Shares. See “Intention of Insiders to Exercise Rights” and “Details of the Rights Offering – Standby Commitment”.

Listing and Trading:

An application has been submitted to the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar applications have been made to the NYSE and NASDAQ to admit the Rights for trading and to list the Common Shares issuable upon the exercise of the Rights and the Standby Shares. Admittance for trading or listing of the Offered Securities on the NYSE, NASDAQ and TSX is subject to the Company obtaining conditional listing approval or similar approval for the Offered Securities from and fulfilling all of the respective listing requirements of the NYSE, NASDAQ and TSX. Provided the Company obtains each such approval and fulfills all such requirements, it is expected that the Rights will be admitted for trading on each of the NYSE and NASDAQ on December 3, 2013 and will be listed for trading on the TSX on December 4, 2013. If admitted for trading or approved for listing, as applicable, it is expected that the Rights will cease trading on the NYSE and NASDAQ at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date, and on the TSX at noon (Eastern time) on the Expiry Date.

The applications further contemplate the Rights being admitted for trading on the NYSE and NASDAQ under the symbols “TRQ RT WI” and “TRQ.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “TRQ RT” and “TRQ.R”, respectively, and will be listed for trading on the TSX under the symbol “TRQ.RT”. See “Plan of Distribution”.

Holders of Rights that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the expense of the holder. Holders of Rights may elect to exercise only some of their Rights and dispose of the remainder of them. The Subscription Agent will facilitate subdivisions of the Rights until 5:00 p.m. (Eastern time) on January 2, 2014, three trading days prior to the scheduled Expiry Date. See “Details of the Rights Offering – Common Shares Held in Registered Form – How to Complete the Rights Certificate – Form 3” and “Details of the Rights Offering – Common Shares Held in Registered Form – How to Complete the Rights Certificate – Form 4”.

Risk Factors:

An investment in Offered Securities is subject to a number of risks which prospective purchasers of Offered Securities should carefully consider before investing in any of the Offered Securities. Such risks include, among others, the following:

Risks Related to the Rights Offering

•	Shareholders may suffer significant dilution in connection with the Rights Offering.

•	No prior trading market exists for the Rights.

•

Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering.

•	Liquidity of the Common Shares may be negatively impacted by the Rights Offering.

•	Exercises of Rights may not be revoked.

•	If the Rights Offering does not proceed, neither the Company nor the Subscription Agent will have any obligation to you except to return any Subscription Payments paid.

•	A large number of Common Shares may be issued and subsequently sold upon the exercise of the Rights.

•	The sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties, which could depress the price of the Common Shares.

•	The Subscription Price is not necessarily an indication of value.

•	A decline in the market price of the Common Shares may occur.

•	Subscribers outside of Canada or the United States are subject to exchange rate risk.

•	Potential additional dilution may occur for holders of Common Shares.

•	The trading price of our Common Shares has been and may continue to be subject to large fluctuations, which may result in losses to investors.

•

In the event that a substantial portion of Subscribers elect to pay the Subscription Price in Canadian dollars and the Canadian dollar were to significantly decrease in value as against the U.S. dollar between the date of this Prospectus and the Closing Date, the Company may not be able to repay all U.S. dollar denominated amounts under the Interim Funding Facility and the New Bridge Facility, which would result in the Company being in default of both funding facilities.

Risks Related to the Business

•	The Company may be limited in its ability to enforce the Investment Agreement against Mongolia, a sovereign government.

•	The Oyu Tolgoi Project is operated as a corporate/government joint venture and is subject to joint venture risk.

•	The Company’s ability to carry on business in Mongolia is subject to legal and political risk.

•

There can be no assurance that the Company will be capable of raising the additional funding that it needs to continue development of the Oyu Tolgoi Project. In particular, but without limiting the scope of the foregoing statement, there can be no assurance that Oyu Tolgoi Project Financing will be available or that the corporate, governmental and other approvals required for its implementation will be obtained.

•

Recent and future amendments to Mongolian laws could adversely affect the Company’s mining rights in the Oyu Tolgoi Project or its other projects, or make it more difficult or expensive to develop such projects and carry out mining in Mongolia.

•	The Investment Agreement includes a number of future covenants that may be outside of the control of the Company to perform.

•	Rio Tinto, as the holder of a majority of the Common Shares and as manager of the Oyu Tolgoi Project, has the ability to exert a significant degree of control over the Company and Oyu Tolgoi LLC.

•	The actual cost of developing the Oyu Tolgoi Project may differ materially from the Company’s estimates and involve unexpected problems or delays.

•	Changes in, or more aggressive enforcement of, laws and regulations could adversely impact the Company’s business.

•	The Company is exposed to risks of changing political stability and government regulation in the countries in which it operates.

•

The disclosed resource and reserve estimates for the Company’s projects are estimates only and are subject to change based on a variety of factors, some of which are beyond the Company’s control. The Company’s actual production, revenues and capital expenditures may differ materially from these estimates.

•	Mining projects are sensitive to the volatility of metal prices.

•

Under Mongolia’s Resolution No. 175, the Government of Mongolia may seek contribution or reimbursement from Oyu Tolgoi LLC for compensation it provides to third parties adversely affected by Resolution No. 175.

•

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition, could materially adversely affect the Company.

•

Previous mining operations may have caused environmental damage at current and former mining projects of the Company, and if the Company cannot prove that such damage was caused by such prior operators, its indemnities and exemptions from liability may not be effective.

•	The Company’s ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and financing arrangements.

•	The Government of Mongolia T-Bill may remain illiquid beyond the stated maturity date.

•	The Company is subject to anti-corruption legislation.

•	SouthGobi is subject to governmental, regulatory and internal investigations, the outcome of which is unclear at this time but could have a material adverse effect on the Company.

•

There can be no assurance that the interests held by the Company in its exploration, development and mining properties are free from defects or that material contractual arrangements between the Company and entities owned or controlled by foreign governments will not be unilaterally altered or revoked.

•

The Company is currently engaged in an SEC comment letter process relating to revenue recognition accounting treatment regarding certain sales of coal by its majority-owned subsidiary, SouthGobi, which process could result in a requirement to file future supplements to or further restatements of the Company’s financial disclosure.

•	The Company does not expect to pay dividends for the foreseeable future.

•	There is no assurance that the Company will be capable of consistently producing positive cash flows.

•	There is no guarantee that any exploration or development activity will result in additional commercial production.

•	The Company cannot insure against all of the risks associated with mining.

•	The loss of, or a substantial decline in sales to, a top customer could have a material adverse effect on the Company’s revenues and profitability.

•	The Company faces risks associated with enforcement of its contractual rights.

•	The Company’s prospects depend on its ability to attract and retain key personnel.

•

Certain directors of the Company are directors or officers of, or have shareholdings in, other mineral resource companies and there is the potential that such directors will encounter conflicts of interest with the Company.

•	Capital markets are volatile, and capital may not at all times be available on terms acceptable to the Company or at all.

•	The Company may become a PFIC, which could have adverse U.S. federal income tax consequences to United States Holders of Common Shares.

•

The Company may from time to time hold substantial funds in cash and cash equivalents and there is a risk that financial market turmoil or other extraordinary events could prevent the Company from obtaining timely access to such funds or result in the loss of such funds.

See “Risk Factors” for more details on the risk factors listed above.

Subscription Agent and Depositary:

CST Trust Company, in its role as Subscription Agent, has been appointed the agent of the Company to receive subscriptions and payments from holders of Rights, to act as depositary and to perform certain services relating to the exercise and transfer of Rights.

If you have any questions, you should contact the Subscription Agent, CST Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

See “Details of the Rights Offering – Subscription Agent and Depositary”.

Termination Right of the Company:

Under the terms of the 2013 MOA, the Company has the right to terminate the Rights Offering at any time prior to the first date on which the Rights are listed and posted for trading on any of the NYSE, NASDAQ and TSX (which is expected to be December 3, 2013 for the NYSE and NASDAQ and December 4, 2013 for the TSX) if, prior to such date, Oyu Tolgoi Project Financing becomes available and the Company pays, from the proceeds of the initial drawdown thereunder, all amounts then outstanding under the Interim Funding Facility and the New Bridge Facility. See “Background and Purpose of the Rights Offering – New Financing Package – 2013 MOA”.

Eligibility for Investment:

Provided that the Common Shares are listed on a designated stock exchange under the Tax Act (which includes the TSX), the Rights and the Common Shares issuable on the exercise of Rights, if issued on the date hereof, would be qualified investments under the Tax Act for Registered Plans provided, in the case of the Rights, the Company deals at arm’s length for the purposes of the Tax Act with each person that is an annuitant, a beneficiary, an employer, or a subscriber under, or a holder of, the governing plan. The Rights would also be qualified investments for Registered Plans if the Rights are listed on a “designated stock exchange” as defined in the Tax Act. Resident Holders that intend to hold Common Shares or Rights in their Registered Plans are urged to consult their own tax advisors regarding whether the Common Shares or Rights would be prohibited investments in their particular circumstances. See “Canadian Federal Income Tax Consequences – Eligibility for Investment”.

KEY DATES AND TIMES OF THE RIGHTS OFFERING

Date
Last date on which the Company is entitled to terminate the Rights Offering pursuant to, and subject to the terms and conditions of, the 2013 MOA	December 2, 2013

Date that Rights will be admitted for trading on the NYSE and NASDAQ	December 3, 2013

Date that Rights will be listed for trading on the TSX	December 4, 2013

Record Date for participation in the Rights Offering	December 6, 2013

Expected Mailing Date of this Prospectus and Rights Certificates	December 11, 2013

Commencement Date of Rights Offering	December 11, 2013

Date on which Sale of Rights of Non-Prospectus Holders by Subscription Agent Begins	December 30, 2013

End of trading of Rights on the NYSE and NASDAQ	Close of trading (Eastern time) on January 6, 2014

End of trading of Rights on the TSX	12:00 p.m. (Eastern time) on January 7, 2014

Expiry Time and Expiry Date	5:00 p.m. (Eastern time) on January 7, 2014

Expected Closing Date of the Rights Offering	January 10, 2014

SUMMARY DESCRIPTION OF BUSINESS

The Company

The Company was incorporated under the Company Act (British Columbia) on January 25, 1994 under the name “463212 B.C. Ltd.” In February 1994, the Company changed its name to “Indochina Goldfields Ltd.” In February 1995, the Company was continued under the YBCA. In June 1999, the Company changed its name to “Ivanhoe Mines Ltd.” In August 2012, the Company changed its name to “Turquoise Hill Resources Ltd.”

The Company’s head office is located at 354 – 200 Granville Street, Vancouver, British Columbia, Canada, V6C 1S4. The Company’s registered office is located at 300 – 204 Black Street, Whitehorse, Yukon, Canada, Y1A 2M9.

Intercorporate Relationships

The following sets forth, as of the date of this Prospectus, the name, jurisdiction of incorporation and the voting equity ownership interest of the Company in each of the material subsidiaries through which the Company ultimately owns its assets and operates its business. These subsidiaries are grouped according to the particular projects or assets of the Company to which they relate and are presented in descending order according to the chain of voting equity ownership. Accordingly, the first such subsidiary presented in each group is owned directly by the Company and the voting equity ownership interest of the Company in that subsidiary is shown in the right hand column opposite its name and jurisdiction of incorporation. The voting equity ownership interest shown in respect of each other subsidiary is, except as otherwise indicated, that of the subsidiary listed immediately above it. In the case of the Oyu Tolgoi Project, the Company’s only material property as of the date of this Prospectus, the Company’s voting equity ownership interest therein by way of its 66% ownership in Oyu Tolgoi LLC is divided between two parallel groups of subsidiaries.

Oyu Tolgoi Project Group One Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Voting Equity Ownership Interest
THR Delaware Holdings, LLC (formerly Ivanhoe Mines Delaware Holdings, LLC)	Delaware	100%
THR Aruba Holdings LLC A.V.V. (formerly Ivanhoe Mines Aruba Holdings LLC A.V.V.)	Aruba	100%
THR Oyu Tolgoi Ltd. (formerly Ivanhoe Oyu Tolgoi (BVI) Ltd.)	British Virgin Islands	100%
Oyu Tolgoi LLC	Mongolia	0.21%

Oyu Tolgoi Project Group Two Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Voting Equity Ownership Interest
THR Mines (BC) Ltd. (formerly Ivanhoe OT Mines Ltd.)	British Columbia	100%
Turquoise Hill Netherlands Cooperative	Netherlands	100%(1)
Oyu Tolgoi Netherlands B.V.	Netherlands	100%
Oyu Tolgoi LLC	Mongolia	65.79%

Ovoot Tolgoi Coal Project Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation	Voting Equity Ownership Interest
SouthGobi Resources Ltd.	British Columbia	57.6%
SGQ Coal Investment Pte. Ltd.	Singapore	100%(2)
SouthGobi Sands LLC	Mongolia	100%(2)

(1)	Ownership divided between the Company, as to 80%, and THR Mines (BC) Ltd., as to 20%.
(2)	Each of these companies is a wholly-owned subsidiary of SouthGobi.

Additional direct and indirect subsidiaries of the Company (i) holding, individually, 10% or less and, in the aggregate, 20% or less of the Company’s consolidated assets, and (ii) generating, individually, 10% or less and, in the aggregate, 20% or less of the Company’s consolidated sales and operating revenues, in each case, as at and for the year ended December 31, 2012 (and as at and for the nine-month period ended September 30, 2013), have been omitted.

Our Business

The Company is an international mining company focused on copper, gold and coal mines in Central Asia and the Asia Pacific region. The Company’s principal and only material mineral resource property is the Oyu Tolgoi Project, located in Mongolia. The Company also has a publicly traded subsidiary through which it holds interests in coal resource properties in Mongolia, being SouthGobi, the shares of which are listed on the TSX and the Hong Kong Stock Exchange and which owns the Ovoot Tolgoi coal mining project located in Mongolia. The Company also holds interests in several other mineral resource projects in Asia, including a 50% interest in the Kyzyl Gold Project, through a shareholding in Altynalmas Gold, which is currently subject to sale pursuant to a binding agreement with Sumeru Gold BV.

The Company’s main focus is the development of the Oyu Tolgoi Project and we will continue to consider the divestment of non-core assets, provided that doing so is in the best interests of the Company.

Further particulars with respect to our business and mineral resource projects are disclosed under the headings “General Development of the Business” and “Description of the Business” in the AIF and in the other documents incorporated by reference herein.

Recent Developments

New Financing Package

On August 7, 2013, the Company announced that it had entered into the Binding Term Sheet with Rio Tinto and the Lender. Among other things, the Binding Term Sheet extended the maturity date under the Short Term Bridge Funding Agreement to August 28, 2013 (which date was subsequently extended to September 5, 2013) to allow sufficient time for all of the definitive agreements contemplated by the Binding Term Sheet to be prepared and finalized. Subsequently, on August 23, 2013, the Company, Rio Tinto and the Lender entered into the 2013 MOA, and the New Bridge Funding Agreement and the HOA, among other definitive agreements, in connection with the New Financing Package. On November 14, 2013 Rio Tinto, the Lender and the Company entered into an amending agreement that amended the 2013 MOA and the New Bridge Funding Agreement, pursuant to which they have agreed to extend the latest Closing Date to January 13, 2014 (although the Company has agreed to use reasonable commercial efforts to close the Rights Offering as soon as practicable) and, correspondingly, to extend the maturity dates of the Interim Funding Facility and the New Bridge Facility to the earlier of the second business day following the Closing Date and January 15, 2014. See “Background and Purpose of the Rights Offering – New Financing Package” below for details on the Binding Term Sheet, the 2013 MOA and the New Bridge Facility.

Disposition of Interest in Inova

On November 1, 2013, the Company announced that it had completed the divestment of the entirety of its 56.1% interest in Inova to Shanxi pursuant to a takeover offer made in accordance with Australian securities laws and regulations, as all conditions of such takeover offer had been satisfied or waived. Commencing with the Company’s unaudited interim comparative consolidated financial statements as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012, Inova will be reported and presented as a discontinued operation for the purposes of the Company’s financial results.

Restatement of 2012 Financial Statements

On November 14, 2013, the Company filed restated consolidated financial statements for the year ended December 31, 2012 as well as restated management’s discussion and analysis for such year, including comparative periods presented therein, to correct errors identified subsequent to the original issuance of the financial statements and management’s disccussion and analysis for those periods, as more fully described below.

(a) Correction of errors related to SouthGobi revenue recognition

The Company has determined that certain revenue transactions of SouthGobi were previously recognized in the Company’s consolidated financial statements prior to meeting relevant revenue recognition criteria. The restatement is due to a change in the determination of when revenue should be recognized from its sales of coal previously recognized in the quarter ended December 31, 2010, the full year ended December 31, 2011 and the six months ended June 30, 2012. The affected transactions relate to sales contracts which specify the location of title transfer as the customer’s stockpile, which is located in a yard within the Ovoot Tolgoi Mine’s mining license area. During the affected periods, revenue for such sales was recognized upon delivery of coal to the customer’s stockpile. The restated consolidated financial statements reflect a correction in the point of revenue recognition from the delivery of coal to the customer’s stockpile to loading the coal onto the customer’s trucks at the time of collection.

(b) Correction of error related to income taxes on intercompany interest

During 2012, the Company identified and recorded $21.5 million of accrued withholding taxes on intercompany interest that arose in the years ended December 31, 2011 and 2010 but were not identified and recorded in those periods. In conjunction with the restatement described in (a) above, the Company has made adjustments to reflect the withholding taxes in the proper periods.

(c) Reclassification of Inova (formerly known as Ivanhoe Australia Limited) as discontinued operations

Pursuant to rules of the SEC, the Company has reclassified the assets and liabilities of Inova as held for sale and the operations of Inova as discontinued operations in all periods presented upon the refiling and reissuance of its annual consolidated financial statements, following the classification of Inova as discontinued operations in the Company’s unaudited consolidated financial statements as at and for the three- and nine-month periods ended September 30, 2013.

The Company’s restated consolidated financial statements have not been updated for events after the issuance of the previously issued financial statements, except as discussed above.

Additional information regarding the purpose and consequences of the restatement are set forth in the Company’s restated consolidated financial statements for the year ended December 31, 2012 as well as restated management’s discussion and analysis for such year which are incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

Third Quarter 2013 Financial and Operational Results

On November 14, 2013, the Company also announced its financial and operational results for the three- and nine-month periods ended September 2013, which include restated financial results for the comparative periods presented therein. The Company’s unaudited interim comparative consolidated financial statements as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012, together with the notes thereto as well as the corresponding management’s discussion and analysis are incorporated by reference into this Prospectus. See “Documents Incorporated by Reference”.

Status Update on Oyu Tolgoi Project and Rights Offering

Also on November 14, 2013, the Company provided the following update on certain matters relating to the Oyu Tolgoi Project as well as the Rights Offering:

•

The Company, Rio Tinto and the Government of Mongolia are continuing discussions concerning issues associated with the development and operation of the Oyu Tolgoi Project, including project financing. These discussions are taking place to achieve a resolution of the outstanding issues and the Company believes there is positive engagement between the parties and progress is being made. All parties are working together to resolve all remaining issues, including the sharing of economic value from the project, clarification of initial development and construction costs, access to water, and the timing, completion and Oyu Tolgoi LLC shareholder approval of the feasibility study for expansion of operations.

•

Senior representatives of the Government of Mongolia have indicated that approval of project financing is a matter for the board of directors of Oyu Tolgoi LLC rather than the Mongolian Parliament and recent discussions indicate progress and a willingness from all parties to co-operate to resolve outstanding issues. Some uncertainty remains regarding the approvals process and timing required to resolve the complex outstanding issues to enable completion of the proposed project financing package.

•

Given the uncertainties regarding the timing required to resolve all outstanding issues and to complete the feasibility study for the expansion of operations at Oyu Tolgoi, the Company is of the view that it will not be in a position to complete or draw down Oyu Tolgoi Project Financing in 2013.

•

In light of the uncertainty relating to the timing of the availability of Oyu Tolgoi Project Financing and in accordance with the 2013 MOA and the New Bridge Facility maturing the earlier of the second business day following the Closing Date and January 15, 2014, this Prospectus is being filed in connection with the Rights Offering.

Commitment Letters for Oyu Tolgoi Project Financing

The commitment letters for Oyu Tolgoi Project Financing that Rio Tinto plc entered into with the proposed project finance lenders are scheduled to expire on December 12, 2013, unless extended. Rio Tinto and the Company have initiated discussions with such lenders in connection with a possible extension of the commitment letters.

BACKGROUND AND PURPOSE OF THE RIGHTS OFFERING

Purpose and Business Reasons

As described in greater detail below, the Company is engaging in the Rights Offering in connection with the New Financing Package and its contractual obligations and undertakings set forth in the 2013 MOA and the New Bridge Funding Agreement. The New Financing Package was designed to meet the Company’s cash needs through the end of 2013, including, in certain circumstances, in respect of the repayment to the Lender of the Interim Funding Facility and the New Bridge Facility by their respective maturity dates, being in each case, following the amendment to the 2013 MOA and the New Bridge Funding Agreement entered into on November 14, 2013, the earlier of the second business day following the Closing Date and January 15, 2014. The Company intends to apply the proceeds from the Rights Offering to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility and all fees and expenses payable in connection therewith, as well as the Standby Purchaser Fee. See “Use of Proceeds”.

Certain Existing Agreements between the Company and the Rio Tinto Group

PPA

On October 18, 2006, the Company and Rio Tinto entered into the PPA. Under the PPA, Rio Tinto has, among other rights and entitlements, pre-emptive rights to participate, subject to certain specific exceptions, in future issuances of Common Shares on a basis sufficient to maintain its percentage shareholding interest in the Company on economic terms equivalent to those upon which any such Common Shares are issued to third parties. For more information on the PPA, reference is made to the AIF, which is incorporated by reference into this Prospectus.

HOA

On December 8, 2010, the Company and Rio Tinto entered into the HOA, whereby the Company and Rio Tinto agreed to a number of transactions respecting Rio Tinto’s support for and participation in the rights offering transaction by the Company which closed in early 2011, the financing and management of the Oyu Tolgoi Project, replacing or amending certain contractual obligations under the PPA and other matters. For more information on the HOA, reference is made to the AIF, which is incorporated by reference into this Prospectus.

Interim Funding Facility

Under the HOA, Rio Tinto agreed to provide the Company, pending receipt of a comprehensive third party project financing package for the Oyu Tolgoi Project, the Interim Funding Facility to fund ongoing development of the Oyu Tolgoi Project. Subject to mandatory earlier repayment upon (among other things) the Company having obtained third party project financing, the Interim Funding Facility matures, and all principal, interest and other amounts thereunder are due and payable, the earlier of the second business day following the Closing Date and January 15, 2014. The net proceeds of the Rights Offering will be used, in part, to repay all amounts outstanding under the Interim Funding Facility. See “Use of Proceeds”.

2012 MOA

On April 17, 2012, the Company, Rio Tinto and the Lender entered into the 2012 MOA. The 2012 MOA contemplated a comprehensive financing plan comprising a number of transactions in respect of the financing of the Oyu Tolgoi Project, the management of the Company, certain amendments to the HOA and other matters.

Among other things, under the terms of the 2012 MOA, Rio Tinto was granted the Anti-Dilution Subscription Right to subscribe from time to time for Common Shares in respect of any dilution to the Rio Tinto Group’s equity ownership position in the Company as a result of the issuance of Common Shares pursuant to certain exercises of incentive stock options. The Anti-Dilution Subscription Right will remain exercisable until the 20th business day following the expiration or exercise of the last incentive stock option that was outstanding on May 24, 2012, as such options may be adjusted in accordance with their terms. The subscription price per Common Share under the Anti-Dilution Subscription Right will be the volume weighted average price of a Common Share on the TSX during the five (5) trading days immediately before the applicable date of exercise. See “Description of Share Capital – Options to Purchase Common Shares”.

For more information on the 2012 MOA, reference is made to the AIF, which is incorporated by reference into this Prospectus.

New Financing Package

As described above under the section titled “Summary Description of Business – Recent Developments – New Financing Package”, on August 7, 2013, the Company entered into the Binding Term Sheet, setting out the material terms and conditions on which Rio Tinto and the Lender agreed to provide a new financing package designed to address the Company’s then anticipated medium term funding needs in connection with the Oyu Tolgoi Project (the “New Financing Package”).

On August 23, 2013, the Company, Rio Tinto and the Lender entered into definitive agreements and documents giving effect to the Binding Term Sheet, including, among others, the 2013 MOA and the New Bridge Funding Agreement. Certain other definitive agreements (including certain security agreements) were entered into on September 5, 2013.

On November 14, 2013, Rio Tinto, the Lender and the Company entered into an amending agreement that amended the 2013 MOA and the New Bridge Funding Agreement, pursuant to which they have agreed to extend the latest Closing Date for the Rights Offering to January 13, 2014 (although the Company has agreed to use reasonable commercial efforts to close the Rights Offering as soon as practicable) and, correspondingly, to extend the maturity dates of the Interim Funding Facility and the New Bridge Facility to the earlier of the second business day following the Closing Date and January 15, 2014.

New Bridge Facility

As part of the New Financing Package, the Lender agreed to provide the Company with the New Bridge Facility for the purpose of initially refinancing all amounts then outstanding under the Short Term Bridge Funding Agreement and thereafter funding expenditures to be incurred in connection with the Oyu Tolgoi Project, if and to the extent that funds from the Oyu Tolgoi Project Financing or from other sources would not be available in a timely manner. It was contemplated that such expenditures would include the costs of the continued ramp up and completion of the open pit phase of the Oyu Tolgoi Project, and other assets, expenses and payments related to the Oyu Tolgoi Project. A front-end fee of US$6 million was paid by the Company to the Lender in consideration for the provision of the New Bridge Facility. The New Bridge Facility bears interest at the rate of LIBOR plus 5% per annum on drawn amounts and requires payment to the Lender of a commitment fee of 2% per annum on undrawn amounts. The proceeds of the Rights Offering will be used, in part, to repay all amounts outstanding under the New Bridge Facility. See “Use of Proceeds”.

On September 5, 2013, upon the finalization and effectiveness of the remaining definitive agreements (including certain security agreements as mentioned above) for the New Bridge Facility contemplated by the New Bridge Funding Agreement, the Short Term Bridge Funding Agreement was terminated.

The Company is required to prepay all amounts outstanding under the New Bridge Facility with the entire amount of (i) the net proceeds of the Rights Offering and any other placement or other issuance of Common Shares, and (ii) the net after-tax proceeds of any sale or other disposition of mineral resource interests and assets held, directly or indirectly, by the Company, other than the Oyu Tolgoi Project, provided that if the entire amount of such net proceeds exceeds the obligations of the Company to the Lender then outstanding under the New Bridge Facility, the Company will only be required to apply such amount of such net proceeds as is sufficient to pay all of the then outstanding amounts under the New Bridge Facility and the remaining amount of such net proceeds will be applied, to the extent required, to prepay the Interim Funding Facility. The Company is also required to make prepayments of its outstanding obligations under the New Bridge Facility in certain other circumstances.

The Company has given a series of covenants in the New Bridge Funding Agreement regarding its own conduct and that of certain of its subsidiaries; however, such covenants given under the New Bridge Funding Agreement will expire upon repayment in full of the New Bridge Facility following the Closing.

In addition, the Company would be in default of its obligations under the New Bridge Facility in certain circumstances, including, among others:

•	the failure to pay when due any amount payable by the Company under the New Bridge Facility;

•

the breach by the Company or any of its subsidiaries, in any material respect, of any obligation, covenant or provision contained in any agreement between the Company or any of its subsidiaries and any member of the Rio Tinto Group, or the breach of a representation or warranty made or given by the Company or certain of its subsidiaries under certain documents;

•	the occurrence of a change of control of the Company, other than a change of control in favor of one or more members of the Rio Tinto Group;

•	the Company or any of its subsidiaries defaulting under certain third party indebtedness;

•	the occurrence of an insolvency event in respect of the Company, Oyu Tolgoi LLC or any other material subsidiary of the Company;

•	any material agreement to which the Company or any of its subsidiaries and any members of the Rio Tinto Group are parties is or becomes void or unenforceable or is terminated or repudiated;

•	an expropriation, nationalization or seizure event that affects the Oyu Tolgoi Project;

•

any litigation, arbitration or administrative proceeding against the Company or a material subsidiary that is reasonably likely to have a material adverse effect on the Company or any of its material subsidiaries or their ability to develop and operate the Oyu Tolgoi Project as then contemplated and approved; or

•

an event occurs that has, or is likely to have, a material adverse effect on the Company or any of its material subsidiaries or their ability to develop and operate the Oyu Tolgoi Project as then contemplated and approved.

The above list is only a summary of certain events of default under the New Bridge Facility and reference is made to the complete list of events of default set out in the New Bridge Funding Agreement, a copy of which has been filed with the Canadian Securities Authorities on SEDAR at www.sedar.com and has been furnished to the SEC on its EDGAR site available at www.sec.gov.

In the event that the Company is in default of its obligations under the New Bridge Facility and forbearance is not provided by the Lender, the Lender would be entitled to enforce its security over all of the Company’s assets, including all of the Company’s direct and indirect equity ownership and debt interests in the Oyu Tolgoi Project. See “Details of the Rights Offering – Standby Commitment” and “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

2013 MOA

Under the terms of the 2013 MOA, the Company, the Lender and Rio Tinto agreed that if, by the Launch Deadline, Oyu Tolgoi Project Financing was either (i) not in place and available for drawdown or (ii) in place and available for drawdown but for any reason Oyu Tolgoi LLC, as borrower thereunder, was restricted from drawing down an amount sufficient, or from distributing the proceeds of such drawdown, to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility, to reimburse the Company and its affiliates for all fees paid in connection with the Oyu Tolgoi Project Financing prior to the date of such initial drawdown, and to pay all amounts payable by the Company and its affiliates on account of Mongolian withholding tax upon the repayment by

Oyu Tolgoi LLC of certain shareholder debt which may be required under the terms of the Oyu Tolgoi Project Financing to be repaid, then the Company would be obligated to conduct a rights offering by way of prospectus to raise sufficient funds in order to permit the Company, in the case of (i) above, to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility by their respective maturity dates, being in each case the earlier of the second business day following the Closing Date and January 15, 2014, or in the case of (ii) above, to fund the amount by which the aforementioned uses of the proceeds of such initial drawdown exceed the amount of Oyu Tolgoi Project Financing funds which can, at such time, be drawn down for such purposes by Oyu Tolgoi LLC. The “Launch Deadline”, as defined in the 2013 MOA, is the date by which, in the reasonable determination of the Board of Directors, the Company must have filed a preliminary prospectus to ensure that the Rights Offering would close by January 13, 2014, although the Company has undertaken to use reasonable commercial efforts to close the Rights Offering as soon as practicable. As of November 14, 2013, the date of the preliminary prospectus for the Rights Offering, Oyu Tolgoi Project Financing was not in place (and it will not be in place and available for drawdown prior to the maturity dates of the Interim Funding Facility and the New Bridge Facility). Consequently, in accordance with the 2013 MOA, the Company is conducting the Rights Offering to seek to obtain proceeds sufficient to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility and all fees and expenses payable in connection therewith as well as the Standby Purchaser Fee. See “Use of Proceeds”.

Under the 2013 MOA, the Company, the Lender and Rio Tinto agreed to the key terms and conditions upon which the Company would undertake the Rights Offering, and they further agreed that they would continue to act together diligently and in good faith to negotiate the Oyu Tolgoi Project Financing. Among such agreed upon key terms, the 2013 MOA provides that the Company may terminate the Rights Offering at any time prior to the date on which the Rights are listed and posted for trading on any of the NYSE, NASDAQ and TSX if the Oyu Tolgoi Project Financing becomes available and the Company pays, from the proceeds of the initial drawdown thereunder, all amounts outstanding under the Interim Funding Facility and the New Bridge Facility.

Continuing Covenants

Pursuant to the 2013 MOA, the Company has given a series of covenants (the “Continuing Covenants”) regarding its own conduct and that of certain of its subsidiaries for the benefit of Rio Tinto and the Lender, which covenants are substantially similar in scope and content and are consistent with other pre-existing contractual arrangements with Rio Tinto and the Lender and will continue in full force and effect until the earlier of (a) the date on which the initial drawdown under the Oyu Tolgoi Project Financing is completed and the proceeds are used to repay in full all outstanding amounts under the Interim Funding Facility and the New Bridge Facility, to reimburse the Company and its affiliates for all fees paid in connection with the Oyu Tolgoi Project Financing prior to the date of such initial drawdown, and to pay all amounts payable by the Company and its affiliates on account of Mongolian withholding tax upon the repayment by Oyu Tolgoi LLC of certain shareholder debt which may be required under the terms of the Oyu Tolgoi Project Financing to be repaid, and (b) December 31, 2015. The Continuing Covenants are in addition to any other covenants given to the Rio Tinto Group pursuant to such pre-existing agreements, which remain in force and effect in accordance with their respective terms. The Continuing Covenants include (subject to certain exceptions) the following:

•

the Company and its subsidiaries may not incur any debt or indebtedness other than certain permitted debt (which includes the Interim Funding Facility, the New Bridge Facility and the Oyu Tolgoi Project Financing), nor may they permit any encumbrance to be created on any present or future assets, effects, undertaking or property, whether real or personal, of the Company or any of its material subsidiaries (including any encumbrance created on any of the Oyu Tolgoi Project’s assets or the revenues or cash flows derived therefrom), except for encumbrances that relate to such permitted debt;

•	neither the Company nor any of its subsidiaries may transfer, directly or indirectly, the revenues or cash flows derived from the Oyu Tolgoi Project to any third party;

•	the Company and each of its subsidiaries must observe and perform all material obligations, covenants, terms and conditions under their material contracts;

•

neither the Company nor any of its material subsidiaries may amend its constitutional documents, enter into a merger or arrangement or effect an acquisition with a value in excess of US$5 million, propose a material reorganization, liquidation or dissolution or sell all or substantially all of its assets, property, effects or undertaking to any other person;

•	the Company will maintain its listings on the NYSE and the TSX and remain a “reporting issuer” in at least one province of Canada;

•

the Company may not, directly or indirectly, sell or transfer any equity interest in Oyu Tolgoi LLC to any person unless, prior to December 31, 2015, Rio Tinto has given its prior written consent thereto and certain other requirements relating to the preservation of the Rio Tinto Group’s existing contractual rights are met; and

•

the Company may not, without the prior written consent of Rio Tinto, directly or indirectly, issue any securities (including Convertible Securities) by way of stock dividend, effect a reclassification or re-designation of the Common Shares outstanding at any time or change the Common Shares into other shares or into other securities, effect a consolidation, amalgamation or merger of the Company with or into any other entity, or a transfer of the undertaking or assets of the Company as an entirety or substantially as an entirety to another entity, or fix a record date for any of the foregoing.

The above list is only a summary of certain Continuing Covenants under the 2013 MOA and reference is made to the complete list of such covenants set out in the 2013 MOA, a copy of which has been filed with the Canadian Securities Authorities on SEDAR at www.sedar.com and has been furnished to the SEC on its EDGAR site available at www.sec.gov.

Series D Warrants and Anti-Dilution Series D Warrants

In connection with the 2012 Rights Offering, the Company issued to Rio Tinto the Series D Warrants, which are currently exercisable to acquire an aggregate of 74,247,460 Common Shares at an exercise price of US$10.37 per share (subject to certain price adjustment provisions contained therein). The Series D Warrants are exercisable by Rio Tinto until the Series D Warrant Expiry Date.

Also in connection with the 2012 Rights Offering, the Company agreed with Rio Tinto and the Lender that if, subsequent to the 2012 Rights Offering and prior to the Series D Warrant Expiry Date, it issued Common Shares in connection with a future rights offering (which includes the Rights Offering), then Rio Tinto would be entitled to receive at such time, for no additional consideration, a number of Anti-Dilution Series D Warrants that would result in Rio Tinto having the right to acquire, pursuant to the exercise of such Anti-Dilution Series D Warrants together with all then outstanding Series D Warrants and any other previously issued Anti-Dilution Series D Warrants (of which there are none as of the date of this Prospectus) beneficially owned by one or more members of the Rio Tinto Group, a number of Common Shares that, upon issuance, would represent the same percentage of the outstanding Common Shares that the Rio Tinto Group would have beneficially owned if all of the then outstanding Series D Warrants and any other previously issued Anti-Dilution Series D Warrants (of which there are none as of the date of this Prospectus) had been fully exercised immediately before the record date of such future rights offering (in this case, the Record Date).

The Series D Warrant Certificate provides that the exercise price of such warrants shall be adjusted effective immediately after the Expiry Date to a price determined by multiplying the exercise price in effect immediately prior to the Expiry Time by a fraction, of which: (i) the numerator shall be equal to the aggregate of (A) the number of Common Shares outstanding as of the Record Date, plus (B) a number determined by dividing (1) the product of the Subscription Price of the Rights Offering multiplied by the number of Common Shares subscribed for or purchased under the Rights Offering, by (2) the “Current Market Price” (as such term is defined in the Series D Warrant Certificate) of the Common Shares as of the Record Date; and (ii) the denominator shall be equal to the number of Common Shares outstanding following the Expiry Time. As of the date of this Prospectus, the exercise price of the Series D Warrants is US$10.37 per Common Share, and it will only be possible to determine the amount by which such exercise price will be adjusted following the Expiry Time.

In addition, in accordance with the terms of the 2012 MOA, any Anti-Dilution Series D Warrants issuable in connection with the Rights Offering will have the same terms and attributes as the original Series D Warrants, except that the initial exercise price of the Anti-Dilution Series D Warrants will be equal to the greater of (i) the U.S. dollar issue price per Common Share under the Rights Offering, and (ii) the U.S. dollar equivalent (determined using the Noon Exchange Rate and rounded to the nearest cent) of the market price (determined in accordance with the TSX Company Manual) per Common Share on the trading day on the NYSE immediately preceding the date of this Prospectus. Based on the foregoing, the initial exercise price of the Anti-Dilution Series D Warrants will be US$4.31.

Under the terms of the 2013 MOA, the Company and Rio Tinto acknowledged and agreed that any Anti-Dilution Series D Warrants that Rio Tinto will be entitled to receive from the Company on the Closing Date will be issued to Rio Tinto on a private placement basis and, accordingly, Rio Tinto’s entitlement to Anti-Dilution Series D Warrant Shares will be limited to the lesser of (i) that number of Anti-Dilution Series D Warrant Shares determined pursuant to the applicable provisions of the 2012 MOA, and (ii) 100,599,888 Anti-Dilution Series D Warrant Shares (representing approximately 9.99% of the number of issued and outstanding Common Shares as of the date of the Binding Term Sheet); provided that if the Company determines, for any reason, that the Anti-Dilution Series D Warrants and the Anti-Dilution Series D Warrant Shares for which they may be exercised will be issued other than pursuant to a private placement, then the foregoing limitation in (ii) above will not apply.

Application has been made to the NYSE, NASDAQ and TSX to approve the listing of up to 100,599,888 Anti-Dilution Series D Warrant Shares issuable to Rio Tinto upon the exercise of the Anti-Dilution Series D Warrants. Admittance for trading or listing of the Anti-Dilution Series D Warrant Shares on the NYSE, NASDAQ and TSX is subject to the Company obtaining conditional listing approval or similar approval for the Anti-Dilution Series D Warrant Shares from and fulfilling all of the respective listing requirements of the NYSE, NASDAQ and TSX.

Rio Tinto Group as Interested Party and Board Approval Process

The Company’s Board of Directors held a meeting on August 5, 2013 to receive an update on the negotiations between the Company and the Rio Tinto Group concerning the Binding Term Sheet. At such meeting, the Board established the Sub-committee comprised of David Klingner (Chairman of the Board), Jill Gardiner and Kay Priestly (each of whom, other than Ms. Priestly, the Company’s Chief Executive Officer, is an independent member of the Board but who is not a Board nominee of the Rio Tinto Group), and delegated to the Sub-committee the authority to finalize and formally accept the Binding Term Sheet. The Sub-committee unanimously approved the final terms of the Binding Term Sheet at a meeting held on August 7, 2013.

In light of the Rio Tinto Group’s ownership of approximately 50.8% of the outstanding Common Shares, the Sub-committee noted that, under MI 61-101, the transactions contemplated by the Binding Term Sheet were “related party transactions” as the Rio Tinto Group is, by reason of its shareholding, a related party of the Company. Under MI 61-101, related party transactions are subject to formal valuation and minority approval requirements unless exemptions from those requirements are available.

The Sub-committee concluded that the New Bridge Facility was not subject to the formal valuation requirement of MI 61-101 and was exempt from the minority approval requirement of MI 61-101 on the basis that the New Bridge Facility was obtained on reasonable commercial terms that are not less advantageous to the Company than if the New Bridge Facility had been obtained from a person dealing at arm’s length with the Company, and it is not convertible into equity or voting securities or otherwise participating in nature.

In addition, the Sub-committee noted that the Rights Offering, if ultimately required to be proceeded with, is not a transaction to which the formal valuation and minority approval requirements of MI 61-101 would apply provided that the Standby Commitment of Rio Tinto complies with the rules of the Canadian Securities Authorities governing rights offerings, which is required in these circumstances in any event in order to qualify the Rights Offering pursuant to a prospectus in accordance with the requirements of the 2013 MOA.

The Sub-committee also noted that, if the Rights Offering were to proceed, the Anti-Dilution Series D Warrants would be issuable to the Rio Tinto Group under pre-existing contractual arrangements entered into in connection with the 2012 Rights Offering. The Sub-committee concluded that the issuance of such Anti-Dilution Series D Warrants would be exempt from the formal valuation and minority approval requirements of MI 61-101 based on the Sub-committee’s determination that the aggregate fair market value of all such Anti-Dilution Series D Warrants would not exceed 25% of the Company’s then market capitalization determined in accordance with MI 61-101.

After a detailed review of drafts of the New Bridge Funding Agreement and the 2013 MOA and other related documents, and having received the recommendation of the Sub-committee, the Board approved the execution of these agreements on August 23, 2013.

INTENTION OF INSIDERS TO EXERCISE RIGHTS

Pursuant to the 2013 MOA, Rio Tinto, which together with its affiliates is the Company’s largest shareholder, holding 510,983,220 Common Shares representing approximately 50.8% of the Common Shares currently outstanding, has agreed, subject to certain terms, conditions and limitations set out in the 2013 MOA, to exercise, and to cause each other member of the Rio Tinto Group which owns Rights to exercise, its Basic Subscription Privilege in full and to purchase, or to cause one or more members of the Rio Tinto Group to purchase, the Standby Shares pursuant to the Standby Commitment. Specifically, Rio Tinto’s obligation to exercise, and to cause each other member of the Rio Tinto Group to exercise, its Basic Subscription Privilege is subject to all of the conditions applicable to the Standby Commitment described in paragraphs (a) through (f) inclusive, (h) and (i) on pages 29 and 30 of this Prospectus, provided that for purposes of the Basic Subscription Privilege, references in such paragraphs to the Closing Date should read as references to the fifth business day preceding the Expiry Date. See “Details of the Rights Offering – Standby Commitment”, “Background and Purpose of the Rights Offering – Anticipated Effect on Rio Tinto Group’s Shareholdings” and “Risk Factors – Risks Related to the Rights Offering – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

USE OF PROCEEDS

After giving effect to the Standby Commitment, the gross proceeds from the Rights Offering are estimated to be $2,414,679,838, and the net proceeds (after deducting expenses related to the Rights Offering, estimated to be about $4.0 million and the payment to Rio Tinto of the Standby Purchaser Fee) are estimated to be $2,338,239,443. The Company intends to use the net proceeds from the Rights Offering to repay all amounts that will be outstanding under the Interim Funding Facility and the New Bridge Facility, and to use any remaining proceeds for the continued funding of the Oyu Tolgoi Project, working capital, general administrative expenses and other corporate expenses.

As of the date of this Prospectus, the Company estimates that it will be required to repay on the Closing Date approximately $1.8 billion under the Interim Funding Facility and approximately $457.8 million under the New Bridge Facility, including amounts the Company estimates that it may be required to draw down under the latter facility between the date of this Prospectus and the Closing Date. In addition, the Company estimates that the Standby Purchaser Fee will amount to approximately $72,440,395 and that the fees and expenses that the Company will be required to pay in connection with the repayment of the Interim Funding Facility and the New Bridge Facility as well as the Rights Offering will amount to approximately $4.0 million.

As described under “Background and Purpose of the Rights Offering - New Financing Package”, Rio Tinto recently agreed to amend the 2013 MOA so as to extend the deadline for the Closing Date and to extend the maturity dates of the Interim Funding Facility and the New Bridge Facility to accommodate the timetable for the Rights Offering reflected in this Prospectus. Rio Tinto’s obligations to provide the Standby Commitment otherwise remain subject to the conditions previously set out in the 2013 MOA, which are described under “Details of the Rights Offering - Standby Commitment”.

The Company raised net proceeds of $1.7 billion from the 2012 Rights Offering and stated in its short form prospectus dated June 7, 2012 that it intended to use the net proceeds of such offering to continue the development of the Oyu Tolgoi Project until the scheduled start of initial production from the open-pit mine during the second half of 2012 and to pay any amounts outstanding under its US$1.5 billion bridge facility. Oyu Tolgoi LLC commenced production in the first half of 2013 and all proceeds from the 2012 Rights Offering were used in the development of the Oyu Tolgoi Project. The US$1.5 billion bridge facility was never drawn and expired in May 2013.

The Company had a negative operating cash flow for the year ended December 31, 2012 and the third quarter ended September 30, 2013, and expects to have negative cash flow from operating activities in the fourth quarter of 2013 which, as noted above, will be funded by using availability under the New Bridge Facility. Commercial production from the open pit at the Oyu Tolgoi Project has commenced and concentrate has been shipped to customers in China, which is expected to generate working capital in 2014. However, there is no assurance that the Company will be capable of producing positive cash flow on a consistent basis or arranging a sufficient amount of capital, whether through project debt financing or otherwise, to fund the development of the underground mine. See “Risk Factors - There is no assurance that the Company will be capable of consistently producing positive cash flows” and “Risk Factors - There can be no assurance that the Company will be capable of raising the additional funding that it needs to continue development of the Oyu Tolgoi Project. In particular, but without limiting the scope of the foregoing statement, there can be no assurance that Oyu Tolgoi Project Financing will be available or that the corporate, governmental and other approvals required for its implementation will be obtained”.

DETAILS OF THE RIGHTS OFFERING

Basic Subscription Privilege and Record Date

All Shareholders as at 5:00 p.m. (Eastern time) on the Record Date of December 6, 2013 will be issued Rights to subscribe for Common Shares pursuant to the Rights Offering. A Shareholder is entitled to receive one Right for each Common Share held. Rights are only exercisable from the Commencement Date until the Expiry Time.

Only an Eligible Holder may exercise Rights. For every Right held, an Eligible Holder will be entitled under the Basic Subscription Privilege to subscribe for one (1) Common Share. Holders of Rights that exercise their Basic Subscription Privilege in full are also entitled under the Additional Subscription Privilege to subscribe for Additional Common Shares, if any, that are not otherwise subscribed for by other holders of Rights under the Rights Offering pursuant to the Basic Subscription Privilege, as detailed below.

If the Rights Offering does not proceed, Subscription Payments made pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction.

Holders of Rights that elect to purchase Common Shares in the Rights Offering must act promptly to ensure that the entire Subscription Payment for any Rights exercised is paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office, or the guaranteed delivery procedures must be followed, prior to the Expiry Time. Accordingly, Subscribers that hold Rights through a Participant must provide the Participant holding their Rights with instructions and the required payment sufficiently in advance of the Expiry Time to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of instructions and payment than the Expiry Time. If an Eligible Holder fails to complete and sign the required subscription forms, sends an incorrect Subscription Payment, or otherwise fails to follow the subscription procedures that apply to the exercise of Rights by the holder, the Subscription Agent may, depending on the circumstances, reject the subscription or accept it only to the extent of the payment received.

Neither the Company nor the Subscription Agent undertakes to Subscribers that it will, or will attempt to, correct an incomplete or incorrect subscription form or payment. The Company has the sole discretion to determine whether an exercise of Rights properly follows the subscription procedures, provided that Rights not exercised by the Expiry Time will be void and of no value and no longer exercisable for Common Shares. The Company has agreed with Rio Tinto in the 2013 MOA that it will not waive any delay in payment of the Subscription Payment by a Subscriber who exercises the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege.

As soon as practicable after the Expiry Date, the Subscription Agent will send to each Subscriber that has exercised the Basic Subscription Privilege a certificate evidencing the number of Common Shares subscribed for by such Subscriber under the Basic Subscription Privilege. See “– Common Share Certificates” below.

For information on how to exercise Rights, see “– Common Shares Held in Book-Entry Form” and “– Common Shares Held in Registered Form” below.

Additional Subscription Privilege

Any holder of a Rights Certificate that exercises in full the Basic Subscription Privilege in respect of that Rights Certificate (and all other Rights Certificates held by such holder) is entitled to subscribe for Additional Common Shares subject to allotment and certain limitations described below. The Additional Common Shares will be those, if any, that have not been subscribed for and paid for under the Basic Subscription Privilege.

To exercise the Additional Subscription Privilege, any holder of a Rights Certificate that completes Form 1 for the maximum number of Common Shares that can be subscribed for under the Basic Subscription Privilege with the number of Rights evidenced by that Rights Certificate must also complete Form 2 and specify the number of Additional Common Shares for which the holder desires to subscribe. The maximum number of Additional Common Shares to which a holder will be entitled pursuant to the Additional Subscription Privilege will be limited to such holder’s pro rata share of the total amount of Additional Common Shares available for additional subscription. If a holder subscribes for a greater number of Common Shares than the pro rata share available, the holder will be allocated such lesser number of Additional Common Shares and any excess Subscription Payment will be returned to the holder without interest or deduction. The completion of Form 2 constitutes a binding commitment by the holder of a Rights Certificate to subscribe for the number of Additional Common Shares specified (or such lesser amount as may be allocated, as described below). The aggregate Subscription Price for Additional Common Shares must accompany the Rights Certificate when it is delivered to the Subscription Agent and is payable in either United States or Canadian funds in accordance with the applicable Subscription Price by wire transfer, certified cheque or bank draft payable to the order of “CST Trust Company”.

Under the terms of the 2013 MOA, the Subscription Price for any Common Shares subscribed for by Rio Tinto or any of its affiliates under the Additional Subscription Privilege will be payable on, and will not be required to be delivered prior to, the Closing Date.

Funds for the Additional Common Shares will be placed in a segregated non-interest bearing account pending allocation of the Additional Common Shares in the manner contemplated in this Prospectus, and any funds in excess of the Subscription Price for the Additional Common Shares so allocated will be returned by mail, without interest or deduction. If there are sufficient Additional Common Shares to satisfy all subscriptions made by Subscribers pursuant to the Additional Subscription Privilege, each such Subscriber will be allotted the number of Additional Common Shares for which he or she has subscribed.

Each Subscriber that exercises the Basic Subscription Privilege in full and that exercises the Additional Subscription Privilege will be entitled to receive the number of Additional Common Shares that is the lesser of:

(a)	the number of Additional Common Shares subscribed for by the Subscriber under the Additional Subscription Privilege; and

(b)

the number of Additional Common Shares (disregarding fractions) obtained by multiplying the total number of Common Shares not subscribed for under the Basic Subscription Privilege by a fraction (i) the numerator of which is the number of Rights exercised by such Subscriber under the Basic Subscription Privilege, and (ii) the denominator of which is the aggregate number of Rights exercised under the Basic Subscription Privilege by all Subscribers that are exercising the Additional Subscription Privilege.

If any holder has subscribed for fewer Additional Common Shares than the number resulting from the application of the formula in (b) above, then the excess Additional Common Shares will be allocated in the manner described above among the holders that were allocated fewer Additional Common Shares than they subscribed for.

As soon as practicable after the Expiry Date, the Subscription Agent will send to each Subscriber that has exercised the Additional Subscription Privilege a certificate evidencing the number of Additional Common Shares allocated to such Subscriber and will return to the Subscriber any excess funds paid, without interest or deduction. See “– Common Share Certificates” below.

For information on how to exercise Rights, see “– Common Shares Held in Book-Entry Form” and “– Common Shares Held in Registered Form” below.

Standby Commitment

Pursuant to the Standby Commitment, Rio Tinto has agreed to purchase, or to cause one or more members of the Rio Tinto Group to purchase, subject to certain terms, conditions and limitations set forth in the 2013 MOA, and the Company has agreed to issue, on the Closing Date, the Standby Shares at the Subscription Price. In consideration for Rio Tinto’s commitment to purchase the Standby Shares pursuant to the Standby Commitment, the Company has agreed to pay Rio Tinto the Standby Purchaser Fee in an amount equal to 3.0% of the aggregate gross proceeds of the Rights Offering.

The obligations of Rio Tinto to provide the Standby Commitment under the 2013 MOA are subject to satisfaction, or waiver in writing by Rio Tinto, of the following conditions as of the Closing Date:

(a)

there will be no claims, litigation, inquiries, investigations (whether formal or informal) or other proceedings, including appeals and applications for review, in progress, or pending, commenced or threatened, by any person or governmental authority or the NYSE, NASDAQ or TSX, or orders or decisions issued by any governmental authority or the NYSE, NASDAQ or TSX, any of which: (i) suspends or ceases trading in any of the Company’s securities or operates to prevent or restrict the lawful distribution of any such securities; or (ii) restricts or enjoins any of the transactions contemplated by the 2013 MOA;

(b)

all necessary approvals, orders, rulings and consents of all relevant securities regulatory authorities and other governmental authorities required in connection with the Rights Offering and the other transactions contemplated by the 2013 MOA will have been obtained;

(c)

all required approvals from the NYSE, NASDAQ or TSX will have been obtained in respect of the Rights Offering and the securities issuable in connection therewith, including the Rights, the Common Shares issuable upon the exercise of the Rights, the Standby Shares, the Anti-Dilution Series D Warrants and up to 100,599,888 Anti-Dilution Series D Warrant Shares issuable upon the exercise of the Anti-Dilution Series D Warrants, and the listing of all such securities (other than the Anti-Dilution Series D Warrants which will not be listed);

(d)	neither any Rights nor any Common Shares will have been de-listed or suspended or halted from trading for a period greater than one business day at any time prior to the Closing Date;

(e)

the representations and warranties of the Company contained in the 2013 MOA will be true and correct in all material respects as of the Closing Date with the same force and effect as if made as at the Closing Date after giving effect to the Rights Offering and the other transactions contemplated by the 2013 MOA, including the repayment in full of the Interim Funding Facility and the New Bridge Facility;

(f)	the Company will have complied in all material respects with its covenants contained in the 2013 MOA and the New Bridge Funding Agreement;

(g)

Rio Tinto will have received favourable legal opinions dated the Closing Date with respect to the Rights Offering from Canadian and U.S. counsel to the Company in form and substance satisfactory to Rio Tinto and its counsel, acting reasonably, with respect to the Common Shares issued upon the exercise of the Rights, the Anti-Dilution Series D Warrant Shares and the Standby Shares;

(h)

no catastrophe of national or international consequence or any change in law or other occurrence of any nature whatsoever will have occurred at any time prior to the Closing Date which, in the reasonable opinion of Rio Tinto, seriously adversely affects, or would reasonably be expected to seriously adversely affect, the financial markets in Canada or the United States;

(i)

no Material Adverse Change will have occurred at any time prior to the Closing Date. “Material Adverse Change” is defined in the 2013 MOA to mean a change, development, event or occurrence with respect to the business, condition (financial or otherwise), properties, assets, liabilities, operations or results of operations of the Company and its subsidiaries, on a consolidated basis, that is, or would reasonably be expected to be, material and adverse to the Company and its subsidiaries, on a consolidated basis, other than a change primarily resulting from: (i) general political, economic or financial conditions outside of Mongolia or China; (ii) the state of securities markets; (iii) the mining industry in general; (iv) any change in the market price of the Common Shares or trading volume of the Common Shares; (v) the announcement or pendency of the Rights Offering and the transactions contemplated by the 2013 MOA and the New Bridge Funding Agreement; (vi) compliance with the Standby Commitment or Rights Offering; (vii) actions by Rio Tinto; (viii) a change in accounting rules; or (ix) exchange rates;

(j)	the Anti-Dilution Series D Warrants will have been issued and a certificate representing the Anti-Dilution Series D Warrants will have been delivered to Rio Tinto; and

(k)	the closing of the Rights Offering will occur not later than January 13, 2014.

Rio Tinto may assign its rights and obligations pursuant to the Standby Commitment to another member of the Rio Tinto Group. The conditions in paragraphs (a) through (f) inclusive, (h) and (i) above also apply to Rio Tinto’s obligation to exercise the Basic Subscription Privilege, provided that for such purpose, references in such paragraphs to the Closing Date will be deemed references to the fifth business day preceding the Expiry Date.

Once the Rights are admitted for trading on the NYSE and NASDAQ and are listed for trading on the TSX, the Company will, absent exceptional circumstances, be required to proceed with the Rights Offering, even if the conditions to Rio Tinto’s obligations to exercise its Basic Subscription Privilege and to provide the Standby Commitment are not met. If Rio Tinto becomes entitled to terminate such obligations and thereafter does so, the anticipated proceeds of the Rights Offering may not be fully realized. This would result in the Company not being able, in all likelihood, to repay in full the Interim Funding Facility and/or the New Bridge Facility, which would result in the Company being in default of both funding facilities. In the event that the entire indebtedness owing to the Lender under both the Interim Funding Facility and the New Bridge Facility is not repaid on or before the earlier of the second business day following the Closing Date and January 15, 2014, and forbearance is not provided by the Lender, the Lender would be entitled to enforce its security over all of the Company’s assets, including all of the Company’s direct and indirect ownership and debt interests in the Oyu Tolgoi Project. See “Risk Factors – Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering”.

Impact of Extent of Exercise of Rights by Shareholders

For the purpose of estimating the ownership position of the Rio Tinto Group under the scenarios described below, the number of Common Shares and the percentage of the total outstanding Common Shares stated in the following paragraphs are based on the number of Common Shares outstanding as of the date of this Prospectus, and assumes no exercise of Convertible Securities by any holder of Convertible Securities other than Rio Tinto. The following also does not give effect to the possible exercise by Rio Tinto of any of its Anti-Dilution Subscription Right, to the extent permitted by the terms thereof.

Full Exercise by all Shareholders

If Rio Tinto, the other members of the Rio Tinto Group and all other holders of Rights exercise their Rights in full and no Standby Shares are purchased pursuant to the Standby Commitment, the Rio Tinto Group will acquire 510,983,220 Common Shares under the Rights Offering and, following the Closing, will beneficially own 1,021,966,440 Common Shares representing approximately 50.8% of the then outstanding Common Shares (being the same as its current approximate percentage equity interest in the Company).

If Rio Tinto were to fully exercise the Series D Warrants as well as the Anti-Dilution Series D Warrants in connection with or following the Closing, Rio Tinto would acquire an additional 74,247,460 Common Shares pursuant to the exercise of the Series D Warrants and 74,247,460 Anti-Dilution Series D Warrant Shares. Following such issuances, the Rio Tinto Group would beneficially own 1,170,461,360 Common Shares, representing approximately 54.2% of the then outstanding Common Shares.

No Exercise of Rights by Shareholders other than the Rio Tinto Group

If none of the holders of Rights (other than Rio Tinto and other members of the Rio Tinto Group) exercise their Rights and all of the Common Shares issuable upon the exercise of Rights held by such holders are purchased by Rio Tinto as Standby Shares pursuant to the Standby Commitment, the Rio Tinto Group will acquire 1,006,116,599 Common Shares under the Rights Offering and, following the Closing, will beneficially own 1,517,099,819 Common Shares representing approximately 75.4% of the then outstanding Common Shares.

If Rio Tinto were to fully exercise the Series D Warrants as well as the Anti-Dilution Series D Warrants in connection with or following the Closing, Rio Tinto would acquire an additional 74,247,460 Common Shares pursuant to the exercise of the Series D Warrants and 74,247,460 Anti-Dilution Series D Warrant Shares. Following such issuances, the Rio Tinto Group would beneficially own 1,665,594,739 Common Shares, representing approximately 77.1% of the then outstanding Common Shares.

Other Terms Applicable to the Rights Offering

Under the terms of the 2013 MOA, the Subscription Price was to be agreed to by the Company and Rio Tinto through negotiations prior to the filing of this Prospectus, provided that such price was to be at a discount in the range of 35% to 50% to the volume weighted average price of the Common Shares for the five trading days on the TSX ending on the second trading day preceding the filing of this Prospectus. Immediately prior to the filing of this Prospectus, the Company and Rio Tinto agreed on the Subscription Price for the Rights Offering of either US$2.40 per Common Share or C$2.53 per Common Share, which Subscription Price falls within the parameters described in the preceding sentence. The Company’s objective in having agreed on the Subscription Price with Rio Tinto is to encourage holders of Rights to exercise their Rights and the Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition, net worth or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value or the value of the Common Shares to be offered in the Rights Offering. See “Risk Factors – Risks Related to the Rights Offering – The Subscription Price is not necessarily an indication of value”.

At the Commencement Date, the Rights will be evidenced by Rights Certificates registered in the name of the Registered Shareholder entitled thereto. Each Registered Shareholder, other than a Non-Prospectus Holder, will receive a Rights Certificate evidencing the total number of Rights to which such Shareholder is entitled. Subject to certain exceptions described in this Prospectus, Rights Certificates may not be held directly by, and subscriptions for Common Shares will not be accepted from, Non-Prospectus Holders. See “– Non-Prospectus Holders” below.

Shareholders that hold their Common Shares through a Participant will not receive physical Rights Certificates evidencing their ownership of Rights. Instead, on the Record Date, a global Rights Certificate representing the total number of Rights to which all such Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights. See “– Common Shares Held in Book-Entry Form” below.

The Rights Offering is not Subject to any Minimum Subscription Level

The completion of the Rights Offering is not subject to any minimum subscription level. Rights are transferable. A Right does not entitle the holder thereof to any rights whatsoever as a securityholder of the Company other than to subscribe for and purchase Common Shares as described herein.

Registered Shareholders wishing to be Recognized as Qualified Holders

Registered Shareholders in Non-Prospectus Jurisdictions that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time, and in any event prior to 4:30 p.m. (Eastern time) on December 27, 2013, in order to satisfy the Company that such holders are Qualified Holders. From and after 9:00 a.m. on December 30, 2013, the Subscription Agent will attempt to sell the Rights of registered Non-Prospectus Holders that have not demonstrated that they are Qualified Holders, on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of, or incurred by, the Subscription Agent in connection with the sale of the Rights. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any applicable withholding taxes and brokerage commission expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis. See “– Non-Prospectus Holders” below.

Shareholders Resident in the United States

We have filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and we expect to make certain other filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities laws.

Dilution to Existing Shareholders

If a Shareholder wishes to retain its current ownership percentage, and assuming all the Rights are exercised, a Shareholder should exercise the Basic Subscription Privilege in respect of all of the Rights issued to such Shareholder. If a Shareholder does not exercise its Rights and the Rights Offering is completed, such Shareholder’s percentage interest in the Company may be substantially diluted upon the exercise of Rights by other Shareholders and/or, if applicable, the purchase of Standby Shares by Rio Tinto. The completion of the Rights Offering will also result in the triggering of the anti-dilution adjustments to the exercise price of the Series D Warrants, the issuance to Rio Tinto of the Anti-Dilution Series D Warrants, the anti-dilution adjustments to be made to outstanding Stock Options and the equivalent adjustments to the Anti-Dilution Subscription Right. See “Description of Share Capital – Convertible Securities and Anti-Dilution Rights”.

Expiry of Rights

The Rights will expire at the Expiry Time of 5:00 p.m. (Eastern time) on the Expiry Date of January 7, 2014. Rights not exercised prior to the Expiry Time will be void and of no value and will no longer be exercisable for any Common Shares.

Fees Payable by Subscribers

Apart from the Subscription Payment payable in connection with the exercise of Rights under the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege, there will be no fee or sales commission charged by us or the Subscription Agent on the issuance of Rights to Shareholders or upon the exercise of such Rights. Notwithstanding the foregoing, payment of any service charge, commission or other fee payable (including those of brokers) in connection with the purchase or sale of Rights (other than the fees for the services to be performed by the Subscription Agent referred to below under “– Subscription Agent and Depositary”) will be the responsibility of the Subscriber. Subscribers must also pay all stamp, issue, registration or other similar taxes or duties contingent upon the issuance or delivery of Common Shares to or for the order of a third party.

Rights and Partial Exercises

One (1) Right is required to be exercised by a Subscriber to subscribe for one (1) Common Share pursuant to the Basic Subscription Privilege. Only subscriptions for whole Common Shares will be accepted. The smallest increment that Rights may be exercised in is one (1), with one (1) Right entitling the holder to subscribe for one (1) Common Share.

Rights will be eligible for exercise at any time from the Commencement Date to the Expiry Time. If an Eligible Holder wants to exercise some but not all of the Rights represented by a Rights Certificate and such holder wishes to retain the ability to exercise the balance of the unexercised Rights represented by a Rights Certificate, such holder must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Rights Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise prior to the Expiry Time. For information on how to exercise Rights, see “– Common Shares Held in Book-Entry Form” and “– Common Shares Held in Registered Form” below.

Eligible Holders that are unsure how to exercise their Rights should contact the Subscription Agent, the Company or their Participant. See “– Inquiries” below.

Deemed Representation and Warranty of Each Subscriber

As a condition to a purchase of any Common Shares in the Rights Offering, each Subscriber other than a Qualified Holder will be deemed to have represented and warranted to the Company that it is resident in a Prospectus Jurisdiction, and this representation and warranty will be relied upon by us and the Subscription Agent.

Subscription Agent and Depositary

CST Trust Company, in its role as Subscription Agent, has been appointed to (i) receive subscriptions for Common Shares and Subscription Payments directly from Registered Shareholders or indirectly through Participants, and (ii) act as depositary and to perform certain services relating to the exercise and transfer of Rights. Completed Rights Certificates and Subscription Payments under the Rights Offering should be delivered by hand delivery, mail or courier service as follows:

By Mail:	By Hand or Courier:
CST Trust Company	CST Trust Company
P.O. Box 1036	320 Bay Street
Adelaide Street Postal Station	Basement Level (B1)
Toronto, Ontario	Toronto, Ontario
M5C 2K4	M5H 4A6
Attention: Corporate Actions	Attention: Corporate Actions

The method used to deliver a completed Rights Certificate and Subscription Payment is at the option and risk of the Subscriber, and delivery will be deemed effective only when such certificate and payment are actually received by the Subscription Agent. Delivery by hand, or registered mail or courier service with return receipt requested and which is properly insured, allowing sufficient time to ensure timely delivery, is recommended.

If you have any questions, you should contact the Subscription Agent, CST Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

The Company will pay the fees and expenses of the Subscription Agent, other than the fees and expenses related to sales of Rights on behalf of Non-Prospectus Holders, which will be paid out of the proceeds of sales of such Rights.

Common Shares Held in Book-Entry Form

Non-Registered Shareholders that hold their Common Shares through a Participant will not receive physical Rights Certificates evidencing their ownership of Rights. Instead, on the Record Date, one or more global Rights Certificates representing the total number of Rights to which all such non-Registered Shareholders are entitled pursuant to the terms of the Rights Offering will be issued in registered form to, and in the name of, CDS or DTC (or one of their respective nominees), as the case may be, and will be delivered to CDS or DTC, as the case may be. The Company expects that each such non-Registered Shareholder will receive a confirmation of the number of Rights issued to it from its respective Participant in accordance with the practices and procedures of that Participant. Each of CDS and DTC will be responsible for establishing and maintaining book-entry accounts for Participants holding Rights.

Holders that wish to exercise Rights issued in respect of Common Shares held through a Participant should contact such Participant to determine how Rights may be exercised. For Common Shares held through a Participant, an Eligible Holder may exercise the Rights issued in respect of such Common Shares by: (a) delivering to the Participant a properly completed Beneficial Owner Election Form required by its Participant to effect the exercise of such Rights, and (b) forwarding to such Participant the Subscription Price for each Common Share that such holder wishes to subscribe for in accordance with the terms of the Rights Offering.

The entire Subscription Payment for the exercise of any Rights exercised must be paid at the time of subscription and must be received by the Subscription Agent at the Subscription Office prior to the Expiry Time. Accordingly, Subscribers must provide the Participant holding their Rights with the Beneficial Owner Election Form and the corresponding Subscription Payment sufficiently in advance of the Expiry Time to permit proper exercise of their Rights. Participants will have an earlier deadline for receipt of the Beneficial Owner Election Form and corresponding Subscription Payment than the Expiry Time.

Subscriptions for Common Shares made through a Participant will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Neither the Company nor the Subscription Agent will have any liability for: (a) the records maintained by CDS or DTC or by CDS Participants or DTC Participants relating to the Rights or the book-entry accounts maintained by them; (b) maintaining, supervising or reviewing any records relating to such Rights; or (c) any advice or representations made or given by CDS or DTC or by CDS Participants or DTC Participants with respect to the rules and regulations of CDS or DTC, respectively, or any action to be taken by CDS or DTC or by CDS Participants or DTC Participants, as the case may be. The ability of a person having an interest in Rights held through a Participant to pledge such interest or otherwise take action with respect to such interest (other than through a Participant) may be limited due to the lack of a physical Rights Certificate. Holders of Rights that hold such Rights through a Participant must arrange exercises, sales or transfers of Rights through their Participant. It is anticipated by the Company that each such purchaser of a Common Share or Right will receive a customer confirmation of issuance or purchase, as applicable, from the Participant through which such Right is issued or such Common Share is purchased in accordance with the practices and policies of such Participant. See “– Sale or Transfer of Rights” below.

CDS

The Subscription Price for Rights held through a CDS Participant is payable, at the election of the Subscriber but subject to any restrictions a Participant may impose, in either U.S. dollars or Canadian dollars by way of wire transfer, cheque or bank draft payable to the CDS Participant, by direct debit from the Subscriber’s brokerage account or by electronic funds transfer or other similar payment mechanism. The Subscription Agent must receive the required subscription documents and the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time to permit proper exercise of Rights. Participants will have an earlier deadline for receipt of instructions and payment than the Expiry Time.

DTC

If Rights are held of record through DTC, a holder may exercise its Rights through DTC’s “PSOP” function by instructing DTC to charge such holder’s applicable DTC account for the Subscription Payment for the Common Shares and deliver such amount to the Subscription Agent. If Rights are held through a DTC Participant, the holder of such Rights may not be able to exercise such Rights in Canadian dollars and such holder should contact its DTC Participant if it wishes to submit any Subscription Payment in Canadian dollars. The Subscription Agent must receive the required subscription documents and the Subscription Payment for the Common Shares sufficiently in advance of the Expiry Time to permit proper exercise of Rights. Participants will have an earlier deadline for receipt of instructions and payment than the Expiry Time.

Common Shares Held in Registered Form

Registered Shareholders in a Prospectus Jurisdiction will be mailed a copy of this Prospectus and a Rights Certificate representing the total number of Rights that each such Shareholder is entitled to receive. In order to exercise Rights represented by the Rights Certificate, Subscribers must complete and deliver the Rights Certificate in accordance with the instructions set out below.

The Subscription Price for Rights exercised by Subscribers is payable, at the election of the Subscriber, in either U.S. dollars or Canadian dollars by way of wire transfer, certified cheque or bank draft payable to the Subscription Agent.

How to Complete the Rights Certificate

1.

Form 1 – Basic Subscription Privilege. Every Right entitles the holder thereof to subscribe for one (1) Common Share pursuant to the Basic Subscription Privilege. The maximum number of Rights that may be exercised pursuant to the Basic Subscription Privilege is shown in the box on the upper right-hand corner of the face of the Rights Certificate. Form 1 must be completed and signed to exercise all or some of the Rights represented by the Rights Certificate pursuant to the Basic Subscription Privilege. If an Eligible Holder wants to exercise some but not all of its Rights pursuant to the Basic Subscription Privilege and such holder wishes to retain the ability to exercise the balance of its unexercised Rights pursuant to the Basic Subscription Privilege, such holder must first complete and submit to the Subscription Agent Form 4 on the Rights Certificate in order to divide the Rights and be issued two separate Right Certificates: one certificate representing the number of Rights that the holder wishes to exercise in the first instance (which should then be completed and delivered to the Subscription Agent) and a second certificate representing the balance of unexercised Rights available for future exercise pursuant to the Basic Subscription Privilege prior to the Expiry Time.

Completion of Form 1 of the Rights Certificate constitutes a representation by the holder thereof that the holder, other than in the case of a Qualified Holder, is not a resident of a Non-Prospectus Jurisdiction or an agent of a person that is a resident of a Non-Prospectus Jurisdiction.

2.

Form 2 – Additional Subscription Privilege. Subscribers that exercise their Basic Subscription Privilege in full are entitled to subscribe for Additional Common Shares, if any, by completing Form 2 of the Rights Certificate and specifying the number of Additional Common Shares for which they desire to subscribe. Only a Subscriber that wishes to exercise the Additional Subscription Privilege should complete and sign Form 2 of the Rights Certificate. See “– Additional Subscription Privilege” above for details pertaining to the Additional Subscription Privilege.

3.

Form 3 – Transfer of Rights. Only a holder of Rights that wishes to transfer the Rights represented by a Rights Certificate should complete and sign Form 3 on the Rights Certificate. To complete a transfer, a holder of Rights must complete Form 3 on the Rights Certificate and have its signature guaranteed by one of the following methods:

•

Holders in Canada and the United States: A Medallion Guarantee obtained from a member of an acceptable Medallion Guarantee Program (STAMP, SEMP or MSP). Many banks, financial institutions, credit unions, savings associations and broker-dealers are members of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Medallion Guaranteed”.

•

Holders in Canada: As an alternative to a Medallion Guarantee, holders in Canada may obtain a Signature Guarantee from a major Canadian Schedule I bank that is not a member of a Medallion Guarantee Program. The guarantor must affix a stamp in the space above bearing the actual words “Signature Guaranteed”.

•

Holders outside Canada and the United States: A Non-Prospectus Holder that is a Qualified Holder must obtain a guarantee from a local financial institution that has a corresponding affiliate in Canada or the United States that is a member of an acceptable Medallion Guarantee Program. The corresponding Canadian or U.S. affiliate must over-guarantee the guarantee provided by the local financial institution.

It is not necessary for a transferee to obtain a new Rights Certificate to exercise the Rights, but the signatures of the transferee on Form 1 and Form 2, if applicable, must correspond in every particular with the name of the transferee on Form 3 (or the bearer if no transferee is specified) as the absolute owner of the Rights Certificate for all purposes. If Form 3 is completed, the Company and the Subscription Agent will treat the transferee as the absolute owner of the Rights Certificate for all purposes and will not be affected by notice to the contrary.

4.

Form 4 – Dividing or Combining. Only a holder of Rights that wishes to divide or combine the Rights represented by a Rights Certificate should complete and sign Form 4 on the Rights Certificate. Rights Certificates need not be endorsed if the new Rights Certificate(s) will be issued in the same name. The Subscription Agent will then issue new Rights Certificate(s) in such denominations (totalling the same number of Rights as represented by the Rights Certificate(s) being divided or combined) as are requested by the Rights Certificate holder. Rights Certificates must be surrendered for division or combination in sufficient time prior to the Expiry Time to permit the new Rights Certificate(s) to be issued to and used by the Rights Certificate holder. The Subscription Agent will facilitate any divisions or combinations until 5:00 p.m. (Eastern time) on January 2, 2014, three trading days prior to the Expiry Date.

5.

Payment. The Subscription Price per Common Share is payable, at the election of the Subscriber, in either U.S. dollars or Canadian dollars by way of wire transfer, certified cheque or bank draft payable to the order of “CST Trust Company”. Payment must include the total Subscription Price for the aggregate number of Common Shares subscribed for pursuant to the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege. If the number of Additional Common Shares issued to a Subscriber that has exercised the Additional Subscription Privilege is less than the number of Additional Common Shares that such Subscriber subscribed for, the Subscription Agent will, when mailing the share certificate for the Common Shares issued to such Subscriber, refund (without interest or deduction) the excess portion of the total Subscription Price paid by such Subscriber. In addition, if the Rights Offering does not proceed, the Subscription Payments made pursuant to the Basic Subscription Privilege and the Additional Subscription Privilege will be returned promptly to the Subscribers by the Subscription Agent without interest or deduction.

6.

Delivery. Holders of Rights that exercise their Rights for Common Shares must complete and mail the Rights Certificate to the Subscription Agent, together with the applicable Subscription Payment, in the enclosed return envelope. The completed Rights Certificate and the applicable Subscription Payment must be received by the Subscription Agent, unless the guaranteed delivery procedures described below are followed, by no later than the Expiry Time. The method used to deliver a completed Rights Certificate and Subscription Payment is at the option and risk of the Subscriber, and delivery will be deemed effective only when such certificate and payment are actually received by the Subscription Agent. Delivery by hand, or registered mail or courier service with return receipt requested and which is properly insured, allowing sufficient time to ensure timely delivery, is recommended. Deposit in the mail DOES NOT constitute delivery to the Subscription Agent.

The signature of the holder of a Rights Certificate (or a transferee of Rights exercising such Rights) must correspond in every particular with the name that appears on the face of the Rights Certificate (or the name of the transferee which appears in Form 3). Signatures by a trustee, executor, administrator, guardian, attorney, general partner, officer or director of a company or any person acting in a fiduciary or representative capacity should be accompanied by evidence of authority satisfactory to the Subscription Agent.

Subscriptions for Common Shares will be irrevocable and Subscribers will be unable to withdraw their subscriptions for Common Shares once submitted.

Any Eligible Holder that fails to complete their subscription in accordance with the foregoing instructions prior to the Expiry Time will forfeit their Rights under the Basic Subscription Privilege and, to the extent it applies, the Additional Subscription Privilege attaching to those Rights.

Guaranteed Delivery Procedures

If you wish to exercise your Rights and you are an Eligible Holder but you do not have sufficient time to deliver the Rights Certificate evidencing your Rights to the Subscription Agent before the Expiry Time, you may exercise your Rights by complying with the following guaranteed delivery procedures:

•

provide your payment in full of the Subscription Price for the aggregate number of Common Shares subscribed for under both the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege to the Subscription Agent before the Expiry Time;

•	deliver a notice of guaranteed delivery to the Subscription Agent at or before the Expiry Time; and

•

deliver the properly completed Rights Certificate evidencing the Rights being exercised, with any required signature guarantee as described herein, to the Subscription Agent, within three trading days after the Expiry Date.

Your notice of guaranteed delivery must be substantially in the form provided to you with your Rights Certificate. In your notice of guaranteed delivery you must state:

•	your name;

•

the number of Rights represented by your Rights Certificate, the number of Common Shares you are subscribing for pursuant to both the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege; and

•	your guarantee that you will deliver to the Subscription Agent any Rights Certificates evidencing the Rights you are exercising within three trading days after the Expiry Date.

You may deliver the notice of guaranteed delivery to the Subscription Agent in the same manner as the Rights Certificate at the addresses set forth above under “– Subscription Agent and Depositary”.

The Subscription Agent will send you additional copies of the form of notice of guaranteed delivery if you need them. You may call the Subscription Agent toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America).

If you wish to exercise your Rights and you are an Eligible Holder holding Rights through a Participant but you are not able to deliver the Rights according to the practices and procedures of that Participant such that the Subscription Agent receives your Rights before the Expiry Time, you may be able to exercise your Rights by complying with that Participant’s guaranteed delivery procedures. Please contact the Participant through which you hold your Rights well in advance of the Expiry Time for more information regarding its guaranteed delivery procedures.

Undeliverable Rights

Rights Certificates returned to the Subscription Agent as undeliverable will be held by the Subscription Agent until the Expiry Time, after which time the Rights represented by such Rights Certificate will be void and of no value and no longer be exercisable for any Common Shares. As a result, the Subscription Agent will not sell or attempt to sell such undelivered Rights and no proceeds of sale will be credited to holders of such Rights.

Sale or Transfer of Rights

A holder of Rights in registered form may sell or transfer some or all of such Rights to any person resident in a Prospectus Jurisdiction. A holder of Rights in registered form that wishes to sell or transfer some or all of its Rights must complete Form 3 on the Rights Certificate and have its signature guaranteed in accordance with the procedures outlined above. Holders that hold their Rights either through a CDS Participant or DTC Participant must arrange purchases or transfers of Rights through their Participant. It is anticipated by the Company that each transferor or transferee of a Right will receive a customer confirmation of transfer from the Participant through which such Right is transferred in accordance with the practices and policies of such Participant. See “– Common Shares Held in Book Entry Form” and “– Common Shares Held in Registered Form” above.

An application has been submitted to the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar applications have been made to the NYSE and NASDAQ to admit the Rights for trading and to list the Common Shares issuable upon the exercise of the Rights and the Standby Shares. See “Plan of Distribution”.

Holders that do not wish to exercise their Rights may sell or transfer their Rights through usual investment channels, such as investment dealers and brokers, at the holder’s own expense.

The Company has filed with the SEC a Registration Statement on Form F-10 under the U.S. Securities Act, and expects to make certain other filings with the SEC, the NYSE and NASDAQ so that the Rights and the Common Shares issuable upon the exercise of the Rights issued to Shareholders that are U.S. residents and are not affiliates of the Company will not be subject to transfer restrictions under U.S. securities law.

Persons interested in selling or purchasing Rights should be aware that the exercise of Rights by holders that are located in Non-Prospectus Jurisdictions will not be permitted unless the person exercising the Rights meets the conditions and satisfies the procedures described under “– Non-Prospectus Holders” below.

Non-Prospectus Holders

Holders of Rights that reside outside of Canada and the United States and any persons (including any Participants) that have a contractual or legal obligation to forward this document to a jurisdiction outside a Prospectus Jurisdiction should carefully read this section as well as the section titled “Plan of Distribution”.

This Prospectus covers the distribution of the Offered Securities in the Prospectus Jurisdictions only. Rights Certificates will not be sent to any Shareholders with addresses of record in a Non-Prospectus Jurisdiction and, except as described herein, Rights may not be exercised by or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction. Instead, Non-Prospectus Holders will be sent a copy of this Prospectus together with a letter advising them that their Rights Certificates will be held by the Subscription Agent as agent for the benefit of all such Non-Prospectus Holders. The letter will also set out the conditions required to be met, and procedures that must be followed, in order for Non-Prospectus Holders to participate in the Rights Offering.

Notwithstanding any of the foregoing, subscriptions from Qualified Holders will be accepted. Rio Tinto has confirmed to the Company that it is a Qualified Holder, and that certain affiliates of Rio Tinto which also hold Common Shares are Prospectus Holders. Shareholders that have not received Rights Certificates but are resident in a Prospectus Jurisdiction or that wish to be recognized as Qualified Holders must contact the Subscription Agent at the earliest possible time. Rights of Shareholders with addresses of record in a Non-Prospectus Jurisdiction will be held by the Subscription Agent until 4:30 p.m. (Eastern time) on December 27, 2013 in order to provide such holders with the opportunity to satisfy the Company that (i) the holder is resident in a Prospectus Jurisdiction, or (ii) the exercise of their Rights will not be in violation of securities and other laws applicable in the Non-Prospectus Jurisdiction where such person is resident. The Company may, in its sole discretion, determine such person’s eligibility. From and after 9:00 a.m. on December 30, 2013 and until the Expiry Date, the Subscription Agent will attempt to sell the Rights of such registered Non-Prospectus Holders on such date or dates and at such price or prices and in such markets as the Subscription Agent determines in its sole discretion. The Subscription Agent’s ability to sell the Rights, and the prices obtained for the Rights, will be dependent on market conditions. Non-Prospectus Holders will not be entitled to instruct the Company or the Subscription Agent in respect of the price or the time at which the Rights are to be sold. The Subscription Agent will convert or cause to be converted any proceeds denominated in Canadian dollars into U.S. dollars at the prevailing exchange rate on the date of distribution and, after deducting any applicable withholding taxes and brokerage commission or other expenses incurred by the Subscription Agent in connection with such conversion, distribute all proceeds in U.S. dollars to the registered Non-Prospectus Holders on a pro rata basis.

No charge will be made for the sale of Rights on behalf of Non-Prospectus Holders by the Subscription Agent except for a proportionate share of any brokerage commissions incurred by the Subscription Agent and the costs of or incurred by the Subscription Agent in connection with the sale of the Rights. The proceeds from the sale of Rights by the Subscription Agent (net of brokerage fees and selling expenses and, if applicable, costs incurred and Canadian withholding taxes) will be divided on a pro rata basis among registered Non-Prospectus Holders, and delivered to such Non-Prospectus Holders as soon as reasonably practicable, provided that amounts of less than US$10.00 will not be remitted, and will instead be forwarded to the Company to be used by the Company to set-off a portion of the remuneration of the Subscription Agent for its services hereunder. No interest will be payable by the Subscription Agent or the Company in respect of such proceeds. The Subscription Agent will act in its capacity as agent of the registered Non-Prospectus Holders on a best efforts basis only, and neither the Company nor the Subscription Agent accepts any liability for the price obtained on the sale of Rights or the inability of the Subscription Agent to sell the Rights. None of the Company or the Subscription Agent will be subject to any liability for or in connection with the sale of, or failure to sell, any Rights on behalf of Non-Prospectus Holders. There is a risk that the proceeds to be received from the sale of Rights issued in respect of Common Shares held by Non-Prospectus Holders would not exceed the costs of or incurred by the Subscription Agent in connection with the sale of such Rights and, if applicable, the Canadian tax required to be withheld, in which case no sale of Rights will occur and no proceeds will be remitted to Non-Prospectus Holders.

Holders of Rights that are not resident in Canada or the United States should be aware that the acquisition and disposition of any of the Offered Securities may have tax consequences in the jurisdiction in which they reside, which are not described in this Prospectus. Such holders should consult their own tax advisors about the specific tax consequences of acquiring, holding and disposing of the Offered Securities.

Common Share Certificates

Any Common Shares issued in connection with the exercise of Rights pursuant to the Rights Offering will be registered in the name of the person to whom the Rights Certificate was issued or to whom the Rights have been properly and duly transferred. The certificates representing such Common Shares will be delivered by mail to the address of the Subscriber as it appears on the Rights Certificate, unless otherwise directed, or to the address of the transferee, if any, indicated on the appropriate form on the Rights Certificate as soon as practicable after the Closing Date. It is expected that such certificates will generally be delivered within three business days following the Closing Date. Except as otherwise described above under “– Non-Prospectus Holders”, Common Shares will not be issued to or on behalf of any holder of Rights with addresses of record in a Non-Prospectus Jurisdiction, other than Qualified Holders that exercise their Rights.

Holders of Rights that hold their Rights through a CDS Participant or through a DTC Participant will not receive physical certificates evidencing their ownership of Common Shares issued upon the exercise of the Basic Subscription Privilege or Additional Subscription Privilege. At the Closing Date, one or more global certificates representing such Common Shares will be issued in registered form to, and in the name of, CDS, DTC or their respective nominees as applicable.

Inquiries

If you have any questions, you should contact the Subscription Agent, CST Trust Company, toll-free at 1-800-387-0825 (in North America) or 1-416-682-3860 (outside North America), or by email at inquiries@canstockta.com.

Validity and Rejection of Subscriptions

Any Eligible Holders that fail to complete their subscription in accordance with the instructions herein prior to the Expiry Time will forfeit their Rights under the Basic Subscription Privilege and the Additional Subscription Privilege.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any subscription will be determined by us in our sole discretion, which determination will be final and binding. All subscriptions are irrevocable. Subject to applicable laws and the rules of the NYSE, NASDAQ and TSX, we reserve the absolute right to reject any subscription if such subscription is not in proper form or if the acceptance thereof or the issuance of Common Shares upon the exercise of the Rights could be deemed unlawful. We also reserve the right to waive any defect with regard to any particular subscription, although it should be noted that we have agreed with Rio Tinto in the 2013 MOA that we will not waive any delay in payment of the Subscription Payment by a Subscriber who exercises the Basic Subscription Privilege and, if applicable, the Additional Subscription Privilege. Neither we nor the Subscription Agent will be under any duty to give any notification of any defect or irregularity in such subscriptions, nor will either of us incur any liability for failure to give such notification.

We reserve the right to treat as invalid any exercise or purported exercise of any Rights that appears to us to have been exercised, effected or dispatched in a manner which may involve a breach of the laws or regulations of any jurisdiction or if we believe, or if our agents believe, that the same may violate or be inconsistent with the procedures and terms set out in this Prospectus or in breach of the representation and warranty that a holder exercising its Rights is resident in a Prospectus Jurisdiction.

Hart-Scott Rodino Act Notification Obligations

If as a result of exercising your Rights you would hold Common Shares worth more than US$70.9 million, including any Common Shares you currently hold, your proposed acquisition may trigger notification obligations under the Hart-Scott-Rodino Act. In these circumstances, you should seek the advice of legal counsel to determine the applicability of the Hart-Scott-Rodino Act to the exercise of your Rights.

CONSOLIDATED CAPITALIZATION

Other than as described below, there have been no material changes in the share or loan capitalization of the Company since September 30, 2013.

The following table sets forth the Company’s capitalization as at September 30, 2013. The Company’s capitalization is presented (i) on an actual basis as at September 30, 2013, and (ii) as adjusted to give effect to all of the transactions contemplated by the Rights Offering, including the repayment in full of all amounts outstanding under the Interim Funding Facility and the New Bridge Facility. The capitalization table should be read in conjunction with the Company’s unaudited interim consolidated financial statements as at and for the three and nine-month periods ended September 30, 2013, which are incorporated by reference into this Prospectus.

	As at September 30, 2013
	(unaudited)
	Actual	As Adjusted
	(Stated in thousands of U.S. dollars, except for no. of outstanding Common Shares)
Outstanding Common Shares(1)	1,006,076,269	2,012,233,198
Convertible credit facility(2)	98,346	98,346
Interim Funding Facility(3)	1,789,787	—
New Bridge Facility(4)	207,876	—
Share capital(5)(6)	9,150,332	11,488,571

(1)	Excludes any Common Shares underlying outstanding Convertible Securities.
(2)

Consists of a convertible credit facility under which our subsidiary, SouthGobi, has borrowed amounts from China Investment Corporation. See Note 9 to the Company’s unaudited interim consolidated financial statements as at and for the three and nine-month periods ended September 30, 2013, which are incorporated by reference herein, for information regarding the convertible credit facility.

(3)	See “Background and Purpose of the Rights Offering – Certain Existing Agreements Between the Company and the Rio Tinto Group”.
(4)	As at the date of this Prospectus, an aggregate amount of US$363.4 million is outstanding under the New Bridge Facility. See “Background and Purpose of the Rights Offering – New Bridge Facility”.
(5)

The unaudited pro forma capitalization as at September 30, 2013 assumes full subscription under the Rights Offering at the U.S. dollar denominated Subscription Price, the issuance of US$2,414,679,838 in Common Shares pursuant to the exercise of all Rights issued pursuant to the Rights Offering and the application of the proceeds therefrom as described under “Use of Proceeds”, before deducting the fees and expenses related to the Rights Offering estimated at US$4.0 million, which are payable by the Company, and the Standby Purchaser Fee of US$72,440,395. Actual proceeds to the Company will vary depending on the relative amounts of Subscription Payments received by the Company in U.S. dollars and Canadian dollars, the exchange rate between U.S. dollars and Canadian dollars and the number of Common Shares outstanding on the Record Date.

(6)

Under the terms of the Rights Offering, the monetary amount to be received by the Company upon the exercise of the Rights is not fixed. Each holder of Rights can elect either the U.S. dollar or the Canadian dollar Subscription Price and the Canadian dollar Subscription Price is not denominated in the Company’s functional currency (the U.S. dollar). Therefore, the pro rata distribution of Rights to Shareholders will be accounted for as a derivative financial liability measured at fair value. The unaudited as adjusted capitalization as at September 30, 2013 does not incorporate the effects of such fair value accounting.

DESCRIPTION OF SHARE CAPITAL

The authorized share capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of Preferred Shares without par value. As of the date of this Prospectus, there are 1,006,116,599 Common Shares and no Preferred Shares issued and outstanding. Rights and restrictions in respect of the Common Shares and the Preferred Shares are set out in the Company’s articles of continuance, the Company’s by-laws and in the YBCA and the regulations enacted thereunder. In addition, as of the date of this Prospectus, there are Stock Options outstanding to acquire an aggregate of 6,176,830 Common Shares, rights outstanding to acquire an aggregate of 25,649,122 Common Shares under the Anti-Dilution Subscription Right, outstanding Series D Warrants that may be exercised to acquire an aggregate of 74,247,460 Common Shares and certain other contingent anti-dilution rights, all as described below under “ – Convertible Securities and Anti-Dilution Rights”.

Registered holders of both the Preferred Shares and Common Shares are entitled, at their option, to receive a certificate representing their shares of the Company.

Common Shares

Shareholders are entitled to one vote per Common Share at all meetings of Shareholders except meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series. Subject to the prior rights of the holders of Preferred Shares, the holders of Common Shares are entitled to receive dividends as and when declared by the Board of Directors and to receive a pro rata share of the remaining property and assets of the Company in the event of liquidation, dissolution or winding-up of the Company. The Common Shares carry no pre-emptive, redemption, purchase or conversion rights. Neither the YBCA nor the constating documents of the Company impose restrictions on the transfer of Common Shares on the register of the Company, provided that the Company receives the certificate representing the Common Shares to be transferred together with a duly endorsed instrument of transfer and payment of any fees and taxes which may be prescribed by the Board of Directors from time to time. There are no sinking fund provisions in relation to the Common Shares and they are not liable to further calls or to assessment by the Company. The YBCA provides that the rights and provisions attached to any class of shares may not be modified, amended or varied unless approved by special resolution passed by a majority of not less than two-thirds of the votes cast in person or by proxy by holders of shares of that class.

Preferred Shares

The Preferred Shares are issuable in one or more series, each consisting of such number of Preferred Shares as may be fixed by the Board of Directors. Subject to the restrictions described below, the Board of Directors may from time to time, by resolution passed before the issuance of any Preferred Shares of any particular series, amend the constating documents of the Company to determine the designation of the Preferred Shares of that series and to fix the number of Preferred Shares therein and amend the constating documents to create, define and attach special rights and restrictions to the shares of that series, including, without limitation, the following: (i) the nature, rate or amount of dividends and the dates, places and currencies of payment thereof; (ii) the consideration for, and the terms and conditions of, any purchase of the Preferred Shares for cancellation, retraction or redemption; (iii) conversion or exchange rights; (iv) the terms and conditions of any share purchase plan or sinking fund; and (v) voting rights and restrictions.

Under the Continuing Covenants set out in the 2013 MOA, the Company may not, until the earlier of (i) the date on which the initial drawdown under the Oyu Tolgoi Project Financing is completed and the proceeds are used to repay in full all amounts outstanding under the Interim Funding Facility and the New Bridge Facility, to reimburse the Company and its affiliates for all fees paid in connection with the Oyu Tolgoi Project Financing prior to the date of such initial drawdown, and to pay all amounts payable by the Company and its affiliates on account of Mongolian withholding tax upon the repayment by Oyu Tolgoi LLC of certain shareholder debt which may be required under the terms of the Oyu Tolgoi Project Financing to be repaid, and (ii) December 31, 2015, among other things, amend its constating documents to create a series of Preferred Shares and define the special rights and restrictions relating to such series of shares unless it is able to obtain a waiver from Rio Tinto and the Lender permitting such action.

Convertible Securities and Anti-Dilution Rights

The Rights Offering is a corporate transaction that will affect the Company’s issued share capital and its outstanding Convertible Securities. Some of the Company’s outstanding Convertible Securities contain anti-dilution adjustment provisions pursuant to which the exercise price and/or the number of underlying Common Shares is to be appropriately adjusted after the occurrence of corporate transactions such as the Rights Offering.

Further, although Stock Options are not subject to specific anti-dilution adjustment provisions, the Equity Incentive Plan authorizes the Board of Directors to make appropriate adjustments to the terms of outstanding Stock Options to reflect changes to the Common Shares resulting from corporate transactions such as the Rights Offering. To the extent the Board of Directors determines to make adjustments to the number of and/or exercise prices applicable to Stock Options resulting in such Stock Options being exercisable to acquire a greater number of Common Shares, then such action would trigger equivalent adjustments under Rio Tinto’s Anti-Dilution Subscription Right. Subject to the prior approval of the NYSE, NASDAQ and TSX, and in accordance with the 2013 MOA, the Company intends to make appropriate adjustments to the terms of its outstanding Stock Options to reflect the change in the number of outstanding Common Shares resulting from the Rights Offering. The adjustments will not be finalized by the Board of Directors prior to the date of this Prospectus and these adjustments will not be effective until the Closing Date. Information provided elsewhere in this Prospectus, or in the documents incorporated in this Prospectus by reference, with respect to the exercise price under, and the number of Common Shares issuable under, Convertible Securities is given without giving effect to any anti-dilution adjustment provisions.

Pursuant to the terms of the PPA, the Company has granted Rio Tinto pre-emptive rights entitling Rio Tinto to participate, subject to certain specific exceptions, in future issuances of Common Shares on a basis sufficient to maintain the Rio Tinto Group’s percentage shareholding interest in the Company on economic terms equivalent to those upon which any such Common Shares are issued to third parties, as more fully described in the AIF and in the other documents incorporated by reference herein.

For a description of the terms and conditions of the Series D Warrants and the Anti-Dilution Series D Warrants, including the impact of the Rights Offering thereon, see “Background and Purpose of the Rights Offering – Series D Warrants and Anti-Dilution Series D Warrants”.

PRIOR SALES

The following table summarizes issuances of Common Shares and Convertible Securities within the twelve months prior to the date of this Prospectus. “C/S” refers to Common Shares and the price per security represents the issue price per Common Share. “S/O” refers to an exercise of Stock Options, each exercisable to purchase one Common Share and the price per security represents the exercise price per Common Share. “S/O Grant” refers to a grant of Stock Options. “B/S” refers to bonus shares issued as awards of fully paid Common Shares to eligible participants as and when determined to be warranted on the basis of past performance. All prices in the following table are expressed in Canadian dollars.

Issuance Date	Issuance Type	Number Issued	Price per C/S
November 9, 2012	S/O	20,000	$2.82
November 9, 2012	S/O	35,600	$8.20
November 16, 2012	S/O Grant	1,022,000	$8.00
November 21, 2012	S/O	6,034	$2.82
November 21, 2012	B/S	47,375	$8.38
November 22, 2012	B/S	16,125	$8.38
November 28, 2012	S/O	30,000	$2.82
November 29, 2012	B/S	3,750	$8.38
November 29, 2012	S/O	42,020	$2.82
December 4, 2012	B/S	38,500	$2.82
December 20, 2012	B/S	1,250	$8.38
December 21, 2012	B/S	13,250	$8.38
January 9, 2013	S/O	29,089	$2.82
January 14, 2013	S/O	9,842	$2.82
February 4, 2013	S/O	1,507	$2.82
February 27, 2013	S/O	6,465	$2.82
February 28, 2013	S/O	19,393	$3.47
February 28, 2013	S/O	2,261	$2.82
March 1, 2013	S/O	8,726	$2.82
March 31, 2013	S/O	8,732	$2.82
April 3, 2013	S/O	2,908	$2.82
April 12, 2013	S/O	6,485	$2.82
April 16, 2013	S/O	46,543	$2.82
April 17, 2013	B/S	13,750	$5.23
May 9, 2013	S/O	87,269	$2.82
May 29, 2013	S/O	11,635	$2.82
June 7, 2013	S/O	69,814	$2.82
June 27, 2013	S/O	13,757	$2.82
June 27, 2013	S/O	97,722	$3.47
August 13, 2013	S/O	23,271	$2.82
August 14, 2013	S/O	7,563	$2.82
August 19, 2013	S/O	46,543	$2.82
October 9, 2013	S/O	13,961	$2.82
October 18, 2013	S/O	2,111	$2.82
October 23, 2013	S/O	1,579	$2.82
October 25, 2013	S/O	17,452	$2.82

The following table sets forth the number of Common Shares which were issued during the twelve months preceding the date of this Prospectus pursuant to the SPP. Pursuant to the SPP, participating employees have authorized the Company to deduct from their salaries an amount, not to exceed seven percent (7%) of their salary prior to deductions but exclusive of any overtime pay, bonuses or allowances of any kind whatsoever for the purchase of Common Shares. The Company will credit participating employees with an additional amount equal to fifty percent (50%) of each such participants’ contributions. On or about March 31, June 30, September 30 and December 31 in each calendar year, the Company issues to each participating employee that number of fully paid and non-assessable Common Shares which is equal to the aggregate amount of each employee’s contributions during the year together with the Company’s matching contributions divided by the weighted average price of the Common Shares on the TSX for the 90-day period immediately preceding the date of issuance.

Issuance Date	Number of C/S Issued	Price per C/S
January 14, 2013	10,090	C$	7.78
April 11, 2013	8,980	C$	7.67
July 4, 2013	8,394	C$	6.65
October 3, 2013	5,227	C$	5.32

PRICE RANGE AND TRADING VOLUME

The Common Shares are listed in the United States on the NYSE and NASDAQ and in Canada on the TSX, in each case under the symbol “TRQ”. The following table indicates the monthly range of high and low closing prices of a Common Share and the total monthly volumes traded on the NYSE and NASDAQ and on the TSX during the period beginning on October 1, 2012 and ending on November 22, 2013.

	NYSE/NASDAQ(1)			TSX(2)
	High	Low	Volume	High	Low	Volume
	US$	US$		C$	C$
2012
October	8.72	7.78	30,275,140	8.56	7.72	26,021,375
November	8.94	7.16	30,417,684	8.95	7.12	38,974,643
December	7.93	7.13	34,819,760	7.86	7.05	39,823,117

2013
January	9.51	7.78	45,370,068	9.39	7.68	29,768,947
February	7.79	6.36	37,819,406	7.80	6.58	32,600,231
March	7.09	6.31	34,493,252	7.30	6.42	31,559,001
April	7.03	5.08	61,029,601	7.13	5.23	47,499,075
May	7.68	6.67	43,186,418	7.75	6.92	32,399,232
June	6.68	5.42	42,153,181	6.93	5.65	37,313,622
July	5.96	3.93	75,664,056	6.27	4.03	37,085,693
August	5.33	4.36	103,028,813	5.59	4.55	50,569,559
September	5.49	4.42	40,579,295	5.66	4.55	45,279,059
October	4.95	4.01	67,186,319	5.13	4.16	47,810,310
November(3)	4.88	4.06	63,647,352	5.11	4.24	34,068,665

(1)	Information is presented on a consolidated basis for all of the U.S. as reported by Bloomberg under “TRQ US”.
(2)	Information is presented on a consolidated basis for all of Canada as reported by Bloomberg under “TRQ CN”.
(3)	Up to and including November 22, 2013.

On November 22, 2013, the closing price of the Common Shares on the NYSE and NASDAQ was US$4.24 per Common Share (C$4.47, based on the Noon Exchange Rate on November 22, 2013).

On November 22, 2013, the closing price of the Common Shares on the TSX was C$4.47 per Common Share (US$4.24, based on the Noon Exchange Rate on November 22, 2013).

PRINCIPAL HOLDERS OF SECURITIES

As of the date of this Prospectus, to our knowledge and based on publicly available information, no person beneficially owns, or controls or directs, directly or indirectly, more than 10% of any class or series of voting securities of the Company, except as follows:

	Number of Common Shares beneficially owned, or controlled or directed, directly or indirectly		Approximate percentage of total outstanding Common Shares
Rio Tinto International Holdings Limited(1)	510,983,220	(2)(3)	50.8%

(1)

Rio Tinto, together with its affiliates, is the Company’s largest shareholder, holding 510,983,220 Common Shares, representing approximately 50.8% of the Common Shares currently outstanding. Rio Tinto has agreed to exercise its Basic Subscription Privilege in full and provide the Standby Commitment, subject in each case to the terms and conditions of the 2013 MOA. See “Details of the Rights Offering – Standby Commitment”.

(2)	Based on information provided by Rio Tinto.
(3)

Such Common Shares are held directly by Rio Tinto (as to 219,739,166 shares) and indirectly through 7999674 Canada Inc. (as to 215,100,000 shares) and 46117 Yukon Inc. (as to 76,144,054 shares), each such company being a wholly-owned subsidiary of Rio Tinto plc. In addition, Rio Tinto holds Series D Warrants exercisable to purchase an additional 74,247,460 Common Shares, which Series D Warrants were issued pursuant to the terms of the 2012 MOA, and rights outstanding to acquire an aggregate of 25,649,122 Common Shares under the Anti-Dilution Subscription Right. Each Series D Warrant is exercisable to purchase one Common Share at any time until May 22, 2015 and otherwise in accordance with its terms. Assuming Rio Tinto were to fully exercise the Series D Warrants, but without giving effect to the exercise of any of its Anti-Dilution Subscription Right, Rio Tinto would beneficially own, together with the 510,983,220 Common Shares it already holds, directly and indirectly, 585,230,680 Common Shares, representing approximately 54.2% of the outstanding Common Shares. Rio Tinto also has, among other rights and entitlements, pre-emptive contractual rights to maintain its percentage interest in Common Shares and Series D Warrants, exercisable, subject to certain exceptions, in respect of certain future issuances of Common Shares. In addition, Rio Tinto is entitled to receive a number of Anti-Dilution Series D Warrants on the Closing Date, such number to be determined in accordance with the 2012 MOA. As the Anti-Dilution Series D Warrants that Rio Tinto will be entitled to receive from the Company on the Closing Date will be issued to Rio Tinto pursuant to a private placement as contemplated under the terms of the 2013 MOA, the number of Common Shares that Rio Tinto would be entitled to acquire upon the exercise of the Anti-Dilution Series D Warrants will be limited to a maximum of 100,599,888 Anti-Dilution Series D Warrant Shares. See “Background and Purpose of the Rights Offering – Series D Warrants and Anti-Dilution Series D Warrants”.

See “Details of the Rights Offering – Impact of Extent of Exercise of Rights by Shareholders – Full Exercise by all Shareholders” and “Details of the Rights Offering – Impact of Extent of Exercise of Rights by Shareholders – No Exercise of Rights by Shareholders other than the Rio Tinto Group” for details on the Rio Tinto Group’s holdings following completion of the Rights Offering.

PLAN OF DISTRIBUTION

Under the terms of the 2013 MOA, the Subscription Price was to be agreed to by the Company and Rio Tinto through negotiations prior to the filing of this Prospectus, provided that such price was to be at a discount in the range of 35% to 50% to the volume weighted average price of the Common Shares for the five trading days on the TSX ending on the second trading day preceding the filing of this Prospectus. Immediately prior to the filing of this Prospectus, the Company and Rio Tinto agreed on the Subscription Price for the Rights Offering of either US$2.40 per Common Share or C$2.53 per Common Share, which Subscription Price falls within the parameters described in the preceding sentence. The Company’s objective in having agreed on the Subscription Price with Rio Tinto is to encourage holders of Rights to exercise their Rights. The Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition, net worth or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value or of the Common Shares to be offered in the Rights Offering. See “Risk Factors – Risks Related to the Rights Offering – The Subscription Price is not necessarily an indication of value”.

Each Shareholder on the Record Date will receive one Right for every Common Share held subject to the restrictions described under the heading “– General Offering Restrictions” below. Pursuant to the Basic Subscription Privilege, every Right entitles the holder thereof, subject to the limitations set out below, to subscribe for one (1) Common Share upon payment of the Subscription Price for each Common Share for which the Shareholder is subscribing. The Company and Rio Tinto have agreed that the Subscription Price per Common Share will be equal to US$2.40 or C$2.53, at the election of the Subscriber. Holders of Rights that exercise the Basic Subscription Privilege in full are entitled to subscribe for Additional Common Shares, if available, up to a Subscriber’s pro rata share of the total number of Additional Common Shares available for additional subscription, pursuant to the Additional Subscription Privilege. Under the Standby Commitment, Rio Tinto which, together with its affiliates, is the Company’s largest Shareholder holding approximately 50.8% of the Common Shares currently outstanding, has agreed, subject to certain terms, conditions and limitations, to purchase the Standby Shares. In consideration for providing the Standby Commitment, the Company has agreed to pay Rio Tinto the Standby Purchaser Fee, being an amount equal to 3.0% of the aggregate gross proceeds of the Rights Offering.

The Company has not employed any brokers, dealers, dealer managers or underwriters in connection with the solicitation of exercise of Rights and, except as described in this Prospectus, no fee or sales commissions, fees or discounts will be paid in connection with the Rights Offering. Certain of our employees may solicit responses from the holders of the Rights in connection with the Rights Offering, but such employees will not receive any commissions or compensation for such services other than their normal employment compensation.

General Offering Restrictions

This Prospectus qualifies for distribution under applicable Canadian securities laws the Offered Securities in each of the provinces and territories of Canada. This Prospectus also covers the offer and sale of the Offered Securities within the United States under the U.S. Securities Act.

The Offered Securities have not been qualified under the securities laws of any jurisdiction other than the Prospectus Jurisdictions. Except as described herein, Rights may not be exercised by or on behalf of a Non-Prospectus Holder. This Prospectus is not, and under no circumstances is to be construed as, an offering of any of the Offered Securities for sale in any Non-Prospectus Jurisdiction or a solicitation therein of an offer to buy any securities. Rights Certificates will not be sent to any Shareholder with an address of record in a Non-Prospectus Jurisdiction and, except as described herein, Rights may not be exercised by or on behalf of any holder of Rights with an address of record in a Non-Prospectus Jurisdiction. Instead, such Non-Prospectus Holders will be sent a letter advising them that their Rights Certificates will be held by the Subscription Agent, which will hold such Rights as agent for the benefit of all such Non-Prospectus Holders. See “Details of the Rights Offering – Non-Prospectus Holders”.

No action has been or will be taken in any jurisdiction other than in the Prospectus Jurisdictions, where action for that purpose is required, which would permit a public offering of the Offered Securities or the possession, circulation or distribution of this Prospectus or any material relating to the Rights Offering except as set forth herein. Accordingly, the Offered Securities may not be offered, sold or delivered, directly or indirectly, and neither this Prospectus nor any other offering material or advertisements in connection with the Rights Offering may be distributed or published, in or from any country or jurisdiction, except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the EU Prospectus Directive (as defined below) (each, a “Relevant EU Member State”) with effect from and including the date on which the EU Prospectus Directive is implemented in that Relevant EU Member State (the “Relevant Implementation Date”), an offer to the public of any Offered Securities may not be made in that Relevant EU Member State, except that the Offered Securities may be offered to the public in that Relevant EU Member State at any time under the following exemptions under the EU Prospectus Directive, if it has been implemented in that Relevant EU Member State:

(a)	to legal entities which are “qualified investors” as defined in the EU Prospectus Directive;

(b)

to fewer than 100, or, if the Relevant EU Member State has implemented the relevant provisions of the 2010 PD Amending Directive (as defined below), 150, natural or legal persons (other than “qualified investors” as defined in the EU Prospectus Directive) as permitted under the EU Prospectus Directive; or

(c)	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

provided that no such offer of Offered Securities shall result in a requirement for, the publication of this Prospectus pursuant to Article 3 of the EU Prospectus Directive, or supplementing this Prospectus pursuant to Article 16 of the EU Prospectus Directive, and each person who initially acquires Offered Securities or to whom any offer is made will be deemed to have represented, warranted to and agreed with the Company that it is a “qualified investor” within the meaning of the law in that Relevant EU Member State implementing Article 2(1)(e) of the EU Prospectus Directive.

For the purposes of this provision, (i) the expression an “offer to the public” in relation to any Offered Securities in any Relevant EU Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Securities to be offered so as to enable an investor to decide to purchase any Offered Securities, as the same may be varied in that Relevant EU Member State by any measure implementing the EU Prospectus Directive in that Relevant EU Member State, (ii) the expression “EU Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant EU Member State) and includes any relevant implementing measure in each Relevant EU Member State and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In relation to the United Kingdom, the rights in the securities being offered and represented by the Rights Certificate are only being made to and are directed at persons in the United Kingdom who are both:

(a)

a “qualified investor” within the meaning of Section 86(7) of the United Kingdom Financial Services and Markets Act 2000, as amended (the “FSMA”), acting as principal or in circumstances where Section 86(2) FSMA applies; and

(b)

also within the categories of persons referred to in Article 19(5) (investment professionals) or Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or persons in the United Kingdom to whom the offering may otherwise be made or to whom the offering may otherwise be directed in the United Kingdom without an approved prospectus having been made available to the public in the United Kingdom before the offering is made and without making an unlawful financial promotion, all such persons together being referred to as “relevant persons”. The securities being offered and represented by the Rights Certificate are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such rights in securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents. This document contains no offer of transferable securities to the public in the United Kingdom within the meaning of sections 85(1) and 102B of FSMA. This document is not an “approved prospectus” for the purposes of Section 85(7) of FSMA. Accordingly, this document has not been examined or approved as a prospectus by United Kingdom Financial Conduct Authority (the “FCA”) under Section 87A FSMA or by the London Stock Exchange and has not been filed with the FCA pursuant to the rules published by the FCA implementing the EU Prospectus Directive nor has it been approved by an “authorised person” for the purposes of Section 21 of FSMA.

Switzerland

This document is not intended to constitute an offer of solicitation to purchase or invest in the Offered Securities described herein. The Offered Securities may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Offered Securities constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland or a simplified prospectus or a prospectus as such term is defined in the Swiss Collective Investment Scheme Act, and neither this document nor any other offering or marketing material relating to the Offered Securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, nor the Company nor the Offered Securities have been or will be filed with or approved by any Swiss regulatory authority. The Offered Securities are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA, and investors in the Offered Securities will not benefit from protection or supervision by such authority.

Australia

This Prospectus does not constitute a disclosure document under Part 6D.2 of the Australian Corporations Act and no prospectus or other disclosure document (as defined in the Australian Corporations Act) in relation to the Offered Securities has been or will be lodged with the Australian Securities & Investment Commission (“ASIC”). The offer of Offered Securities under this Prospectus to investors in Australia will only be made to the extent that such offers of Offered Securities for issue or sale do not need disclosure to investors under Part 6D.2 of the Australian Corporations Act. This Prospectus has not been lodged with ASIC and is only directed to certain categories of exempt persons. Accordingly, if you receive an offer of Offered Securities under this Prospectus in Australia,

(a)	you represent and warrant to the Company that you are either:

(i)	a “sophisticated investor” under section 708(8)(a) or (b) of the Australian Corporations Act;

(ii)

a “sophisticated investor” under section 708(8)(c) or (d) of the Australian Corporations Act and that you have provided an accountant’s certificate to us which complies with the requirements of section 708(8)(c)(i) or (ii) of the Australian Corporations Act and related regulations before the offer has been made;

(iii)	a person associated with the Company under section 708(12) of the Australian Corporations Act; or

(iv)

a “professional investor” within the meaning of section 708(11)(a) or (b) of the Australian Corporations Act, and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Australian Corporations Act any offer made to you under this document is void and incapable of acceptance; and

(b)

you warrant and agree that you will not offer any Common Shares for resale in Australia within 12 months of such Common Shares being issued or sold pursuant to an exemption provided by section 708 of the Australian Corporations Act, unless that offer itself is made pursuant to a disclosure document under Part 6D.2 of the Australian Corporations Act, or is made in reliance on an exemption from the disclosure requirements provided by section 708 of the Australian Corporations Act.

Indonesia

The offering of the Offered Securities will not be conducted in a manner which constitutes a public offering of securities under applicable laws and regulations of the Republic of Indonesia. The Offered Securities have not been filed with the Indonesian Securities Commission.

Stock Exchange Approvals

An application has been submitted to the TSX to approve the listing of the Rights, the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Similar applications have been made to the NYSE and NASDAQ to admit the Rights for trading and to list the Common Shares issuable upon the exercise of the Rights, and the Standby Shares. Admittance for trading or listing of the Offered Securities on the NYSE, NASDAQ and TSX is subject to the Company obtaining conditional listing approval or similar approval for the Offered Securities from and fulfilling all of the respective listing requirements of the NYSE, NASDAQ and TSX. Provided the Company obtains each such approval and fulfills all such requirements, it is expected that the Rights will be admitted for trading on each of the NYSE and NASDAQ on December 3, 2013 and will be listed for trading on the TSX on December 4, 2013. The applications further contemplate the Rights being admitted for trading on the NYSE and NASDAQ under the symbols “TRQ RT WI” and “TRQ.V”, respectively, until such time as regular way trading of the Rights on the NYSE and NASDAQ begins, at which time the Rights will trade on the NYSE and NASDAQ under the symbols “TRQ RT” and “TRQ.R”, respectively, and will be listed for trading on the TSX under the symbol “TRQ.RT”. If admitted for trading or approved for listing, as applicable, it is expected that the Rights will cease trading on the NYSE and NASDAQ at the close of trading (Eastern time) on the business day immediately preceding the Expiry Date, and on the TSX at noon (Eastern time) on the Expiry Date.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Norton Rose Fulbright Canada LLP, Canadian counsel to the Company, the following is a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (collectively, the “Tax Act”) generally applicable to a holder, as beneficial owner, of Rights acquired pursuant to the Rights Offering and of Common Shares acquired on the exercise of such Rights that, for the purposes of the Tax Act and at all relevant times, holds such Rights and Common Shares as capital property, is not affiliated with the Company, and deals with the Company at arm’s length (a “Holder”). A Right or Common Share generally will be capital property to a Holder unless it is held in the course of carrying on a business of trading in or dealing in securities, or it has been acquired in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act, all specific proposals to amend the Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) (the “Tax Proposals”) before the date of this Prospectus, and the current published administrative policies and assessing practices of the Canada Revenue Agency (“CRA”). No assurance can be given that the Tax Proposals will be enacted in the form proposed or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except as mentioned above, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ significantly from the Canadian federal income tax considerations discussed herein.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder. Accordingly, Holders should consult their own tax advisors about the specific tax consequences to them of acquiring, holding and disposing of Rights or Common Shares.

For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Rights and Common Shares must be expressed in Canadian dollars (including adjusted cost base, proceeds of disposition and dividends). For purposes of the Tax Act, amounts denominated in a foreign currency generally must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the date such amounts arose, or such other rate of exchange as is acceptable to the CRA. Such rate of exchange may not be equal to the Noon Exchange Rate.

Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is or is deemed to be resident in Canada ( a “Resident Holder”). Certain Resident Holders that might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have their Common Shares and all other “Canadian securities” (as defined in the Tax Act) owned in the taxation year of the election and all subsequent taxation years deemed to be capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Rights are not “Canadian securities” for these purposes; accordingly, the characterization of Rights as capital property is unaffected by a Resident Holder’s making an election pursuant to subsection 39(4) of the Tax Act.

The following portion of the summary does not apply to a Resident Holder: (i) that is a “financial institution” for purposes of section 142.2 of the Tax Act, (ii) that is a “specified financial institution” as defined for purposes of the Tax Act, (iii) to which the “functional currency” reporting rules in section 261 of the Tax Act apply, (iv) an interest in which is a “tax shelter investment” for purposes of the Tax Act or (v) that is a corporation that is, or becomes, controlled by a non-resident corporation for the purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. This summary also does not apply to a Resident Holder that has entered or will enter into a “derivative forward agreement” as that term is defined in Bill C-4 introduced by the Minister of Finance (Canada) on October 22, 2013 (“Bill C-4”) with respect to the Rights or the Common Shares acquired on exercise of the Rights. Such Resident Holders should consult their own tax advisors.

Acquisition of Rights

A Resident Holder that receives a Right pursuant to the Rights Offering will not be required to include the value of such Right in computing the Resident Holder’s income for purposes of the Tax Act. Rights received by a Resident Holder pursuant to the Rights Offering will have an adjusted cost base of nil. The cost of Rights acquired by a Resident

Holder otherwise than pursuant to the Rights Offering will be averaged with the adjusted cost base of all other Rights held by that Resident Holder as capital property immediately prior to such acquisition for the purposes of determining the adjusted cost base to that Resident Holder of each Right so held.

Exercise of Rights

The exercise of a Right will not constitute a disposition of that Right for purposes of the Tax Act and, accordingly, a Resident Holder will not realize a gain or loss on such exercise. The aggregate cost to a Resident Holder of the Common Shares acquired on the exercise of a Right will be equal to the aggregate amount of the Subscription Price for the Common Shares and the Resident Holder’s adjusted cost base of the Right, if any, immediately before the exercise. The adjusted cost base to a Resident Holder at any time of Common Shares received on an exercise of Rights will be determined by averaging the cost of such Common Shares with the adjusted cost base of any other Common Shares owned by the Resident Holder as capital property at that time.

Disposition of Rights

A Resident Holder that disposes of or is deemed to dispose of a Right (otherwise than by exercise of the Right) generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Right exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any capital gain (or capital loss) realized on the disposition of a Right (otherwise than by the exercise of the Right) is described below under the heading “– Treatment of Capital Gains and Capital Losses”.

Expiry of Rights

The expiry or termination of an unexercised Right will result in a capital loss to a Resident Holder equal to the adjusted cost base, if any, of the Right immediately before its expiry or termination. Any such capital loss will be subject to the treatment described below under the heading “– Treatment of Capital Gains and Capital Losses”.

Receipt of Dividends on Common Shares

Dividends received or deemed to be received on Common Shares by a Resident Holder that is an individual (other than certain trusts) will be included in computing the individual’s income and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received by an individual from a taxable Canadian corporation. Taxable dividends received or deemed to be received by such individual which are designated by the Company as “eligible dividends” in accordance with the Tax Act will be subject to enhanced gross-up and dividend tax credit rules under the Tax Act.

Taxable dividends received by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Dividends received or deemed to be received on Common Shares by a Resident Holder that is a corporation will be included in computing the corporation’s income and generally will be deductible in computing the taxable income of the corporation. A corporation that is a “private corporation” or a “subject corporation” for purposes of the Tax Act may be liable to pay a refundable tax of 33 1/3% on dividends received or deemed to be received to the extent such dividends are deductible in computing the corporation’s taxable income.

Disposition of Common Shares

On a disposition or a deemed disposition of a Common Share (other than to the Company), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are exceeded by) the aggregate of the Resident Holder’s adjusted cost base thereof and any reasonable costs of disposition. The tax treatment of any such capital gain (or capital loss) is described under the following heading.

The amount of any capital loss realized on the disposition or deemed disposition of a Common Share by a Resident Holder that is a corporation may be reduced by the amount of dividends received or deemed to have been received by it on the Common Share (or on a share for which such Common Share has been substituted) to the extent and in the circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly, or indirectly through a partnership or a trust. Resident Holders to which these rules may be relevant should consult their own tax advisors.

Treatment of Capital Gains and Capital Losses

Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income in that year, and one-half of the amount of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year generally must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years to the extent and under the circumstances described in the Tax Act.

A Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable for a refundable tax of 6 2/3% on its “aggregate investment income”, which is defined in the Tax Act to include taxable capital gains.

Capital gains realized by an individual (including certain trusts) may give rise to a liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Eligibility for Investment

Provided that the Common Shares are listed on a designated stock exchange under the Tax Act (which includes the TSX), the Rights and the Common Shares issuable on the exercise of Rights, if issued on the date hereof, would be qualified investments under the Tax Act for a trust governed by a registered retirement savings plan (an “RRSP”), registered retirement income fund (an “RRIF”), registered education savings plan, registered disability savings plan, deferred profit sharing plan and a tax-free savings account (a “TFSA”, and each a “Registered Plan”) provided, in the case of the Rights, the Company deals at arm’s length for the purposes of the Tax Act with each person that is an annuitant, a beneficiary, an employer, or a subscriber under, or a holder of, the governing plan. The Rights would also be qualified investments for Registered Plans if the Rights are listed on a “designated stock exchange” as defined in the Tax Act. Notwithstanding that the Rights and Common Shares may be qualified investments for a trust governed by a TFSA, RRSP or RRIF, the holder of a TFSA or the annuitant of an RRSP or RRIF, as the case may be, will be subject to a penalty tax in respect of the Rights and Common Shares, if such Rights and Common Shares are a “prohibited investment” (as defined in the Tax Act) for the TFSA, RRSP or RRIF. The Common Shares or Rights, as the case may be, will generally not be a “prohibited investment” for a TFSA, RRSP or RRIF unless the holder of such TFSA or annuitant under such RRSP or RRIF, as applicable, (i) does not deal at arm’s length with the Company for the purposes of the Tax Act, or (ii) has a “significant interest” in (A) the Company, or (B) a corporation, partnership or trust with which the Company does not deal at arm’s length for the purposes of the Tax Act. Bill C-4 proposes to delete the condition in (ii)(B) above. In addition, pursuant to Bill C-4, the Common Shares will generally not be a “prohibited investment” if the Common Shares are “excluded property” as defined in Bill C-4. Resident Holders that intend to hold Common Shares or Rights in their TFSA, RRSP or RRIF are urged to consult their own tax advisors regarding whether the Common Shares or Rights would be prohibited investments in their particular circumstances.

Non-Residents of Canada

The following portion of the summary is generally applicable to a Holder that, at all relevant times for purposes of the Tax Act, is neither resident nor deemed to be resident in Canada (including as a consequence of an applicable income tax treaty or convention) and does not use or hold, and is not deemed to use or hold Rights or Common Shares in connection with carrying on a business in Canada (a “Non-Resident Holder”). Special rules which are not discussed in this summary, may apply to a non-resident insurer carrying on business in Canada and elsewhere.

Acquisition of Rights

The issuance of Rights to a Non-Resident Holder pursuant to the Rights Offering will not be subject to Canadian withholding tax and no other tax will be payable under the Tax Act by a Non-Resident Holder in respect of the receipt of Rights pursuant to the Rights Offering.

Exercise of Rights

The exercise of Rights by a Non-Resident Holder will not constitute a disposition of Rights for purposes of the Tax Act and, consequently, no gain or loss will be realized by the Non-Resident Holder upon the exercise of the Rights.

Expiry of Rights

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of the expiry or termination of an unexercised Right.

Dispositions of the Rights or Common Shares

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on a disposition of Rights or Common Shares (including a disposition made on behalf of Non-Prospectus Holders) unless the Rights or Common Shares disposed of constitute “taxable Canadian property” of the Non-Resident Holder and the Non-Resident Holder is not entitled to relief under an applicable income tax treaty or convention.

The Rights will only be “taxable Canadian property” of a Non-Resident Holder if the Common Shares to be issued upon the exercise of the Rights would be “taxable Canadian property” of the Non-Resident Holder.

Generally, a Common Share will not be “taxable Canadian property” of a Non-Resident Holder at a particular time provided that either: (a) at no time during the 60-month period preceding the particular time did such Common Share derive more than 50% of its fair market value directly or indirectly from one or any combination of: (i) real or immovable properties situated in Canada, (ii) Canadian resource properties, (iii) timber resource properties (as such terms are defined in the Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property described in (i) to (iii), whether or not the property exists; or (b) such Common Share is listed on a designated stock exchange (which currently includes the TSX) at that time and at no time during the 60-month period ending at that time did the Non-Resident Holder, persons not dealing at arm’s length with such Non-Resident Holder or the Non-Resident Holder together with all such persons, own 25% or more of the issued shares of any class or series of the capital stock of the corporation. Under the Tax Proposals released on July 12, 2013, the 25% ownership test will apply to Common Shares owned by one or any combination of the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, and partnerships whose members include, either directly or indirectly through one or more partnerships, the Non-Resident Holder or persons that do not deal at arm’s length with the Non-Resident Holder.

Non-Resident Holders for which the Rights or Common Shares may constitute “taxable Canadian property” should consult their own tax advisors for advice having regard to their particular circumstances.

Receipt of Dividends on Common Shares

Dividends on Common Shares paid or credited, or deemed to be paid or credited to a Non-Resident Holder will be subject to a non-resident withholding tax under the Tax Act at a rate of 25%, subject to reduction under the provisions of an applicable income tax treaty or convention.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain United States federal income tax consequences to United States Holders, as defined herein, of the acquisition, ownership, exercise, lapse and disposition of Rights issued pursuant to the Rights Offering and the ownership and disposition of Common Shares received upon the exercise of such Rights. This discussion is based on existing provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), final and temporary Treasury Regulations promulgated thereunder, administrative pronouncements or practice, judicial decisions, and interpretations of the foregoing, all as of the date hereof. Future legislative, judicial or administrative modifications, revocations or interpretations, which may or may not be retroactive, may result in United States federal income tax consequences significantly different from those discussed herein. This discussion is not binding on the United States Internal Revenue Service (the “IRS”). No ruling has been or will be sought or obtained from the IRS with respect to any of the United States federal income tax consequences discussed herein. There can be no assurance that the IRS will not challenge any of the conclusions described herein or that a United States court will not sustain such challenge.

As used herein, a “United States Holder” is any beneficial owner of a Common Share or Right that is (i) an individual citizen or resident alien of the United States as determined for United States federal income tax purposes; (ii) a corporation, or other entity taxable as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or any of its political subdivisions; (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; and (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (b) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. If a pass-through entity, including a partnership or other entity taxable as a partnership for United States federal income tax purposes, holds a Common Share or a Right, the United States federal income tax treatment of an owner or partner generally will depend upon the status of such owner or partner and upon the activities of the pass-through entity. A United States person that is an owner or partner of a pass-through entity holding a Common Share or a Right is urged to consult its own tax advisor.

This discussion does not address any United States federal alternative minimum tax, United States federal estate, gift, or other non-income tax; or state, local or non-United States tax consequences of the acquisition, ownership and disposition of a Common Share or a Right. In addition, this discussion does not address the United States federal income tax consequences to certain categories of United States Holders subject to special rules, including United States Holders that are (i) banks, financial institutions or insurance companies; (ii) regulated investment companies or real estate investment trusts; (iii) brokers or dealers in securities or currencies or traders in securities that elect to use a mark-to-market method of accounting; (iv) tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (v) holders that hold a Common Share or Right as part of a hedge, straddle, conversion transaction or a synthetic security or other integrated transaction; (vi) holders that have a “functional currency” other than the U.S. dollar; (vii) holders that own directly, indirectly or constructively 10 percent or more of the voting power of the Company; and (viii) United States expatriates.

This discussion assumes that Common Shares are held as capital assets (generally, property held for investment), within the meaning of Section 1221 of the Code, in the hands of a United States Holder at all relevant times.

A UNITED STATES HOLDER OF COMMON SHARES AND/OR RIGHTS IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE APPLICATION OF UNITED STATES FEDERAL TAX LAWS TO ITS PARTICULAR SITUATION AND ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, NON-UNITED STATES OR OTHER TAXING JURISDICTION.

Consequences of the Ownership, Disposition, and Lapse of Rights

Receipt of Rights

The distribution of the Rights should be treated as a non-taxable distribution under Section 305(a) of the Code. This position is not binding on the IRS, or the courts, however. If this position is finally determined by the IRS or a court to be incorrect, the fair market value of the Rights would be taxable to holders of Common Shares as a dividend to the extent of the holder’s pro rata share of the Company’s current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. The remaining discussion assumes that holders of Common Shares in respect of which Rights are received will not be subject to United States federal income tax on the receipt of a Right.

If the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is less than 15% of the aggregate fair market value of our Common Shares at such time, the tax basis of the Rights received by a United States Holder will be zero unless such holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued pursuant to the Rights Offering. However, if the aggregate fair market value of the Rights at the time they are distributed to United States Holders of Common Shares is 15% or more of the aggregate fair market value of the Company’s Common Shares at such time, or if a United States Holder elects to allocate a portion of his or her tax basis of previously owned Common Shares to the Rights issued in the Rights Offering, then such holder’s tax basis in previously owned Common Shares will be allocated between such Common Shares and the Rights based upon the relative fair market value of such Common Shares and the Rights as of the date of the distribution of the Rights. Thus, if such an allocation is made and the Rights are later exercised, the tax basis in the Common Shares originally owned will be reduced by an amount equal to the tax basis allocated to the Rights and the basis in the new Common Shares will be increased by the tax basis allocated to these Common Shares. This election is irrevocable if made and would apply to all of the Rights received pursuant to the Rights Offering. The election must be made in a statement attached to a United States Holder’s Federal income tax return for the taxable year in which the Rights are distributed.

Notwithstanding the foregoing, pursuant to applicable Treasury Regulations, basis will be allocated to a Right only if it is exercised or disposed of. If a holder allows a Right to lapse unexercised, no basis will be allocated to such Right.

The holding period for the Rights received in the Rights Offering by a United States Holder of Common Shares will include the holding period for the Common Shares with respect to which the Rights were received.

Exercise of Rights

A United States Holder will generally not recognize gain or loss on the exercise of a Right and related receipt of a Common Share. A United States Holder’s initial tax basis in the Common Share received on the exercise of a Right should be equal to the sum of (a) such United States Holder’s tax basis in such Right, if any, plus (b) the exercise price paid by such United States Holder on the exercise of such Right. A United States Holder’s holding period for the Common Share received on the exercise of a Right will begin on the day that such Right is exercised by such United States Holder.

A United States Holder that exercises Rights received in the Rights Offering after disposing of the Common Shares with respect to which the Rights were received is urged to consult a tax advisor regarding the potential application of the “wash sale” rules under Section 1091 of the Code.

Disposition of Rights

A United States Holder will recognize gain or loss on the sale or other taxable disposition of a Right in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such United States Holder’s tax basis, if any, in the Right sold or otherwise disposed of. Subject to the discussion under “– PFIC Considerations” below, any such gain or loss generally will be capital gain or loss, and will be short-term or long-term depending on whether the Rights are treated as having been held for more than one year under the special holding period rule described above under “– Receipt of Rights”. Long-term capital gains of a non-corporate taxpayer are generally subject to taxation at preferential rates. The deductibility of capital losses is subject to various limitations.

Lapse of Rights

Upon the lapse or expiration of a Right, a United States Holder should recognize no loss, and the tax basis of the Common Shares in respect of which the Rights were received will equal their tax basis before receipt of the Rights.

Consequences of the Ownership and Disposition of Common Shares received upon the Exercise of a Right

Distributions on Common Shares

Subject to the discussion under “– PFIC Considerations” below, the gross amount of any distribution paid by the Company will generally be subject to United States federal income tax as dividend income to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles. Such amount will be includable in gross income by a United States Holder as ordinary income on the date such United States Holder actually or constructively receives the distribution. Dividends paid by the Company will not be eligible for the dividends received deduction generally allowed to corporations.

Certain dividends received by non-corporate United States Holders from a “qualified foreign corporation” may be eligible for reduced rates of taxation (“qualified dividends”). A qualified foreign corporation includes a foreign corporation that is eligible for the benefits of a comprehensive income tax treaty with the United States that the United States Treasury Department determines to be satisfactory for these purposes and that includes an exchange of information provision. The United States Treasury has determined that the income tax convention between the United States and Canada (the “Tax Convention”) meets these requirements, and the Company believes it is eligible for the benefits of the Tax Convention. Dividends received by United States investors from a foreign corporation that was a PFIC in either the taxable year of the distribution or the preceding taxable year will not constitute qualified dividends. As discussed below in “– PFIC Considerations”, the Company believes that it may become a PFIC in the current taxable year or in future years.

The limitations on foreign taxes eligible for credit are calculated separately with respect to specific classes of income. For foreign tax credit purposes, dividends received by a United States Holder with respect to shares of a foreign corporation generally constitute foreign-source income and are treated as “passive category” or “general category” income. Subject to certain limitations, any Canadian tax withheld with respect to distributions made on the Common Shares may be treated as foreign taxes eligible for credit against a United States Holder’s United States federal income tax liability. Alternatively, a United States Holder may, subject to applicable limitations, elect to deduct the otherwise creditable Canadian withholding taxes for United States federal income tax purposes. The rules governing the foreign tax credit are complex and their application depends on each taxpayer’s particular circumstances. Accordingly, United States Holders are urged to consult their own tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

To the extent that a distribution exceeds the amount of the Company’s current or accumulated earnings and profits, as determined under United States federal income tax principles, it will be treated first as a tax-free return of capital, causing a reduction in the United States Holder’s adjusted basis in the Common Shares held by such United States Holder (thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized by such United States Holder upon a subsequent disposition of the Common Shares), with any amount that exceeds the adjusted basis being taxed as a capital gain recognized on a sale or exchange (as discussed under “– Sale, Exchange or Other Taxable Disposition of Common Shares and Rights” below).

The gross amount of distributions paid in any foreign currency will be included by each United States Holder in gross income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day the distributions are paid, regardless of whether the payment is in fact converted into U.S. dollars. If the foreign currency is converted into U.S. dollars on the date of the payment, the United States Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of the foreign currency distributions. If instead the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as United States source ordinary income or loss.

Sale, Exchange, or Other Taxable Disposition of Common Shares

Upon a sale or other taxable disposition of Common Shares, and subject to the discussion below under “– PFIC Considerations”, a United States Holder should recognize capital gain or loss in an amount equal to the difference between the amount realized and the United States Holder’s adjusted tax basis in the Common Shares.

As described above, long-term capital gains recognized by non-corporate United States Holders are generally subject to United States federal income tax at preferential rates. Capital gain or loss will constitute long-term capital gain or loss if the United States Holder’s holding period for the Common Shares exceeds one year. The deductibility of capital losses is subject to various limitations.

PFIC Considerations

Special and generally unfavourable United States federal income tax rules may apply to a United States Holder if its holding period in its Common Shares, Rights or both includes any period during a taxable year of the Company in which the Company is a PFIC. A non-United States corporation is a PFIC for each taxable year in which (i) 75% or more of its gross income is passive income or (ii) 50% or more of the average value of its assets are assets that either produce or are held for the production of passive income. Special rules apply where a non-United States corporation owns, directly or indirectly, at least 25% by value of the stock of another corporation (the “lower-tier corporation”). For purposes of determining whether the Company is a PFIC, it will be treated as if it held its proportionate share of the assets of any lower-tier corporation and received directly its proportionate share of the income of any lower-tier corporation.

Based on the scope of its current and projected operations, the Company believes that it may become a PFIC in the current taxable year or in future years. The determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued active operations either by SouthGobi before its disposition or through other projects, the values of the Company’s resources and reserves, legal and political risk, and other factors beyond the Company’s control, see generally “Risk Factors – Risks Related to the Business”. Accordingly, there can be no assurance in this regard. If the Company is classified as a PFIC in any year during which a United States Holder holds Common Shares, the Company will generally continue to be treated as a PFIC to such holder in all succeeding years, regardless of whether the Company continues to meet the income or asset test discussed above.

If the Company is a PFIC, and a United States Holder does not make a timely qualified electing fund (“QEF”) or mark to market election (a “Non-Electing Holder”), then special taxation rules will apply to (i) gains realized on the disposition of such United States Holder’s Common Shares and (ii) certain “excess distributions” (generally, distributions received in the current taxable year that are in excess of 125% of the average distributions received during the three preceding years or, if shorter, such United States Holder’s holding period) by the Company. Pursuant to these rules, a Non-Electing Holder generally would be required to pro rate all gains realized on the disposition of any of its Common Shares and all excess distributions on its Common Shares over its entire holding period. All gains or excess distributions allocated to prior years of a United States Holder (other than any year before the first taxable year of the Company during such United States Holder’s holding period for which it was a PFIC) would be taxed at the highest tax rate for each such prior year applicable to ordinary income. A Non-Electing Holder also would be liable for interest on the foregoing tax liability for each such prior year calculated as if such liability had been due with respect to each such prior year but had not been paid until the taxable year within which the gains or excess distributions have occurred. The balance of the gain or the excess distribution would be treated as ordinary income in the year of the disposition or distribution, and no interest charge would be incurred with respect to such balance. Neither the QEF nor the mark-to-market election is available with respect to Rights, and therefore, the rules described above generally apply to gain realized on the disposition of Rights if the Company is a PFIC.

If the Company is a PFIC and the Common Shares are considered “marketable stock” for purposes of the PFIC rules, a United States Holder may avoid the imposition of the additional tax and interest described above by making a mark-to-market election in the first year of its holding period in such Common Shares. The Common Shares will be marketable stock if they are regularly traded on a qualifying exchange that is either (i) a national securities exchange which is registered with the Securities and Exchange Commission or the national market system established pursuant to the U.S. Exchange Act, or (ii) any exchange or other market that the United States Treasury Department determines is adequate. The Company believes that the TSX meets this test, and accordingly, provided that the Common Shares are regularly traded on the TSX, a United States Holder should be able to make a mark-to-market election with respect to the Common Shares if the Company is classified as a PFIC. If a United States Holder chooses to make a mark-to-market election, such United States Holder must include in ordinary income for each taxable year for which the election is in effect, and during which the Company is a PFIC, an amount equal to the excess, if any, of the fair market value of its Common Shares as of the close of the taxable year over its adjusted tax basis in the Common Shares. In addition, the United States Holder may claim an ordinary loss deduction for the excess, if any, of its adjusted tax basis in the Common Shares over the fair market value of the Common Shares at the close of the taxable year, but only to the extent of any prior net mark-to-market gains. United States Holders are urged to consult their own tax advisors as to the consequences of marking a mark-to-market election.

Under the Code, a United States Holder of shares of a PFIC may also make a QEF election with respect to shares of the PFIC. United States Holders should consult with their tax advisor as to the availability and consequences of the

QEF election. In particular, an election to treat the Company as a QEF will not be available if the Company does not provide the information necessary to make such an election. It is not expected that a United States Holder will be able to make a QEF election because the Company does not intend to provide United States Holders with the information necessary to make a QEF election.

If the Company is a PFIC, each United States Holder of Common Shares may be required to file an annual report with the IRS and failure to file such report could result in the imposition of penalties on such United States Holder. United States Holders are urged to consult their own tax advisors as to the requirement to file an annual report and the penalties that may apply for failing to file such annual report.

Additional Tax on Passive Income

An additional 3.8% tax will generally be imposed on the “net investment income” of individuals, estates and trusts whose income exceeds certain thresholds. “Net investment income” generally includes the following: (1) gross income from interest and dividends other than from the conduct of a non-passive trade or business; (2) other gross income from a passive trade or business; and (3) net gain attributable to the disposition of property other than property held in a non-passive trade or business. Therefore, dividends on, and capital gains from the sale or other taxable disposition of, the Common Shares and Rights may be subject to this additional tax.

United States Information Reporting and Backup Withholding Tax

Under United States federal income tax law and regulations, certain categories of United States Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. Penalties for failure to file certain of these information returns are substantial. In addition, new United States return disclosure obligations (and related penalties for failure to disclose) have also been imposed on United States individuals that hold certain specified foreign financial assets in excess of US$50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also may include the Common Shares and Rights. United States Holders of Common Shares and/or Rights should consult with their own tax advisors regarding the requirements of filing any information returns.

Dividends on Common Shares and proceeds from the sale or other disposition of Common Shares and/or Rights that are paid in the United States or by a United States-related financial intermediary will be subject to United States information reporting rules, unless a United States Holder is a corporation or other exempt recipient. In addition, payments that are subject to information reporting may be subject to backup withholding (currently at a 28% rate) if a United States Holder does not provide its taxpayer identification number and otherwise comply with the backup withholding rules. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules are available to be credited against a United States Holder’s United States federal income tax liability and may be refunded to the extent they exceed such liability, provided the required information is provided to the IRS in a timely manner.

RISK FACTORS

An investment in any of the Offered Securities is subject to a number of risks. In addition, the Company is subject to a number of risks due to the nature of the industry in which it operates, the present state of development of its business and the foreign jurisdictions in which it carries on business. A prospective purchaser of Offered Securities should carefully consider the risk factors set forth below as well as the other information contained in and incorporated by reference into this Prospectus before investing in any of the Offered Securities, including by exercising Rights and acquiring additional Common Shares. The following is a summary description of the material risks and uncertainties to which the Company is subject. Some of the following statements are forward-looking and actual results may differ materially from the results anticipated in these forward-looking statements. Please refer to the section titled “Forward-Looking Statements” in this Prospectus. If any of such risks or risks not currently known to the Company actually occurs or materializes, our business, financial condition or results of operations could be adversely affected, even materially adversely affected.

Risks Related to the Rights Offering

Shareholders may suffer significant dilution in connection with the Rights Offering.

If a Shareholder does not exercise its Rights for Common Shares pursuant to the Basic Subscription Privilege, or if a Shareholder sells or transfers its Rights, the Shareholder’s current ownership percentage may be significantly diluted by the issuance of Common Shares pursuant to the exercise of Rights by other holders of such Rights and/or, if applicable, the purchase of Standby Shares by Rio Tinto. The completion of the Rights Offering will also result in the triggering of the anti-dilution adjustments of the Series D Warrants and the issuance to Rio Tinto of the Anti-Dilution Series D Warrants, the adjustment to the exercise price of the Series D Warrants, the anti-dilution adjustments to be made to outstanding Stock Options and the equivalent adjustments to the Anti-Dilution Subscription Right, and the corresponding issuances of Common Shares upon the exercise of any such Convertible Securities.

The Company has 1,006,116,599 Common Shares outstanding as of the date of this Prospectus. Assuming the Rights Offering is fully subscribed for or the purchase of the Standby Shares to the extent that Rights are unexercised, the Company expects to issue 1,006,116,599 Common Shares on the Closing Date and Anti-Dilution Series D Warrants entitling Rio Tinto to acquire 74,247,460 Common Shares, based on the number of Common Shares outstanding as of November 25, 2013. Additional Rights will be issued, and additional Common Shares will become issuable pursuant to the exercise of such Rights, if the number of Common Shares outstanding on the Record Date is greater than the number of Common Shares outstanding on the date of this Prospectus.

No prior trading market exists for the Rights.

Even upon Rights being admitted for trading on the NYSE and NASDAQ and listing of the Rights on the TSX, holders may not be able to resell Rights acquired. There can be no assurance that an active trading market will develop in the Rights on the NYSE, NASDAQ or TSX or, if developed, that such market will be sustained. To the extent an active trading market for the Rights does not develop, the pricing of the Rights in the secondary market, the transparency and availability of trading prices and liquidity of the Rights would be adversely affected, which may have a material adverse impact on the Company and its share price.

Rio Tinto’s agreement to exercise its Basic Subscription Privilege and provide the Standby Commitment may be terminated under certain circumstances, although the Company would likely still be required in such circumstances to proceed with the Rights Offering.

Rio Tinto’s obligations to exercise its Basic Subscription Privilege and to provide the Standby Commitment are subject to the satisfaction of a number of conditions by the Closing Date (which must occur on or before January 13, 2014). Under the terms of the 2013 MOA, Rio Tinto has the right to not exercise its Basic Subscription Privilege and/or to not provide the Standby Commitment in certain circumstances including, but not limited to, the occurrence of a “Material Adverse Change” (as defined in the 2013 MOA). See “Details of the Rights Offering – Standby Commitment”. If Rio Tinto becomes entitled to not exercise, and does not exercise, its Basic Subscription Privilege and/or to not provide, and does not provide, the Standby Commitment, the Rights Offering may not be fully subscribed and the anticipated proceeds of the Rights Offering may not be fully realized. The receipt of net proceeds from the Rights Offering in an amount less than the aggregate amount of funds to allow the Company to fully repay the indebtedness owing under the Interim Funding Facility and the New Bridge Facility would have a material adverse effect on the Company and on the value and trading price of the Common Shares as the Company does not currently have sufficient cash or alternate sources of financing available to repay the indebtedness owing under the Interim Funding Facility and the New Bridge Facility on or before the earlier of the second business day following the Closing Date and January 15, 2014. In addition, in the event that the indebtedness owing under the Interim Funding Facility and the New Bridge Facility is not repaid on or before the earlier of the second business day following the Closing Date and January 15, 2014 and forbearance is not provided by the Lender, the Lender would be entitled to enforce its security over all of the Company’s assets, including all of the Company’s direct and indirect equity ownership and debt interests in the Oyu Tolgoi Project. Additionally, the Continuing Covenants in the 2013 MOA prohibit the Company from creating, incurring or permitting to remain outstanding any indebtedness other than certain permitted indebtedness or from issuing Preferred Shares. As a result of these restrictions, the Company may not incur indebtedness for borrowed money or issue debt securities, other securities convertible into debt securities or Preferred Shares while the Continuing Covenants are in force and effect unless it obtains a waiver from the Lender permitting the incurrence of such indebtedness or the issuance of such securities. The Continuing Covenants thus restrict the Company’s ability to obtain alternative financing in the event the anticipated net proceeds of the Rights Offering are not realized.

Once the Rights have commenced trading on the NYSE, NASDAQ and the TSX, we will be required to proceed with the Rights Offering, subject to limited exceptions, even if Rio Tinto is not required to and does not exercise its Basic Subscription Privilege and/or does not provide the Standby Commitment. Under applicable stock exchange rules, once the Rights have commenced trading, the essential terms of the Rights Offering, including the Subscription Price and Expiry Date, cannot be modified absent extremely exceptional circumstances. If the Rights have commenced trading and Rio Tinto becomes entitled to terminate its obligations under the Basic Subscription Privilege and/or the Standby Commitment prior to the Closing Date, the Company may still be required to proceed with the Rights Offering even if the anticipated proceeds of the Rights Offering may not be sufficient to avoid a default under the Interim Funding Facility and the New Bridge Facility. To the extent the termination of Rio Tinto’s obligations under the Basic Subscription Privilege and/or the Standby Commitment would constitute a material change which requires the Company to file an amendment to this Prospectus, Canadian Subscribers would have a right to withdraw any Subscription Payments made for a period of two business days after receipt or deemed receipt of an amended prospectus, although such statutory withdrawal right would not be available to United States Holders or to other holders of Rights who are not Canadian Subscribers. Under such circumstances, Subscription Payments made by non-Canadian Subscribers may not be recoverable. The occurrence of an event of default under the Interim Funding Facility and/or the New Bridge Facility would have a material adverse effect on the Company’s business, operations and financial condition and on the value and trading price of the Common Shares issuable to Subscribers upon the exercise of Rights and it is likely that the Rights would, in such circumstances, lose all or substantially all of their value.

Liquidity of the Common Shares may be negatively impacted by the Rights Offering.

The liquidity of the Common Shares may be negatively impacted by the Rights Offering in the event that Rio Tinto as provider of the Standby Commitment is required to take up and pay for a large number of Standby Shares, which would result in potential increased percentage ownership by the Rio Tinto Group of the Common Shares of the Company.

Exercises of Rights may not be revoked.

If the Common Share trading price declines below the Subscription Price for the Common Shares, effectively resulting in a loss of some or all of the Subscribers’ Subscription Payment, Subscribers may not revoke or change the exercise of Rights after they send in their subscription forms and payment.

If the Rights Offering does not proceed, neither the Company nor the Subscription Agent will have any obligation to you except to return any Subscription Payments paid.

If the Rights Offering does not proceed for any reason, although any Subscription Payments paid in connection with the exercise of Rights would be returned promptly to Subscribers by the Subscription Agent without interest or deduction, all outstanding Rights would cease to be exercisable for Common Shares and would lose all of their value. In such circumstances, any person who had purchased Rights in the market would lose the entire purchase price paid to acquire such Rights.

A large number of Common Shares may be issued and subsequently sold upon the exercise of the Rights.

To the extent that Subscribers that exercise Rights sell the Common Shares underlying such Rights, the market price of our Common Shares may decrease due to the additional selling pressure in the market. The risk of dilution from issuances of Common Shares underlying the Rights may cause shareholders to sell their Common Shares, which may have a material adverse impact on the Company and its share price. Sales by Shareholders might also make it more difficult for the Company to sell equity securities at a time and price that it deems appropriate.

The sale of Common Shares issued upon exercise of the Rights could encourage short sales by third parties, which could depress the price of the Common Shares.

Any downward pressure on the price of Common Shares caused by the sale of Common Shares underlying the Rights could encourage short sales by third parties. In a short sale, a prospective seller borrows Common Shares from a Shareholder or broker and sells the borrowed Common Shares. The prospective seller hopes that the Common Share price will decline, at which time the seller can purchase Common Shares at a lower price for delivery back to the lender. The seller profits when the Common Share price declines because it is purchasing Common Shares at a price lower than the sale price of the borrowed Common Shares. Such sales could place downward pressure on the price of our Common Shares by increasing the number of Common Shares being sold, which may have a material adverse impact on the Company and its share price.

The Subscription Price is not necessarily an indication of value.

In accordance with the terms of the 2013 MOA, the Subscription Price was agreed to by the Company and Rio Tinto through negotiations prior to the filing of this Prospectus. The Company’s objective in agreeing on the Subscription Price with Rio Tinto is to encourage holders of Rights to exercise their Rights. The Subscription Price does not necessarily bear any relationship to the book value of the Company’s assets, past operations, cash flows, losses, financial condition, net worth or any other established criteria for value. Holders of Rights should not consider the Subscription Price to be an indication of the Company’s value or of the Common Shares to be offered in the Rights Offering, and the Common Shares may trade at prices above or below the Subscription Price.

A decline in the market price of the Common Shares may occur.

The trading price of the Common Shares in the future may decline below the Subscription Price. The Company can give no assurance that the Subscription Price will remain below any future trading price for the Common Shares. Future prices of the Common Shares may adjust positively or negatively depending on various factors, including the Company’s future revenues, cash flows and operations and overall conditions affecting the Company’s business, economic trends and the securities markets and changes in the estimated value and prospects for the Company’s projects.

Subscribers outside of Canada or the United States are subject to exchange rate risk.

The Subscription Price may be paid either in Canadian dollars or U.S. dollars. Accordingly, any Subscriber outside of Canada or the United States is subject to adverse movements in their local currency against either the Canadian dollar or the U.S. dollar.

Potential additional dilution may occur for holders of Common Shares.

Following the Rights Offering, a substantial amount of additional financing would be required to further develop the Oyu Tolgoi Project, including further development of the underground mine. The Company and its controlling shareholder, Rio Tinto, are currently evaluating future financing requirements of the Oyu Tolgoi Project and various alternatives to address any such requirements, including but not limited to the issuance of equity, instruments convertible into equity or various forms of debt including senior debt at the Oyu Tolgoi LLC level. The Company has issued Common Shares or other instruments convertible into equity in the past and cannot predict the size or price of any future issuances of Common Shares or other instruments convertible into equity, which could include additional rights offerings to holders of Common Shares at a significant discount to the then prevailing Common Share price, and the effect, if any, that such future issuances and sales will have on the market price of the Company’s securities. Also, the Continuing Covenants in the 2013 MOA prohibit the Company from creating, incurring or permitting to remain outstanding any indebtedness other than certain permitted indebtedness or issuing Preferred Shares without the prior consent of Rio Tinto. Any additional issuances of Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares may ultimately result in dilution to the holders of Common Shares, dilution in any future earnings per share of the Company and may have a material adverse effect upon the market price of the Common Shares.

The trading price of our Common Shares has been and may continue to be subject to large fluctuations, which may result in losses to investors.

The price of our Common Shares is likely to be significantly affected by changes in and forecasts for commodity prices and currency exchange fluctuation. Factors such as fluctuations in our operating results, the result of any public announcements made by us, views on value expressed by Rio Tinto, other shareholders of the Company and other market participants, and general market conditions can also have an adverse effect on the market price of our securities. The trading price of our Common Shares has been and may continue to be subject to large fluctuations, which may result in losses to investors. The high and low closing sale prices of our Common Shares on the NYSE were US$19.84 and US$7.13 in 2012 and US$9.51 and US$3.93 in 2013 to date, respectively. The high and low closing sale prices of our Common Shares on the TSX were C$20.30 and C$7.05 in 2012 and C$9.39 and C$4.03 in 2013 to date, respectively.

In the event that a substantial portion of Subscribers elect to pay the Subscription Price in Canadian dollars and the Canadian dollar were to significantly decrease in value as against the U.S. dollar between the date of this Prospectus and the Closing Date, the Company may not be able to repay all U.S. dollar denominated amounts under the Interim Funding Facility and the New Bridge Facility, which would result in the Company being in default of both funding facilities.

As described under “Use of Proceeds”, the Company intends to use the proceeds from the Rights Offering to repay all amounts outstanding under the Interim Funding Facility and the New Bridge Facility and to pay the Standby Purchaser Fee and all fees and expenses payable in connection therewith, substantially all of which amounts are payable in U.S. dollars. Under the Rights Offering, Eligible Holders have the option to pay the Subscription Price in either U.S. dollars or Canadian dollars. In the event that a substantial portion of Subscribers elect to pay the Subscription Price in Canadian dollars and the Canadian dollar were to significantly decrease in value as against the U.S. dollar between the date of this Prospectus and the Closing Date, the aggregate amount of net proceeds of the Rights Offering, including any proceeds received by the Company in Canadian dollars and then converted by the Company into U.S. dollars at the prevailing exchange rate on the Closing Date, may not be sufficient to repay all amounts payable in U.S. dollars under the Interim Funding Facility and the New Bridge Facility, which would result in the Company being in default of both funding facilities. In the event that the entire indebtedness owing to the Lender under both the Interim Funding Facility and the New Bridge Facility is not repaid on or before the earlier of the second business day following the Closing Date and January 15, 2014, and forbearance is not provided by the Lender, the Lender would be entitled to enforce its security over all of the Company’s assets, including all of the Company’s direct and indirect ownership and debt interests in the Oyu Tolgoi Project. The occurrence of an event of default under the Interim Funding Facility and/or the New Bridge Facility would have a material adverse effect on the Company’s business, operations and financial condition and on the value or trading price of the Common Shares issuable to Subscribers upon the exercise of Rights and it is likely that the Rights would, in such circumstances, lose all or substantially all of their value.

Risks Related to the Business

The Company may be limited in its ability to enforce the Investment Agreement against Mongolia, a sovereign government.

The Investment Agreement imposes numerous obligations and commitments upon the Government of Mongolia that provide clarity and certainty in respect of the development and operation of the Oyu Tolgoi Project. The Investment Agreement also includes a dispute resolution clause that requires the parties to resolve disputes through international commercial arbitration procedures. Nevertheless, if and to the extent that the Government of Mongolia does not observe the terms and conditions of the Investment Agreement, there may be limitations on the Company’s ability to enforce the terms of the Investment Agreement against the Government of Mongolia, which is a sovereign nation, regardless of the outcome of an arbitration proceeding. If the terms of the Investment Agreement cannot be enforced effectively, the Company could be deprived of substantial rights and benefits arising from its investment in the Oyu Tolgoi Project with little or no recourse against the Government of Mongolia for fair and reasonable compensation. Irrespective of the ultimate outcome of any potential dispute, any requirement to engage in discussions or proceedings with the Government of Mongolia, whether or not formal, would result in significant delays, expense and diversion of management’s attention. Such an outcome would have a material adverse impact on the Company and its share price.

The Oyu Tolgoi Project is operated as a corporate/government joint venture and is subject to joint venture risk.

Although the Shareholders’ Agreement contemplates that the Company will maintain a controlling interest in the Oyu Tolgoi Project, the Government of Mongolia also holds a significant stake in what is effectively a corporate joint venture involving a government entity. In addition, a portion of the Oyu Tolgoi Project property is held subject to a joint venture agreement with Entrée Gold Inc., a Canadian exploration stage resource company in which the Company directly holds a 9.4% interest and Rio Tinto directly holds an 11.3% interest. As such, part of the Oyu Tolgoi Project is, to a certain extent, a joint venture within a joint venture. Therefore, the Company will be subject, on multiple levels, to all of the risks to which participants in mining joint ventures are typically exposed. Such risks include the potential for disputes respecting development, operation and financing matters (including Oyu Tolgoi LLC board and Mongolian governmental approvals in respect of the Oyu Tolgoi Project Financing) resulting from multiple levels of corporate and/or governmental approvals and differing sophistication in relevant business and technical matters, inequality of bargaining power and incompatible strategic and economic objectives (both in the short term and the longer term) among the joint venture partners.

The Company’s ability to carry on business in Mongolia is subject to legal and political risk.

Although the Company expects that the Investment Agreement will continue to bring significant stability and clarity to the legal, political and operating environment in which the Company will develop and operate the Oyu Tolgoi Project, the Company is still subject to potential legal and political risks in Mongolia.

The Ovoot Tolgoi Mine is not covered by the Investment Agreement. SouthGobi holds its interest in its Mongolian mineral exploration and development projects indirectly through mining licences and exploration licences, and the rights with respect to those activities may be subject to changes in legislation or government regulations or changes in political attitudes within Mongolia. On April 16, 2012, MRAM announced its intention to suspend certain of SouthGobi’s exploration and mining licences. On September 6, 2012, subsequent to the termination of Aluminum Corporation of China’s proportional take-over bid for up to 60% of the common shares of SouthGobi, SouthGobi received official notification from MRAM confirming that, as of September 4, 2012, all exploration and mining licences held by it were in good standing.

There can be no absolute assurance that the Company’s assets will not be subject to nationalization, requisition, expropriation or confiscation, whether legitimate or not, by any authority or body. In addition, there can be no assurance that neighbouring countries’ political and economic policies in relation to Mongolia will not have adverse economic effects on the development of the Company’s mining projects, including its ability to access power, transport and sell its products and access construction labour, supplies and materials.

There is no assurance that provisions under Mongolian law for compensation and reimbursement of losses to investors under such circumstances would be effective to restore the full value of the Company’s original investment or to compensate for the loss of the current value of the Mongolian projects. Insofar as the Government of Mongolia is a sovereign entity against which the terms of the Investment Agreement may take considerable time to enforce (if enforceable at all), this risk applies to the Oyu Tolgoi Project despite the provisions of the Investment Agreement respecting nationalization and expropriation. Similarly, other projects in Mongolia in which the Company holds a direct or indirect interest that are not covered by the Investment Agreement, such as the Ovoot Tolgoi Mine, may be affected in varying degrees by, among other things, government regulations with respect to restrictions on production, price controls, export controls, income and other taxes, environmental legislation, mine safety and annual fees to maintain mineral licences in good standing. There can be no assurance that Mongolian laws protecting foreign investments will not be amended or abolished or that existing laws will be enforced or interpreted to provide adequate protection against any or all of the risks described above.

The legal framework in Mongolia is, in many instances, based on recent political reforms or newly enacted legislation, which may not be consistent with long-standing conventions and customs. Although legal title risks in respect of the Oyu Tolgoi Project are believed to be significantly mitigated by the terms of the Investment Agreement, there may still be ambiguities, inconsistencies and anomalies in the other agreements, licences and title documents through which the Company holds its interests in other mineral resource properties in Mongolia, or the underlying legislation upon which those interests are based, which are atypical of more developed legal systems and which may affect the interpretation and enforcement of the Company’s rights and obligations. Mongolian institutions and bureaucracies responsible for administrating laws may lack the experience necessary to apply such laws in a modern business context. Many laws have been enacted, but in many instances they are neither understood nor enforced and may be applied in an inconsistent, arbitrary and unfair manner, while legal remedies may be uncertain, delayed or unavailable. These laws or their enforcement by national, regional or local authorities can adversely affect, among other things, water access rights, operating costs resulting from unanticipated increases in tariff rates and overall assessment of risk. Accordingly, while the Company believes that it has taken the legal steps necessary to obtain and hold its property and other interests in Mongolia, there can be no guarantee that such steps will be sufficient to preserve those interests.

There can be no assurance that the Company will be capable of raising the additional funding that it needs to continue development of the Oyu Tolgoi Project. In particular, but without limiting the scope of the foregoing statement, there can be no assurance that Oyu Tolgoi Project Financing will be available or that the corporate, governmental and other approvals required for its implementation will be obtained.

Development of the open pit mine at the Oyu Tolgoi Project has been completed and shipments of concentrate to customers has commenced. However, further development of the Oyu Tolgoi Project depends upon the Company’s ability to obtain a reliable source of funding. Volatility in capital markets and commodity prices and other macroeconomic factors may adversely affect the Company’s ability to secure project financing. Even if macroeconomic factors are conducive to securing project financing, there can be no assurance that final agreement with the project lenders will be reached on terms reasonably satisfactory to the Company and Rio Tinto or that the Company or Rio Tinto will continue to pursue project financing for the Oyu Tolgoi Project. In addition, the Company operates in a region of the world that is prone to economic and political upheaval and instability, which may make it more difficult to obtain sufficient debt financing from project lenders.

The Company received notification in late July 2013 from the Government of Mongolia that Oyu Tolgoi Project Financing would require approval of the Mongolian Parliament. Senior representatives of the Government of Mongolia have since indicated that approval of Oyu Tolgoi Project Financing is a matter for the board of directors of Oyu Tolgoi LLC rather than the Mongolian Government, and recent discussions indicate progress and a willingness from all parties to co-operate to resolve outstanding issues. However key issues relating to the Oyu Tolgoi Project remain unresolved, including the sharing of economic value from the project, clarification of initial development and construction costs, access to water, and the timing, completion and Oyu Tolgoi LLC shareholder approval of the feasibility study for the expansion of operations. Some uncertainty remains regarding the approvals process and timing required to resolve the complex outstanding issues to enable completion of the proposed project financing package. As a result, there can be no assurance that these matters will be resolved in a manner that is satisfactory to the Company or Rio Tinto and that Oyu Tolgoi Project Financing will be available within a reasonable time frame to permit development of the underground mine within current cost estimates, on schedule or at all. Further, there can be no assurance that the corporate, governmental and other approvals required to implement Oyu Tolgoi Project Financing will be obtained or that, even if all such required approvals are obtained, Oyu Tolgoi Project Financing will be available on the currently proposed terms or at all.

To the extent the Company and Rio Tinto determine to proceed with development of the underground mine without having secured adequate project debt financing, the Company could seek to issue Common Shares or instruments convertible into equity, including through future rights offerings, which issuances could result in dilution to the holders of Common Shares and have a material adverse effect upon the market price of Common Shares. Under the terms of the Continuing Covenants forming part of the 2013 MOA, the Company is prohibited from creating, incurring or permitting to remain outstanding any indebtedness, other than certain permitted indebtedness, or from issuing Preferred Shares. As a result of these restrictions, in seeking to raise additional capital the Company may not incur indebtedness for borrowed money or issue debt securities, other securities convertible into debt securities or Preferred Shares while the Continuing Covenants are in force and effect unless it obtains a waiver from Rio Tinto permitting the incurrence of such indebtedness or the issuance of such securities.

Recent and future amendments to Mongolian laws could adversely affect the Company’s mining rights in the Oyu Tolgoi Project or its other projects, or make it more difficult or expensive to develop such projects and carry out mining in Mongolia.

The Government of Mongolia has put in place a framework and environment for foreign direct investment. However, there are political constituencies within Mongolia that have espoused ideas that would not be regarded by the international mining industry as conducive to foreign investment if they were to become law or official government policy. This was evidenced by revisions to Mongolia’s minerals laws in 2006 and the enactment of a windfall profits tax that same year (that has since been repealed) as well as by the recent passage of legislation to control foreign direct investment in strategic sectors of the Mongolian economy, including mining. There can be no assurance that the present or future Parliament will refrain from enacting legislation that undermines the Investment Agreement or that the present or a future government will refrain from adopting government policies or seeking to renegotiate the terms of the Investment Agreement (which was threatened in both 2011 and 2012) in ways that are adverse to the Company’s interests or that impair the Company’s ability to develop and operate the Oyu Tolgoi Project or other projects on the basis presently contemplated, which may have a material adverse impact on the Company and its share price.

The Investment Agreement includes a number of future covenants that may be outside of the control of the Company to perform.

The Investment Agreement commits the Company to perform many obligations in respect of the development and operation of the Oyu Tolgoi Project. While performance of many of these obligations is within the effective control of the Company, the scope of certain obligations may be open to interpretation. Further, the performance of other obligations may require co-operation from third parties or may be dependent upon circumstances that are not necessarily within the control of the Company. For example:

•

Mongolian nationals must represent at least 90% of the Oyu Tolgoi Project work force now that commercial production has been attained and 50% of the Oyu Tolgoi Project’s engineers must be Mongolian nationals within five years, increasing to 70% after ten years. Achieving or maintaining these targets is contingent upon the availability of a sufficient number of qualified personnel, which is not wholly within the Company’s control. Currently, approximately 89% of Oyu Tolgoi LLC’s employees are Mongolian nationals. It is anticipated that by the end of 2013, 90% of Oyu Tolgoi LLC’s employees will be Mongolian nationals in line with the requirement of the Investment Agreement.

•

Oyu Tolgoi LLC is obligated to utilize only Mongolian power sources within four years of commencing commercial production. Such sources of power may not be available or may be available upon commercial terms that are less advantageous than those available from other potential power suppliers.

•

Although Oyu Tolgoi LLC has reached commercial production, there is a risk that unforeseen mining or processing difficulties may be encountered that could prevent Oyu Tolgoi LLC from maintaining the required commercial production levels.

•

Oyu Tolgoi LLC is obligated to use Mongolian services, transportation and freight facilities on a priority basis to the extent such services and materials are available on a competitive time, cost, quantity and quality basis. Such services and facilities may not be available to the extent required or may be available upon commercial terms that are less advantageous than those available from other sources.

•

Oyu Tolgoi LLC has community development commitments and social responsibility obligations. There is a risk that Oyu Tolgoi LLC will be unable to meet the expectations or demands of relevant community stakeholders to the extent contemplated to allow Oyu Tolgoi LLC to meet its commitments under the Investment Agreement.

•

The extension of the term of the Investment Agreement from 30 years to 50 years and then to 70 years is subject to a number of conditions, including the Company having demonstrated that the Oyu Tolgoi Project has been operated in accordance with industry best practices in terms of national and community benefits, environment and health and safety practices. The inherently subjective nature of these criteria creates the risk that the Company and the Government of Mongolia may disagree as to whether the conditions for extending the term of the Investment Agreement have been met.

Despite the Company’s best efforts, such provisions are not necessarily within its control and non-fulfilment of any such provision may result in a default under the Investment Agreement. Such a default could result in termination of the Investment Agreement or damages accruing, which may have a material adverse impact on the Company and its share price.

Rio Tinto, as the holder of a majority of the Common Shares and as manager of the Oyu Tolgoi Project, has the ability to exert a significant degree of control over the Company and Oyu Tolgoi LLC.

Rio Tinto, together with its affiliates, owns a majority of the outstanding Common Shares and can exercise its voting power to elect all of the members of the Board of Directors, subject to the agreed limitations in the HOA. Rio Tinto can also exercise its majority voting power to unilaterally pass any ordinary resolution submitted to a vote of the Company’s shareholders, except for resolutions in respect of which Rio Tinto is an interested party and for which disinterested shareholder approval is required. In addition, under the HOA, Rio Tinto was appointed as manager of the Oyu Tolgoi Project which provides Rio Tinto with responsibility for the management of the Oyu Tolgoi Project. Pursuant to the terms of the HOA, a majority of the Board of Directors must be independent directors at least until the earlier of January 18, 2014 or the date on which the Company ceases to be a reporting issuer under Canadian securities laws.

Rio Tinto is also able to exert a significant degree of control over the management, development and operation of the Oyu Tolgoi Project through a series of governance mechanisms established under the PPA and the HOA. These include the Technical Committee established under the PPA, and the Operating Committee established under the HOA, through which Rio Tinto is able to control decisions respecting the business of Oyu Tolgoi LLC subject to a veto of the Company in respect of certain special matters.

The interests of Rio Tinto and the interests of the Company’s other shareholders are not necessarily aligned in all respects and there can be no assurance that Rio Tinto will exercise its rights as the Company’s majority shareholder and its other contractual rights under the PPA, the HOA, the 2012 MOA and the 2013 MOA in a manner that is consistent with the best interests of either the Company or the Company’s other shareholders.

The actual cost of developing the Oyu Tolgoi Project may differ materially from the Company’s estimates and involve unexpected problems or delays.

The Company’s estimates regarding the cost of development and operation of the Oyu Tolgoi Project are estimates only and are based on many assumptions and analyses made by the Company’s management in light of their experience and perception of historical trends, current conditions and expected future developments, as well as other factors management believes are appropriate in the circumstances. These estimates and the assumptions upon which they are based are subject to a variety of risks and uncertainties and other factors that could cause actual expenditures to differ materially from those estimated. If these estimates prove incorrect, the total capital expenditures required to complete development of the Oyu Tolgoi Project underground mine may increase, which may have a material adverse impact on the Company, its results of operations, financial condition and share price.

There are also a number of uncertainties inherent in the development and construction of any new or existing mine, including the Oyu Tolgoi Project. These uncertainties include the timing and cost, which can be considerable, of the construction of mining and processing facilities; the availability and cost of skilled labour, process water, power and transportation, including costs of transport for the supply chain for the Oyu Tolgoi Project, which requires routing approaches which have not been fully tested; the annual usage fees payable to the local province for sand, aggregate and water; the availability and cost of appropriate smelting and refining arrangements; and the need to obtain necessary environmental and other government permits, such permits being on reasonable terms, and the timing of those permits. The cost, timing and complexities of mine construction and development are increased by the remote location of a property such as the Oyu Tolgoi Project.

It is common in new mining operations and in the development or expansion of existing facilities to experience unexpected problems and delays during development, construction and mine start-up, which may cause delays in the commencement or expansion of mineral production. In particular, funding and development of the Oyu Tolgoi Project underground mine has been delayed until matters with the Mongolian government can be resolved and a new timetable agreed. Any of these delays could impact disclosed project economics. Accordingly, there is no assurance that the current or future development, construction or expansion activities will be successfully completed within cost estimates, on schedule or at all and, if completed, there is no assurance that such activities will result in profitable mining operations.

Changes in, or more aggressive enforcement of, laws and regulations could adversely impact the Company’s business.

Mining operations and exploration activities are subject to extensive laws and regulations. These relate to production, development, exploration, exports, imports, taxes and royalties, labour standards, occupational health, waste disposal, protection and remediation of the environment, access to water, mine decommissioning and reclamation, mine safety, toxic substances, transportation safety and emergency response and other matters.

Compliance with these laws and regulations increases the costs of exploring, drilling, developing, constructing, operating and closing mines and other facilities. It is possible that the costs, delays and other effects associated with these laws and regulations may impact the Company’s decision as to whether to continue to operate in a particular jurisdiction or whether to proceed with exploration or development of properties. Since legal requirements change frequently, are subject to interpretation and may be enforced to varying degrees in practice, the Company is unable to predict the ultimate cost of compliance with these requirements or their effect on operations. Furthermore, changes in governments, regulations and policies and practices could have an adverse impact on the Company’s future cash flows, earnings, results of operations and financial condition, which may have a material adverse impact on the Company and its share price.

The Company is exposed to risks of changing political stability and government regulation in the countries in which it operates.

The Company holds mineral interests in countries which may be affected in varying degrees by political stability, government regulations relating to the mining industry and foreign investment therein, and the policies of other nations in respect of these countries. Any changes in regulations or shifts in political conditions are beyond the control of the Company and may adversely affect its business. The Company’s operations may be affected in varying degrees by government regulations, including those with respect to restrictions on production, price controls, export controls, income and other taxes, expropriation of property, employment, land use, water use, environmental legislation and mine safety. Although the recent issues with Chinese customs relating to the collection of shipments of concentrate have been resolved, future disputes or issues with customs officials affecting the shipment of the Company’s products and the ability of its customers to collect such products may arise and could have an adverse effect on the Company’s ability to collect and/or recognize revenue. The Company’s operations may also be affected to varying degrees by political and economic instability, economic or other sanctions imposed by other nations, terrorism, military repression, crime, extreme fluctuations in currency exchange rates and high inflation.

In certain areas where the Company is active, the regulatory environment is in a state of continuing change, and new laws, regulations and requirements may be retroactive in their effect and implementation. The laws of certain of the countries in which the Company operates also have the potential to be applied in an inconsistent manner due to the substantial administrative discretion granted to the responsible government official. As such, even the Company’s best efforts to comply with the laws and regulations may not result in effective compliance in the determination of government bureaucrats, which may have a material adverse impact on the Company and its share price.

The disclosed resource and reserve estimates for the Company’s projects are estimates only and are subject to change based on a variety of factors, some of which are beyond the Company’s control. The Company’s actual production, revenues and capital expenditures may differ materially from these estimates.

The disclosed estimates of reserves and resources in this Prospectus and in the documents incorporated by reference herein, including the anticipated tonnages and grades that will be achieved or the indicated level of recovery that will be realized, are estimates and no assurances can be given as to their accuracy. Such estimates are, in large part, based on interpretations of geological data obtained from drill holes and other sampling techniques, and large scale continuity and character of the deposits will only be determined once significant additional drilling and sampling has been completed and analyzed. Actual mineralization or formations may be different from those predicted. Reserve and resource estimates are materially dependent on prevailing metal prices and the cost of recovering and processing minerals at the individual mine sites. Market fluctuations in the price of metals or increases in the costs to recover metals from the Company’s mining projects may render mining of ore reserves uneconomical and affect the Company’s operations in a materially adverse manner. Moreover, various short-term operating factors may cause a mining operation to be unprofitable in any particular accounting period.

Prolonged declines in the market price of metals may render reserves containing relatively lower grades of mineralization uneconomic to exploit and could materially reduce the Company’s reserves and resources. Should such reductions occur, material write-downs of the Company’s investments in mining properties or the discontinuation of development or production might be required, and there could be cancellations of or material delays in the development of new projects, increased net losses and reduced cash flow. The estimates of mineral reserves and resources attributable to a specific property are based on internationally accepted engineering and evaluation principles. The estimated amount of contained metals in Proven mineral reserves and Probable mineral reserves does not necessarily represent an estimate of a fair market value of the evaluated properties.

The financial modeling for the Oyu Tolgoi Project is based on projected future metal prices. The prices used reflected organizational consensus pricing views and opinions and are subjective in nature. It should be expected that actual prices will be different than the prices used for such modelling (either higher or lower), and the differences could be significant.

There are numerous uncertainties inherent in estimating quantities of mineral reserves and resources. The estimates referenced in this Prospectus and in the documents incorporated by reference herein are based on various assumptions relating to commodity prices and exchange rates during the expected life of production, mineralization of the area to be mined, the projected cost of mining, and the results of additional planned development work. Actual future production rates and amounts, revenues, taxes, operating expenses, environmental and regulatory compliance expenditures, development expenditures, and recovery rates may vary substantially from those assumed in the estimates. Many of the projections and estimates are based on subjective views and assumptions. Any significant change in these assumptions, including changes that result from variances between projected and actual results, could result in material downward revision to current estimates, which may have a material adverse impact on the Company and its share price.

A number of the uncertainties relate to the costs and availability of smelting services for the metals mined from the Oyu Tolgoi Project, which require arrangements with third parties and involve the potential for fluctuating costs to transport the metals and fluctuating costs and availability of such services. These costs can be significantly impacted by a variety of industry-specific and also regional and global economic factors (including, among others, those which affect commodity prices). Many of these factors are beyond the Company’s control.

Mining projects are sensitive to the volatility of metal prices.

The long-term viability of the Oyu Tolgoi Project depends in large part on the world market prices of copper, gold and silver. The market prices for these metals are volatile and are affected by numerous factors beyond the Company’s control. These factors include international economic and political trends, expectations of inflation, global and regional demand, currency exchange fluctuations, interest rates and global or regional consumption patterns, speculative activities, increased production due to improved mining and production methods and economic events, including the performance of Asia’s economies. Ongoing worldwide economic uncertainty could lead to prolonged recessions in many markets which may, in turn, result in reduced demand for commodities, including base and precious metals.

The aggregate effect of these factors on metal prices is impossible to predict. Should prevailing metal prices be depressed or below variable production costs of the Company’s current and planned mining operations for an extended period, losses may be sustained and, under certain circumstances, there may be a curtailment or suspension of some or all of the Company’s mining, development and exploration activities. The Company would also have to assess the economic impact of any sustained lower metal prices on recoverability and, therefore, the cut-off grade and level of the Company’s reserves and resources. These factors could have an adverse impact on the Company’s future cash flows, earnings, results of operations, stated reserves and financial condition, which may have a material adverse impact on the Company and its share price.

The following table sets forth for the periods indicated: (i) the London Metals Exchange’s high, low and average settlement prices for copper in U.S. dollars per pound; (ii) the high, low and average London afternoon fixing prices for gold in U.S. dollars per ounce; and (iii) the high, low and average London afternoon fixing prices for silver in U.S. dollars per ounce.

Year	Copper			Gold			Silver
	High	Low	Average	High	Low	Average	High	Low	Average
2008	$4.08	$1.26	$3.15	$1,011	$713	$872	$20.92	$8.88	$14.99
2009	$3.33	$1.38	$2.34	$1,213	$810	$972	$19.18	$10.51	$14.67
2010	$4.42	$2.76	$3.42	$1,421	$1,058	$1,225	$30.70	$15.14	$20.19
2011	$4.62	$3.05	$4.00	$1,895	$1,319	$1,572	$48.70	$26.16	$35.12
2012	$3.93	$3.29	$3.61	$1,792	$1,540	$1,669	$37.23	$26.67	$31.15
Jan. 1, 2013 to Sept. 30, 2013	$3.75	$3.01	$3.35	$1,694	$1,192	$1,456	$32.23	$18.61	$24.80

Under Mongolia’s Resolution No. 175, the Government of Mongolia may seek contribution or reimbursement from Oyu Tolgoi LLC for compensation it provides to third parties adversely affected by Resolution No. 175.

In June 2011, the Government of Mongolia passed Resolution No. 175, the purpose of which is to authorize the designation of certain defined land areas for “special needs” in proximity to the Oyu Tolgoi Project. These special needs areas are to be used for infrastructure facilities for the development of the Oyu Tolgoi Project, if required. Most of the land areas designated for special needs are subject to existing mineral exploration and mining licences issued by the Government of Mongolia to third parties and, in certain cases, a mineral resource has been declared and registered with the applicable governmental authorities in respect of such licences. It is not entirely clear at this time what areas of land covered by Resolution No. 175 may be required for the purposes of infrastructure for the Oyu Tolgoi Project and, if required, what level of impact that may have, if any, on third parties holding mineral exploration and mining licences over such areas. Oyu Tolgoi LLC has entered into certain consensual arrangements with some of the affected third parties and is seeking to complete consensual arrangements with all affected third parties. If Oyu Tolgoi LLC cannot enter into consensual arrangements with an affected third party and such third party’s rights to use and access the subject land area are ultimately adversely affected by the application of Resolution No. 175, compensation to such third parties will be payable under Mongolian legislation as indicated by Resolution No. 175.

It has not been formally confirmed by the Government of Mongolia that any consensual arrangements Oyu Tolgoi LLC enters into with affected third parties will make the application of Resolution No. 175 to those affected third parties unnecessary or of no adverse effect. It is not clear at this time whether the Government of Mongolia will alone assume the obligation to pay such compensation to third parties, or whether it will require Oyu Tolgoi LLC to pay all or a portion of such compensation.

The Company is subject to substantial environmental and other regulatory requirements and such regulations are becoming more stringent. Non-compliance with such regulations, either through current or future operations or a pre-existing condition, could materially adversely affect the Company.

All phases of the Company’s operations are subject to environmental regulations in the various jurisdictions in which it operates and has operated. For example, the Oyu Tolgoi Project is subject to a requirement to meet environmental protection obligations. The Company must complete an Environmental Protection Plan for approval by the Government of Mongolia and complete a report prepared by an independent expert on environmental compliance every three years.

Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions. Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Environmental legislation is evolving in a manner which will likely require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s operations. Environmental hazards may exist on the properties in which the Company holds interests which are presently unknown to the Company and which have been caused by previous or existing third party owners or operators of the properties. Government approvals and permits are also often required in connection with various aspects of the Company’s operations. To the extent such approvals are required and not obtained, the Company may be delayed or prevented from proceeding with planned exploration or development of its mineral properties, which may have a material adverse impact on the Company and its share price.

Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on the Company and cause increases in capital expenditures or production costs or reductions in levels of production at producing properties or require abandonment or delays in development of new mining properties, which may have a material adverse impact on the Company and its share price.

Previous mining operations may have caused environmental damage at current and former mining projects of the Company, and if the Company cannot prove that such damage was caused by such prior operators, its indemnities and exemptions from liability may not be effective.

The Company has received exemptions from liability from relevant governmental authorities for environmental damage caused by previous mining operations at current and former mining projects, including at the Kyzyl Gold Project in Kazakhstan and the Cloncurry Tenements in Australia. There is a risk, however, that, if an environmental accident occurred at those sites, it may be difficult or impossible to assess the extent to which environmental damage was caused by the Company’s activities or the activities of other operators. In that event, the liability exemptions could be ineffective and possibly worthless, which may have a material adverse impact on the Company and its share price.

The Company’s ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions imposed by law, foreign currency exchange regulations and financing arrangements.

The Company conducts its operations through subsidiaries. Its ability to obtain dividends or other distributions from its subsidiaries may be subject to restrictions on dividends or repatriation of earnings under applicable local law, including any tax obligations, monetary transfer restrictions and foreign currency exchange regulations in the jurisdictions in which the subsidiaries operate. The ability of our subsidiaries to pay dividends or make other distributions to the Company is also subject to their having sufficient funds to do so. The Company notes that its cash and cash equivalents at September 30, 2013 includes SouthGobi’s balance of US$16.1 million, which amount is not available for the Company’s use. If the subsidiaries are unable to pay dividends or make other distributions, the Company’s growth may be inhibited unless it is able to obtain additional equity or debt financing on acceptable terms. In the event of a subsidiary’s liquidation, the Company may lose all or a portion of its investment in that subsidiary. The Company expects to be able to rely on the terms of the Investment Agreement to pay dividends out of Mongolia, subject to certain restrictions contained in the Investment Agreement, but will be unable to do so in respect of projects that are not covered by the terms of the Investment Agreement, which may have a material adverse impact on the Company and its share price.

The Government of Mongolia T-Bill may remain illiquid beyond the stated maturity date.

On October 20, 2009, as an adjunct to the Investment Agreement, Oyu Tolgoi LLC purchased a T-bill from the Government of Mongolia, with a face-value of US$115.0 million, for US$100.0 million. The T-Bill was assigned to the Company by Oyu Tolgoi LLC in November 2012. The T-Bill will mature on October 20, 2014. Mongolia continues to maintain a relatively high level of debt and, as such, its debt securities carry a higher level of risk than similar securities issued by countries with lower debt and more developed economies. There is no assurance that the Company will be able to readily convert the T-Bill into cash upon the stated maturity date, and the inability to do so could have a material adverse impact on the Company’s cash position, which may have a material adverse impact on the Company and its share price.

The Company is subject to anti-corruption legislation.

The Company is subject to the U.S. Foreign Corrupt Practices Act and other similar legislation, such as, but not necessarily limited to, Canada’s Corruption of Foreign Public Officials Act and the United Kingdom’s Bribery Act (collectively, “Anti-Corruption Legislation”), which prohibits the Company or any officer, director, employee or agent of the Company or any stockholder of the Company acting on its behalf from paying, offering to pay, or authorizing the payment of anything of value to any foreign government official, government staff member, political party, or political candidate in an attempt to obtain or retain business or to otherwise influence a person working in an official capacity. The Anti-Corruption Legislation also requires public companies to make and keep books and records that accurately and fairly reflect their transactions and to devise and maintain an adequate system of internal accounting controls. The Company’s international activities create the risk of unauthorized payments or offers of payments by its employees, consultants or agents, even though they may not always be subject to its control. The Company strictly prohibits these practices by its employees and agents. However, the Company’s existing safeguards and any future improvements may prove to be less than effective, and its employees, consultants or agents may engage in conduct for which we might be held responsible. Any failure by the Company to adopt appropriate compliance procedures and ensure that its employees and agents comply with the Anti-Corruption Legislation and applicable laws and regulations in foreign jurisdictions could result in substantial penalties or restrictions on its ability to conduct its business, which may have a material adverse impact on the Company and its share price.

SouthGobi is subject to governmental, regulatory and internal investigations, the outcome of which is unclear at this time but could have a material adverse effect on the Company.

SouthGobi is subject to investigations by the Mongolian Independent Authority Against Corruption (the “IAAC”) and the Mongolian State Investigation Office (“SIA”) regarding allegations against SouthGobi and some of its employees involving possible breaches of Mongolian laws, including anti-corruption, money-laundering and taxation laws.

Neither SouthGobi nor any of its employees have been charged in connection with the IAAC’s investigation, but certain current and former employees of SouthGobi have been advised that they are suspects and three former SouthGobi employees have been informed that they have each been designated as “accused” in connection with the allegations of tax evasion. The IAAC had imposed orders placing a travel ban on those employees, and administrative restrictions on certain of SouthGobi’s Mongolian assets, including local bank accounts, in connection with its investigation of those allegations. SouthGobi has been designated as a “civil defendant” in connection with the tax evasion allegations, and it may potentially be held financially liable for the criminal misconduct of its former employees under Mongolian law. The orders placing restrictions on certain of SouthGobi’s Mongolian assets could ultimately result in an event of default of SouthGobi’s convertible credit facility. In the event that the orders result in an event of default of SouthGobi’s convertible credit facility that remains uncured for ten business days, the principal amount owing and all accrued and unpaid interest will become immediately due and payable upon notice to SouthGobi by the holder of the convertible credit facility, a wholly owned subsidiary of China Investment Corporation. As at the date of this Prospectus, an amount of approximately US$98.3 million is outstanding under SouthGobi’s convertible credit facility. See Note 9 to the Company’s unaudited interim consolidated financial statements as at and for the three and nine-month periods ended September 30, 2013, which are incorporated by reference herein, for information regarding SouthGobi’s convertible credit facility.

Through SouthGobi’s Audit Committee (comprised solely of independent directors) (the “SouthGobi Audit Committee”), SouthGobi is conducting an internal investigation into possible breaches of law, internal corporate policies and codes of conduct arising from the allegations that have been raised.

The Chair of the SouthGobi Audit Committee is also participating in a tripartite committee, which includes the Chair of the Company’s Audit Committee and a representative of Rio Tinto. The committee is focused on the investigation of a number of those allegations, including possible violations of anti-corruption laws. The tripartite committee substantially completed the investigative phase of its activities during the third quarter of 2013. SouthGobi continues to cooperate with the IAAC, SIA and with Canadian and United States government and regulatory authorities that are monitoring the Mongolian investigations. It is possible that these authorities may subsequently conduct their own review or investigation or seek further information from SouthGobi and until all such reviews or investigations are complete the SouthGobi Audit Committee and the tripartite committee’s work may be considered ongoing.

The investigations referred to above could result in one or more Mongolian, Canadian, United States or other governmental or regulatory agencies taking civil or criminal action against SouthGobi, or any of its affiliates, including the Company, or any of the current or former employees of the foregoing. The likelihood or consequences of such an outcome are unclear at this time but could include equitable relief or financial or other penalties, which could be material, and which could have a material adverse effect on the Company.

There can be no assurance that the interests held by the Company in its exploration, development and mining properties are free from defects or that material contractual arrangements between the Company and entities owned or controlled by foreign governments will not be unilaterally altered or revoked.

The Company has investigated its rights to explore and exploit its various properties and, to the best of its knowledge, those rights are in good standing, but no assurance can be given that such rights will not be revoked, or significantly altered, to the detriment of the Company. There can also be no assurance that the Company’s rights will not be challenged or impugned by third parties. The Company has also applied for rights to explore, develop and mine various properties, but there is no certainty that such rights, or any additional rights applied for, will be granted on terms satisfactory to the Company or at all, which may have a material adverse impact on the Company and its share price.

The Company is currently engaged in an SEC comment letter process relating to revenue recognition accounting treatment regarding certain sales of coal by its majority-owned subsidiary, SouthGobi, which process could result in a requirement to file future supplements to or further restatements of the Company’s financial disclosure.

The Company has received comment letters from the staff (the “Staff”) of the SEC relating to the Annual Report on Form 40-F for the year ended December 31, 2012 filed with the SEC on March 25, 2013. The Staff’s comments addressed accounting and disclosure matters primarily related to revenue recognition accounting under U.S. GAAP in respect of certain sales of coal by our majority-owned subsidiary SouthGobi. The Company has concluded that the restatement of its consolidated financial statements as described under “Summary Description of the Business – Recent Developments – Restatement of 2012 Financial Statements” and “Summary Description of the Business – Recent Developments – Third Quarter 2013 Financial and Operational Results” appropriately addresses the timing of revenue recognition for these transactions. However, as of the date of this Prospectus, the Staff’s comments remain unresolved, and until these comments are resolved the Company cannot predict whether the Staff will require it to supplement its disclosures or further restate or make other changes to its historical consolidated financial statements, including with respect to the financial information contained in the Company’s previously filed annual and quarterly reports. If the Company is required to supplement its disclosures or further restate its previously reported financial statements in any way, it could have a material adverse effect on the Company’s results of operations and on the value or trading price of its Common Shares.

The Company does not expect to pay dividends for the foreseeable future.

The Company has not paid any dividends on its Common Shares to date and it does not intend to declare dividends for the foreseeable future, as it anticipates that it will reinvest future earnings, if any, in the development and growth of the Oyu Tolgoi Project and its business generally. Therefore, investors will not receive any funds unless they sell their Common Shares, and investors may be unable to sell their Common Shares on favourable terms or at all. The Company cannot give any assurance of a positive return on investment or that investors will not lose the entire amount of their investment in Common Shares. Prospective investors seeking or needing dividend income or liquidity should not purchase Common Shares.

There is no assurance that the Company will be capable of consistently producing positive cash flows.

As of the date of this Prospectus, the Company has not produced positive cash flows from operations, and there can be no assurance of its ability to operate its projects profitably. While commercial production from the open pit at the Oyu Tolgoi Project has commenced and concentrate has been shipped to customers in China, which is expected to generate working capital in 2014, there is no assurance that the Company will be capable of producing positive cash flow on a consistent basis or arranging a sufficient amount of capital, whether through project debt financing or otherwise, to fund the development of the underground mine, which may have a material adverse impact on the value of the Oyu Tolgoi Project and, consequently, on the Company and its share price.

There is no guarantee that any exploration or development activity will result in additional commercial production.

Development of a mineral property is contingent upon obtaining satisfactory exploration results. Mineral exploration and development involves substantial expenses and a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to adequately mitigate. There is no assurance that additional commercial quantities of ore will be discovered on any of the Company’s exploration properties. There is also no assurance that, even if commercial quantities of ore are discovered, a mineral property will be brought into commercial production. The discovery of mineral deposits is dependent upon a number of factors, not the least of which is the technical skill of the exploration personnel involved. The commercial viability of a mineral deposit, once discovered, is also dependent upon a number of factors, some of which are the particular attributes of the deposit, such as size, grade and proximity to infrastructure, metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals, and environmental protection. In addition, assuming discovery of a commercial ore body, depending on the type of mining operation involved, several years can elapse from the initial phase of drilling until commercial operations are commenced. Most of the above factors are beyond the control of the Company.

The Company cannot insure against all of the risks associated with mining.

Exploration, development and production operations on mineral properties involve numerous risks and hazards, including rock bursts, slides, fires, earthquakes or other adverse environmental occurrences; industrial accidents; labour disputes; political and social instability; technical difficulties due to unusual or unexpected geological formations; failures of pit walls, shafts, head frames, underground workings; and flooding and periodic interruptions due to inclement or hazardous weather condition.

These risks can result in, among other things, damage to, and destruction of, mineral properties or production facilities; personal injury (and even loss of life); environmental damage; delays in mining; monetary losses; and legal liability.

It is not always possible to obtain insurance (or to fully insure) against all such risks and the Company may decide not to insure against certain risks as a result of high premiums or other reasons. The occurrence of an event that is not fully covered or covered at all, by insurance, could have a material adverse effect on the Company’s financial condition, results of operations and cash flows and could lead to a decline in the value of the securities of the Company. The Company does not maintain insurance against political or environmental risks, which may have a material adverse impact on the Company and its share price.

The loss of, or a substantial decline in sales to, a top customer could have a material adverse effect on the Company’s revenues and profitability.

A reduction or delay in orders from leading customers, including reductions or delays due to market, economic or competitive conditions, could have a material adverse effect upon the Company’s results of operations. Customers that account for significant revenue in fiscal 2013 may not generate similar levels of or any revenue in any future period. The failure to obtain new significant customers or additional orders from existing customers may materially affect the Company’s operating results. The Company anticipates that its dependence on a limited number of customers in any given fiscal year will continue for the foreseeable future. There is a risk that existing customers will elect not to do business with the Company in the future or will experience financial or other difficulties.

The Company faces risks associated with enforcement of its contractual rights.

The Company has customer contracts with certain Chinese companies. Enforcement of existing and future laws and contracts in China is subject to uncertainty, and the implementation and interpretation of them may be inconsistent. The promulgation of new laws and changes to existing laws may adversely affect foreign companies with operations in China or contracts with Chinese counterparties, such as the Company’s. These uncertainties could limit the legal protections available to the Company. Any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. The Company’s inability to enforce its contractual rights could have a material adverse effect on its business and profitability.

The Company’s prospects depend on its ability to attract and retain key personnel.

Recruiting and retaining qualified personnel is critical to the Company’s success. The number of persons skilled in the acquisition, exploration and development of mining properties is limited and competition for such persons is intense. The Company believes that it has been successful in recruiting the necessary personnel to meet its corporate objectives but, to the extent the Company’s business activity grows and it commences development of the Oyu Tolgoi Project’s underground mine, it will require additional key financial, operational, mining and management personnel, as well as additional staff on the operations side. The Company is also dependent on the Rio Tinto Group for the secondment of skilled labour at the Oyu Tolgoi Project, particularly in the construction and early development phases. Although the Company believes that it will be successful in attracting and retaining qualified personnel, including qualified secondees from the Rio Tinto Group, there can be no assurance of such success.

In addition, pursuant to the terms of the Investment Agreement, the Company is obligated to hire a specific number of Mongolian nationals as the Oyu Tolgoi Project continues in commercial production. Among other obligations, the Company must use its best endeavours to ensure that within five years of the Oyu Tolgoi Project attaining commercial production, at least 50%, and within ten years of the Oyu Tolgoi Project attaining commercial production, at least 70% of the engineers employed at the Oyu Tolgoi Project are Mongolian nationals (and failure to meet these levels will result in financial penalties).

Certain directors of the Company are directors or officers of, or have shareholdings in, other mineral resource companies and there is the potential that such directors will encounter conflicts of interest with the Company.

Certain of the directors of the Company are directors, officers or employees of, or have shareholdings in, other mineral resource companies and, to the extent that such other companies may participate in ventures in which the Company may participate, the directors of the Company may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. In all cases where directors and officers have an interest in another resource company, such directors and officers may have conflicts of interest, such as where such other companies may also compete with the Company for the acquisition of mineral property rights.

In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict to a meeting of the directors of the Company and will generally abstain from voting for or against the approval of such participation or such terms. In appropriate cases, the Company will establish a special committee of independent directors to review a matter in which several directors, or management, may have a conflict. In accordance with the YBCA, the directors of the Company are required to act honestly, in good faith and in the best interests of the Company. In determining whether or not the Company will participate in a particular program and the interest therein to be acquired by it, the directors will primarily consider the potential benefits to the Company, the degree of risk to which the Company may be exposed and its financial position at that time.

Capital markets are volatile, and capital may not at all times be available on terms acceptable to the Company or at all.

Securities markets throughout the world are cyclical and, over time, tend to undergo high levels of price and volume volatility, and the market price of securities of many companies, particularly those in the resource sector, can experience wide fluctuations which are not necessarily related to the operating performance, underlying asset values or prospects of such companies. Increased levels of volatility and resulting market turmoil could adversely impact the Company and its share price.

If the Company is required to access credit markets to carry out its development objectives, the state of domestic and international credit markets and other financial systems could affect the Company’s access to, and cost of, capital. If these credit markets were significantly disrupted, as they were in 2007 and 2008, such disruptions could make it more difficult for the Company to obtain, or increase its cost of obtaining, capital and financing for its operations. Such capital may not be available on terms acceptable to the Company or at all, which may have a material adverse impact on the Company and its share price.

The Company may become a PFIC, which could have adverse U.S. federal income tax consequences to United States Holders of Common Shares.

Based on the scope of its current and projected operations, the Company believes that it may become a PFIC in the current tax year or in the future. However, the determination of the Company’s PFIC status for any year is very fact-specific, and is dependent on continued active operations either by SouthGobi or through other projects, the value of the Company’s resources and reserves, legal and political risks, and other factors beyond the Company’s control. Accordingly, there can be no assurance in this regard. If the Company is classified as a PFIC, United States Holders of Common Shares could be subject to adverse U.S. federal income tax consequences, including increased tax liabilities and possible additional reporting requirements, which may have a material adverse impact on the Company and its share price. See “Certain United States Federal Income Tax Considerations – PFIC Considerations” for more information.

The Company may from time to time hold substantial funds in cash and cash equivalents and there is a risk that financial market turmoil or other extraordinary events could prevent the Company from obtaining timely access to such funds or result in the loss of such funds.

The Company may from time to time hold substantial funds in cash and cash equivalents, including treasury bills, money market funds and bank deposits. Management has adopted a conservative investment philosophy with respect to such funds, as the Company may require that these funds be used on short notice to support its business objectives. Nevertheless, there is a risk that an extraordinary event in financial markets generally or with respect to an obligor under an investment individually will occur that prevents the Company from accessing its cash and cash equivalent investments. Such an event could, in the case of delayed liquidity, have a negative impact on implementation of time sensitive business objectives that require access to such funds or such an event could, in extreme circumstances, result in the loss of some or all of such funds.

LEGAL MATTERS

Certain legal matters relating to Canadian law will be passed upon for us by Norton Rose Fulbright Canada LLP and certain legal matters relating to U.S. law will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP. Certain legal matters relating to Canadian law in connection with the Standby Commitment will be passed upon on behalf of Rio Tinto by McCarthy Tétrault LLP. As at the date of this Prospectus, the partners and associates of Norton Rose Fulbright Canada LLP as a group beneficially own, directly or indirectly, less than one percent of any class of our securities.

EXPERTS

Disclosure of a scientific or technical nature in the AIF in respect of the Oyu Tolgoi Project was prepared under the supervision of Kendall Cole-Rae, B.Sc (Geology), an employee of the Rio Tinto Group, a registered member of the Society for Mining, Metallurgy and Exploration (SME #4138633), and a “qualified person” as that term is defined in NI 43-101.

The technical report dated March 25, 2013 and filed on SEDAR, titled “2013 Oyu Tolgoi Technical Report” by AMC Consultants Pty Ltd (“AMC”), was prepared by Bernard Peters, B. Eng. (Mining), FAusIMM, of AMC, who was responsible for the overall preparation of the report and the mineral reserve estimate of the report; Sharron Sylvester, B.Sc Geology, MAIG (RPGeo), of AMC, who was responsible for preparation of the mineral resource estimate of the report; Malcolm Bridges, B.Sc (Hons), FAusIMM, of AMC, who was responsible for the preparation of the geotechnical sections; and Alan Riles, B.Metallurgy (Hons Class I), MAIG, of AMC, who was responsible for preparation of the sections related to processing.

To the knowledge of the Company, none of the experts referred to above nor the qualified persons employed by the companies responsible for preparation of those reports or other qualified persons who contributed to the reports, hold any outstanding Common Shares.

AUDITORS, REGISTRAR AND TRANSFER AGENT AND SUBSCRIPTION AGENT

Since April 2, 2012, PricewaterhouseCoopers LLP, Chartered Accountants, Vancouver, British Columbia, has been the auditor of the Company and Deloitte LLP was the auditor of the Company from January 1995 until April 2, 2012. The consolidated annual financial statements (restated) for the year ended December 31, 2012, incorporated by reference into this Prospectus, have been audited by PricewaterhouseCoopers LLP. The consolidated annual financial statements (restated), before the effects of adjustments to reflect the correction of errors and to retrospectively reflect discontinued operations as described in Notes 28 and 29(b) of the consolidated annual financial statements (restated) for the year ended December 31, 2011, incorporated by reference into this Prospectus, have been audited by Deloitte LLP. PricewaterhouseCoopers LLP have also audited the adjustments to the 2011 consolidated financial statements (restated) arising from the correction of errors described in Note 28(a) and (b) and the retrospective reclassification of the discontinued operation described in Notes 28(c) and 29(b).

As at the date of their report, being March 19, 2012, Deloitte LLP was independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia. PricewaterhouseCoopers LLP is independent within the meaning of the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and has complied with the SEC’s rules on auditor independence.

The registrar and transfer agent for the Common Shares in Canada is CST Trust Company at its principal offices in Vancouver, British Columbia and Toronto, Ontario. CST Trust Company, with its principal office in the City of Toronto, is acting as the Subscription Agent for the Rights Offering. The Subscription Agent will also act as depositary for the Rights Offering, and as registrar and transfer agent with respect to the Rights as well as any Common Shares issued upon the exercise of Rights or any Standby Shares issued pursuant to the Standby Commitment. We will pay all customary fees and expenses of the Subscription Agent related to the Rights Offering. We have also agreed to indemnify the Subscription Agent with respect to certain liabilities that it may incur in connection with the Rights Offering.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been or will be filed with the SEC as part of the Registration Statement of which this Prospectus forms a part insofar as required by the SEC’s Form F-10: the documents referred to under the heading “Documents Incorporated by Reference”; consent of PricewaterhouseCoopers LLP; consent of Deloitte LLP; consent of Norton Rose Fulbright Canada LLP; consent of Bernard Peters, Sharron Sylvester, Malcolm Bridges, Alan Riles, AMC Consultants Pty Ltd. and Kendall Cole-Rae; and powers of attorney from directors and officers of the Company.

US$2.40/C$2.53

TURQUOISE HILL RESOURCES LTD.

Rights to Subscribe for 1,006,116,599 Common Shares

at a Price of US$2.40 per Common Share or C$2.53 per Common Share

SHORT FORM PROSPECTUS

November 25, 2013

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO

OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

The Registrant’s constating documents contain indemnification provisions and the Registrant has entered into agreements with respect to the indemnification of its officers and directors against all costs, charges, damages, fines, penalties, awards and expenses, including amounts payable to settle actions or satisfy judgments, actually and reasonably incurred by them, and amounts payable to settle actions and satisfy judgments, in civil, criminal or administrative actions or proceedings to which they are made party by reason of being or having been a director or officer of the Registrant.

The Registrant maintains insurance for the benefit of its directors and officers against liability in their respective capacities as directors and officers except where the liability relates to the person’s failure to act honestly and in good faith and with a view to the best interests of the Registrant. The directors and officers are not required to pay any premium in respect of the insurance. The policy contains standard industry exclusions.

Applicable Legislation

Section 126 of the Yukon Business Corporations Act provides, in part, as follows:

(1)	Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify directors or officers of the corporation, former directors or officers of the corporation or persons who act or acted at the corporation’s request as directors or officers of a body corporate of which the corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made party because they are or have been directors or officers of that corporation or body corporate, if

(a)	they acted honestly and in good faith with a view to the best interests of the corporation; and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

(2)	A corporation may with the approval of the Supreme Court of the Yukon Territory (the “Supreme Court”) indemnify persons referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which they are made party by reason of being or having been directors or officers of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by them in connection with the action if they fulfil the conditions set out in paragraphs (1)(a) and (b).

(3)	Despite anything in this section, persons referred to in subsection (1) are entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by them in connection with the defence of any civil, criminal or administrative action or proceeding to which they are made party because they are or have been directors or officers of the corporation or body corporate, if the person seeking indemnity

(a)	was substantially successful on the merits in the defence of the action or proceeding;

(b)	fulfils the conditions set out in paragraphs(1)(a) and (b); and

(c)	is fairly and reasonably entitled to indemnity.

(4)	A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by them

(a)	in their capacity as a director or officer of the corporation, except when the liability relates to their failure to act honestly and in good faith with a view to the best interests of the corporation; or

(b)	in their capacity as a director or officer of another body corporate if they act or acted in that capacity at the corporation’s request, except when the liability relates to their failure to act honestly and in good faith with a view to the best interests of the body corporate.

(5)	A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

(6)	On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy in the United States as expressed in the Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description

4.1	Annual Information Form of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 25, 2013).

4.2	Restated Audited Comparative Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2012 and 2011, together with the notes thereto and the auditors’ reports thereon (incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on November 14, 2013).

4.3	Restated Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2012 (incorporated by reference to Exhibit 99.3 of Amendment No. 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on November 14, 2013).

4.4	Unaudited Interim Comparative Consolidated Financial Statements of the Registrant as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 14, 2013).

4.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 14, 2013).

4.6	Management Information Circular of the Registrant dated March 22, 2013 prepared in connection with the Company’s annual meeting of shareholders held on May 10, 2013 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on March 26, 2013).

4.7	Material Change Report of the Registrant dated July 5, 2013 relating to the entering into of the Short Term Bridge Funding Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on July 8, 2013).

4.8	Material Change Report of the Registrant dated August 6, 2013 relating to a notification received from the Government of Mongolia regarding the need for parliamentary approval of the Oyu Tolgoi Project Financing and the resulting determination to delay funding and development of the Oyu Tolgoi underground mine (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on August 6, 2013).

4.9	Material Change Report of the Registrant dated August 16, 2013 relating to the receipt by the Registrant of an advance payment for the sale of the Registrant’s 50% interest in Altynalmas Gold and the entering into of the Binding Term Sheet for the New Financing Package (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on August 19, 2013).

4.10	Material Change Report of the Registrant dated November 19, 2013 relating to the filing by the Registrant of a preliminary prospectus in connection with the Rights Offering and the extension of the maturity dates of the Interim Funding Facility and the New Bridge Facility (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 19, 2013).

5.1	Consent of Deloitte LLP, Independent Registered Chartered Accountants.

5.2	Consent of PricewaterhouseCoopers LLP, Independent Auditor.

*5.3	Consent of Norton Rose Fulbright Canada LLP.

*5.4	Consent of Bernard Peters.

*5.5	Consent of Sharron Sylvester.

*5.6	Consent of Malcolm Bridges.

*5.7	Consent of Alan Riles.

*5.8	Consent of AMC Consultants Pty Ltd.

*5.9	Consent of Kendall Cole-Rae.

*6.1	Powers of Attorney.

*	Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.	Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2.	Consent to Service of Process.

Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 25th day of November, 2013.

TURQUOISE HILL RESOURCES LTD.

By:	/s/ Dustin S. Isaacs
	Name:	Dustin S. Isaacs
	Title:	General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Klingner	Director and Chairman	November 25, 2013

/s/ Kay Priestly Kay Priestly	Chief Executive Officer and Director (Principal Executive Officer)	November 25, 2013

* Chris Bateman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 25, 2013

* Rowena Albones	Director	November 25, 2013

* Virginia Flood	Director	November 25, 2013

* Jill Gardiner	Director	November 25, 2013

* Peter Gillin	Director	November 25, 2013

* Warren Goodman	Director	November 25, 2013

* Isabelle Hudon	Director	November 25, 2013

* Charles Lenegan	Director	November 25, 2013

III-2

	Signature	Title	Date

	* Russel Robertson	Director	November 25, 2013

	* Jeffery Tygesen	Director	November 25, 2013

*By:	/s/ Kay Priestly Kay Priestly Attorney-in-Fact

III-3

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Amendment No. 1 to the Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on November 25, 2013.

THR DELAWARE HOLDINGS, LLC

By:	/s/ Stewart Beckman
	Name:	Stewart Beckman
	Title:	President

III-4

EXHIBIT INDEX

Exhibit No.	Description

4.1	Annual Information Form of the Registrant (incorporated by reference to Exhibit 99.1 of the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on March 25, 2013).

4.2	Restated Audited Comparative Consolidated Financial Statements of the Registrant as at and for the years ended December 31, 2012 and 2011, together with the notes thereto and the auditors’ reports thereon (incorporated by reference to Exhibit 99.2 of Amendment No. 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on November 14, 2013).

4.3	Restated Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended December 31, 2012 (incorporated by reference to Exhibit 99.3 of Amendment No. 1 to the Registrant’s Annual Report on Form 40-F for the fiscal year ended December 31, 2012 filed with the Securities and Exchange Commission on November 14, 2013).

4.4	Unaudited Interim Comparative Consolidated Financial Statements of the Registrant as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012 (incorporated by reference to Exhibit 99.1 of the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 14, 2013).

4.5	Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant as at September 30, 2013 and for the three- and nine-month periods ended September 30, 2013 and 2012 (incorporated by reference to Exhibit 99.2 of the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 14, 2013).

4.6	Management Information Circular of the Registrant dated March 22, 2013 prepared in connection with the Company’s annual meeting of shareholders held on May 10, 2013 (incorporated by reference to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on March 26, 2013).

4.7	Material Change Report of the Registrant dated July 5, 2013 relating to the entering into of the Short Term Bridge Funding Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on July 8, 2013).

4.8	Material Change Report of the Registrant dated August 6, 2013 relating to a notification received from the Government of Mongolia regarding the need for parliamentary approval of the Oyu Tolgoi Project Financing and the resulting determination to delay funding and development of the Oyu Tolgoi underground mine (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on August 6, 2013).

4.9	Material Change Report of the Registrant dated August 16, 2013 relating to the receipt by the Registrant of an advance payment for the sale of the Registrant’s 50% interest in Altynalmas Gold and the entering into of the Binding Term Sheet for the New Financing Package (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on August 19, 2013).

4.10	Material Change Report of the Registrant dated November 19, 2013 relating to the filing by the Registrant of a preliminary prospectus in connection with the Rights Offering and the extension of the maturity dates of the Interim Funding Facility and the New Bridge Facility (incorporated by reference to Exhibit 99.1 to the Registrant’s Report on Form 6-K furnished to the Securities and Exchange Commission on November 19, 2013).

5.1	Consent of Deloitte LLP, Independent Registered Chartered Accountants.

5.2	Consent of PricewaterhouseCoopers LLP, Independent Auditor.

*5.3	Consent of Norton Rose Fulbright Canada LLP.

*5.4	Consent of Bernard Peters.

*5.5	Consent of Sharron Sylvester.

*5.6	Consent of Malcolm Bridges.

*5.7	Consent of Alan Riles.

*5.8	Consent of AMC Consultants Pty Ltd.

*5.9	Consent of Kendall Cole-Rae.

*6.1	Powers of Attorney.

*	Previously filed.

III-5